                                                                 EXHIBIT 10.23

================================================================================

                           SECOND AMENDED AND RESTATED


                                 LOAN AGREEMENT

                                      among

                          PETROLEUM HELICOPTERS, INC.,

                                       and

                             BANK OF AMERICA, N.A.,

                             WHITNEY NATIONAL BANK,

                                  BANK ONE, NA,

                                       and

                              BANK OF AMERICA, N.A.
                                    as Agent,
                                       and
                          Letter of Credit Issuing Bank



                            Dated as of July 3, 2001

                                TABLE OF CONTENTS


Section                                                                                                        Page
-------                                                                                                        ----


SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.......................................................................2
         1.01     Defined Terms...................................................................................2
         1.02     Use of Certain Terms...........................................................................29
         1.03     Accounting Terms...............................................................................29
         1.04     Rounding.......................................................................................29
         1.05     Exhibits and Schedules.........................................................................29
         1.06     References to Agreements and Laws..............................................................30

SECTION 2. THE LOANS, THE COMMITMENTS AND EXTENSIONS OF CREDIT...................................................30
         2.01     Term Loans.....................................................................................30
         2.02     Revolving Credit Loans.........................................................................31
         2.03     Revolving Credit Borrowings and Continuations of Loans.........................................32
         2.04     Letters of Credit..............................................................................33
         2.05     Prepayments....................................................................................38
         2.06     Reduction or Termination of Commitments........................................................41
         2.07     Interest.......................................................................................41
         2.08     Fees...........................................................................................42
         2.09     Computation of Interest and Fees...............................................................42
         2.10     Making Payments................................................................................42
         2.11     Funding Sources................................................................................44

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY................................................................44
         3.01     Taxes..........................................................................................44
         3.02     Illegality.....................................................................................45
         3.03     Inability to Determine Rates...................................................................45
         3.04     Increased Cost and Reduced Return; Capital Adequacy............................................45
         3.05     Breakfunding Costs.............................................................................46
         3.06     Matters Applicable to all Requests for Compensation............................................46
         3.07     Recapture......................................................................................47
         3.08     Survival.......................................................................................47

SECTION 4. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT..........................................................47
         4.01     Conditions of Initial Extension of Credit......................................................47
         4.02     Conditions to all Extensions of Credit.........................................................49

SECTION 5. REPRESENTATIONS AND WARRANTIES........................................................................49
         5.01     Existence and Qualification; Power; Compliance with Laws.......................................49
         5.02     Power; Authorization; Enforceable Obligations..................................................50
         5.03     No Legal Bar...................................................................................50
         5.04     Financial Statements; No Material Adverse Effect...............................................50
         5.05     Litigation.....................................................................................50
         5.06     No Default.....................................................................................51
         5.07     Ownership of Property; Liens; Warranty of Title; Leases........................................51
         5.08     Taxes..........................................................................................51

         5.09     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................52
         5.10     ERISA Compliance...............................................................................52
         5.11     Intangible Assets..............................................................................53
         5.12     Compliance With Laws...........................................................................53
         5.13     Environmental Compliance.......................................................................53
         5.14     Insurance......................................................................................53
         5.15     Disclosure.....................................................................................54
         5.16     Franchises, Permits, Etc.......................................................................54
         5.17     Description of and Title to Aviation Units and Engines.........................................54
         5.18     Registered Office/Chief Executive Office.......................................................54
         5.19     Title to Parts and Receivables.................................................................55
         5.20     Section 1110 of Bankruptcy Reform Act of 1978..................................................55
         5.21     Status as Air Carrier..........................................................................55
         5.22     Capitalization; Subsidiaries...................................................................55
         5.23     EMTALA.........................................................................................56
         5.24     Medicare and Medicaid Programs; Licensure......................................................56
         5.25     Fraud and Abuse and Stark Law..................................................................57

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................57
         6.01     Financial Statements...........................................................................57
         6.02     Certificates, Notices and Other Information....................................................58
         6.03     Payment of Taxes...............................................................................60
         6.04     Preservation of Existence......................................................................60
         6.05     Maintenance of Properties......................................................................60
         6.06     Maintenance of Insurance.......................................................................61
         6.07     Compliance With Laws...........................................................................61
         6.08     Inspection Rights..............................................................................61
         6.09     Keeping of Records and Books of Account........................................................61
         6.10     Compliance with ERISA..........................................................................61
         6.11     Compliance With Agreements.....................................................................62
         6.12     Use of Proceeds................................................................................62
         6.13     Citizen; Air Carrier...........................................................................62
         6.14     Registration, Maintenance, Operation, Foreign Operations and Marking of Collateral.............62
         6.15     Insurance with Respect to the Aircraft.........................................................64
         6.16     Recording, Etc.................................................................................67
         6.17     Further Assurances.............................................................................68
         6.18     Location of Collateral.........................................................................68

SECTION 7. NEGATIVE COVENANTS....................................................................................69
         7.01     Indebtedness...................................................................................69
         7.02     Liens and Negative Pledges.....................................................................69
         7.03     Fundamental Changes............................................................................70
         7.04     Dispositions...................................................................................70
         7.05     Investments....................................................................................70
         7.06     Lease Obligations..............................................................................71
         7.07     Restricted Payments............................................................................71
         7.08     ERISA..........................................................................................71
         7.09     Change in Nature of Business...................................................................71

         7.10     Transactions with Affiliates...................................................................71
         7.11     Capital Expenditures...........................................................................72
         7.12     Limitations on Upstreaming.....................................................................72
         7.13     Margin Regulations.............................................................................72
         7.14     Financial Covenants............................................................................72
         7.15     Change in Auditors.............................................................................72
         7.16     Change in Accounting Method....................................................................72
         7.17     Tax Consolidation..............................................................................72
         7.18     Chief Executive Office; Registered Office; Jurisdiction of Incorporation.......................73
         7.19     Leasing........................................................................................73
         7.20     Hazardous Materials............................................................................73
         7.21     Impairment or Disposition of Collateral........................................................73
         7.22     Valuation of Aircraft, Etc.....................................................................73

SECTION 8. EVENTS OF DEFAULT AND REMEDIES........................................................................74
         8.01     Events of Default..............................................................................74
         8.02     Remedies Upon Event of Default.................................................................76
         8.03     Application of Proceeds of Collateral..........................................................77

SECTION 9. AGENT.................................................................................................79
         9.01     Appointment and Authorization of Agent.........................................................79
         9.02     Delegation of Duties...........................................................................80
         9.03     Liability of Agent.............................................................................80
         9.04     Reliance by Agent..............................................................................80
         9.05     Notice of Default..............................................................................81
         9.06     Credit Decision; Disclosure of Information by Agent............................................81
         9.07     Indemnification of Agent.......................................................................82
         9.08     Agent in Individual Capacity...................................................................83
         9.09     Successor Agent................................................................................83
         9.10     Releases of Collateral.........................................................................83

SECTION 10. MISCELLANEOUS........................................................................................84
         10.01    Amendments; Consents...........................................................................84
         10.02    Requisite Notice; Effectiveness of Signatures and Electronic Mail..............................85
         10.03    Attorney Costs, Expenses and Taxes.............................................................86
         10.04    Binding Effect; Assignment.....................................................................86
         10.05    Set-off........................................................................................88
         10.06    Sharing of Payments............................................................................88
         10.07    No Waiver; Cumulative Remedies.................................................................88
         10.08    Usury..........................................................................................89
         10.09    Counterparts...................................................................................89
         10.10    Integration....................................................................................89
         10.11    Nature of Banks' Obligations...................................................................89
         10.12    Survival of Representations and Warranties.....................................................90
         10.13    Indemnity by Borrower..........................................................................90
         10.14    Nonliability of Banks..........................................................................91
         10.15    No Third Parties Benefited.....................................................................92
         10.16    Severability...................................................................................92
         10.17    Confidentiality................................................................................92
         10.18    Further Assurances.............................................................................92

         10.19    Headings.......................................................................................93
         10.20    Time of the Essence............................................................................93
         10.21    Foreign Banks..................................................................................93
         10.22    Governing Law..................................................................................93
         10.23    Waiver of Right to Trial by Jury...............................................................94
         10.24    ENTIRE AGREEMENT...............................................................................94

EXHIBITS

A-1      -        Term Note

A-2      -        Revolving Credit Note

B        -        Request for Extension of Credit

C        -        Borrower Security Agreement

D        -        Air Evac Security Agreement

E        -        Guaranty Agreement

F-1      -        Opinion of Counsel (Borrower Parties)

F-2      -        Opinion of Counsel (FAA)

G        -        Borrowing Base Certificate

H        -        Compliance Certificate

I        -        Officer's Certificate (Release of Collateral)

J        -        Assignment and Acceptance

SCHEDULES

2.01     -        Commitments and Pro-Rata Shares

5.17     -        Aviation Units and Engines

5.19     -        Location of Parts

5.22     -        Subsidiaries

7.02     -        Existing Liens

7.05     -        Investments

10.02    -        Offshore and Domestic Lending Offices, Addresses for Notices

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


         This SECOND AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is entered into as of July 3, 2001, by and among PETROLEUM HELICOPTERS, INC., a Louisiana corporation ("Borrower"), BANK OF AMERICA, N.A., a national banking association ("Bank of America"), WHITNEY NATIONAL BANK, a national banking association ("Whitney"), and BANK ONE, NA, a national banking association having its main office in Chicago, Illinois ("Bank One" and together with Bank of America, Whitney and each lender from time to time party hereto, collectively the "Banks" and each, individually, a "Bank"), and BANK OF AMERICA, N.A., as Agent and Issuing Bank.


                                    RECITALS

         A. Borrower, NationsBank of Texas, N.A. ("NationsBank"), Whitney, First National Bank of Commerce ("FNBC"), and NationsBank, as Agent, entered into that certain Loan Agreement, originally dated as of January 31, 1986, as amended and restated in its entirety as of March 31, 1997, and as further amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of December 31, 1997, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of November 30, 1998, that certain Limited Waiver and Third Amendment to Amended and Restated Loan Agreement, dated as of June 30, 1999, that certain Fourth Amendment to Amended and Restated Loan Agreement, dated as of June 30, 2000, that certain Fifth Amendment to Amended and Restated Loan Agreement, dated as of October 30, 2000, that certain Sixth Amendment to Amended and Restated Loan Agreement, dated as of November 30, 2000, that certain Seventh Amendment to Amended and Restated Loan Agreement, dated as of December 29, 2000, that certain Eighth Amendment to Amended and Restated Loan Agreement and Limited Waiver dated as of March 29, 2001, and that certain Ninth Amendment to Amended and Restated Loan Agreement dated as of April 30, 2001 (as so amended, the "Existing Loan Agreement").

         B. Bank of America (f/k/a Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., f/k/a NationsBank, N.A.) is the successor to NationsBank.

         C. Bank One (successor by merger to Bank One, Louisiana, N.A.) is the successor to FNBC.

         D. Borrower has requested that the Banks amend and restate the Existing Loan Agreement, among other things, to (i) extend and renew the term and revolving loans thereunder, and (ii) increase the aggregate commitments available to the Borrower thereunder.

         E. Banks are willing to so amend and restate the Existing Loan Agreement and extend and renew the term and revolving loans thereunder as hereinafter set forth.

         In consideration of the mutual covenants and agreements herein contained, Borrower, Banks and Agent hereby agree that, effective as of the Effective Date (as hereinafter defined), the

Existing Loan Agreement is hereby amended and restated in its entirety on the terms and conditions set forth herein. It is the intention of Borrower, Banks and Agent that this Agreement supersede and replace the Existing Loan Agreement in its entirety; provided, that, (i) such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Loan Agreement, as applicable and as provided herein, but shall not effect a novation thereof, (ii) unless otherwise provided for herein or evidenced by a separate written amendment, the Security Documents (as defined in the Existing Loan Agreement) shall remain in full force and effect except that Borrower, the Banks and Agent agree that by executing this Agreement the definition of "Loan Agreement" contained in such Security Documents shall be amended to include this Agreement and all future amendments hereto, and (iii) the Liens securing the loans and other extensions of credit under the Existing Loan Agreement and granted pursuant to the Security Documents (as defined therein) shall not be extinguished, but shall be carried forward and shall secure such loans and extensions of credit as renewed, amended, restated and modified hereby. Borrower, Banks and Agent hereby further agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Agent" means Bank of America, N.A., in its capacity as agent under any of the Loan Documents, or any successor agent.

         "Agent's Office" means Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Agent hereafter may designate by written notice to Borrower and Banks.

         "Agent-Related Persons" means Agent (including any successor agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Agent), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means this Loan Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "Aggregate Revolving Credit Commitment" means the sum of all of the Banks' Revolving Credit Commitments.

         "Air Evac" means Air Evac Services, Inc., a Louisiana corporation.

         "Air Evac Borrowing Base" means at any time an amount, equal to the lesser of (a) $5,000,000 or (b) the sum of (i) 50% of the amount of Eligible Receivables of Air Evac in which each of the Creditors have a valid equal and ratable perfected first priority Security Interest, pursuant to the Security Documents executed by Air Evac, plus (ii) 50% of the Appraised Value of the Aircraft of Air Evac in which each of the Creditors have a valid equal and ratable perfected first priority Security Interest, pursuant to the Security Documents executed by Air Evac, plus (iii) 50% of the value of Eligible Parts (valued at the lower of average cost or market) of Air Evac in which each of the Creditors have a valid equal and ratable perfected first priority Security Interest, pursuant to the Security Documents executed by Air Evac.

         "Aircraft" means the helicopters and fixed-wing aircraft described in
Schedule 5.17 of this Agreement, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories (including without limitation property which consists of, or which may from time to time hereafter consist of, one or more aircraft engines of 750 or more rated takeoff horsepower or the equivalent of that horsepower, and one or more propellers capable of absorbing 750 or more rated takeoff shaft horsepower) now or from time to time hereafter incorporated or installed in or attached or appertaining to one or more of said helicopters or aircraft, in each case so long as the same shall be subject or required or intended to be subject to the Security Interest, including without limitation those aircraft engines described in Schedule 5.17 of this Agreement, and shall include any helicopters, fixed-wing aircraft or other Aviation Units from time to time hereafter subject or required or intended to be subject to the Security Interest, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories (including property which consists of, or which may from time to time hereafter consist of, one or more aircraft engines of 750 or more rated takeoff horsepower or the equivalent of that horsepower, and one or more propellers capable of absorbing 750 or more rated takeoff shaft horsepower) from time to time incorporated or installed in or attached or appertaining to any thereof and subject or required or intended to be subject to the Security Interest.

         "Aircraft Registry" means the Federal Aviation Administration Aircraft Registry located in Oklahoma City, Oklahoma, or such different office or location of said Registry, or the office of any successor to said Registry, as may be duly designated by the Secretary of Transportation (or his successor or designee) for receipt and recording of "conveyances" (as defined in the Federal Aviation Act) to preserve and protect their validity as against, and to publish notice to, third parties.

         "Applicable Amount" means the following amounts per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b); provided, however, that, until Agent receives the first Compliance Certificate after the Effective Date, such amounts shall be those indicated for pricing level 1 set forth below:

                                   APPLICABLE AMOUNT (IN BASIS POINTS PER ANNUM)

                                                                           OFFSHORE RATE +
                                                                           ----------------
                                                                             LETTERS OF
          PRICING LEVEL        LEVERAGE RATIO           COMMITMENT FEE         CREDIT        BASE RATE +
          -------------- --------------------------- --------------------- ---------------- ---------------

                1                  > 5.00                   62.50              300.00           200.00
                2            >4.00 < or = to 5.00           50.00              250.00           100.00
                3               < or = to 4.00              50.00              200.00             0.00

         The Applicable Amount shall be in effect from the date the most recent Compliance Certificate is received by Agent to but excluding the date the next Compliance Certificate is received; provided, however, that if Borrower fails to timely deliver the next Compliance Certificate, the Applicable Amount from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Agent shall be that indicated for the highest pricing level set forth above, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

         "Applicable Payment Date" means, (a) as to any Offshore Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or converted in whole or in part and the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; (b) as to the commitment fee, the last Business Day of each calendar quarter and the Revolving Loan Maturity Date; and
(c) as to any other Obligations, the last Business Day of each calendar quarter and the later to occur of the Term Loan Maturity Date or the Revolving Loan Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of Agent.

         "Applicable Time" means Houston, Texas time.

         "Appraised Value" means (a) with respect to any of the Aircraft that shall at the time be new or not more than one year old, the purchase price thereof, as certified by the Borrower in Officers' Certificates delivered to Agent and Banks at the times and under the circumstances contemplated by this Agreement and (b) with respect to any of the Aircraft that shall at the time be more than one year old, the purchase price thereof that would be agreed to in an arm's-length transaction between an informed and willing buyer-user (other than a user currently in possession or a used equipment or scrap dealer) and an informed and willing seller under no compulsion to sell or lease (the costs of removal from the location of current use being deductions from such value), as specified by the Independent Appraiser (after consultation with the Borrower and after such physical inspection, if any, of such Aircraft as the Independent Appraiser shall deem to be necessary or appropriate) in written opinions addressed and delivered to Agent and Banks at the times and under the circumstances contemplated by this Agreement. For the purpose of determining whether clause (a) or (b) of the first sentence of this definition of "Appraised Value" shall apply to any particular Aircraft, the Aircraft in question shall be deemed to be one year old upon the expiration of one year from the delivery by the original manufacturer to, and acceptance by, the first user thereof (or the Person anticipated to be the first user thereof), whether or not the Borrower shall have been such first user or other Person. For the purpose of determining the "Appraised Value" of any Aircraft that shall be new or not more than one year old, the term "purchase price" with respect thereto means the actual purchase price thereof that shall appear on the invoice issued by the manufacturer of said Aircraft and by the manufacturer or distributor of any instruments or other equipment added thereto after the date of the invoice issued by the manufacturer of said Aircraft (excluding, however, any freight or transportation charges, erection costs or other charges or costs that do not reflect the price of materials and components used in the manufacture of said Aircraft or instruments or equipment, whether or not such charges or costs shall be separately stated on the invoice).

         "Appropriate Actions" means, with respect to the inclusion of an Aviation Unit in the Security Interest, (a) filing or causing to be filed a proper bill or bills of sale covering said Aviation Unit (on FAA Form 8050-2, "Aircraft Bill of Sale", or on any other appropriate form) in the Aircraft Registry and in any other public office necessary for full compliance by the Borrower or Air Evac, as applicable, with the terms hereof; (b) causing said Aviation Unit to be free and clear of all Liens (other than Permitted Liens), making the appropriate filings, registrations and recordings (including the filing of FAA Form 8050-41 and any appropriate termination statements or releases) necessary to release any existing Liens of record and otherwise causing said Aviation Unit to be in full compliance with all the terms and provisions of this Agreement with the same effect as if the same were a portion of the original Aircraft described in this Agreement; (c) executing and delivering any registration, recordation or filing documents and any other appropriate security documentation as Agent or any Creditor through Agent may request for the purpose of describing said Aviation Unit (including all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories) in reasonable detail, and expressly and specifically subjecting the same to the Security Interest; (d) delivering or causing to be delivered to Agent and each Creditor an opinion of counsel (dated the date of the filing for recordation in the Aircraft Registry of the security documentation referred to in clause (c) above) to the effect that the Borrower has good and marketable title to said Aviation Unit free of all Liens (other than Permitted Liens) and that said Aviation Unit has been duly subjected to the Security Interest and constitutes a portion of the Collateral; and (e) delivering to Agent and each Creditor an Officers' Certificate certifying that the Borrower is in full compliance with all provisions of this Agreement with respect to the same.

         "Aviation Unit" means any engine-powered device that is used or intended to be used for flight in the air and shall include within each such device all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including without limitation communications equipment), parts, apparatus, appurtenances and accessories from time to time incorporated or installed therein or attached or appertaining thereto.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit J.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel.

         "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2000, and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

         "Bank" and "Banks" have the meanings set forth in the introductory paragraph of this Agreement.

         "Bank of America" has the meaning set forth in the introductory paragraph.

         "Bank One" has the meaning set forth in the introductory paragraph.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Section 2.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrower Party" means Borrower or any Person (except Agent, the Creditors and any of their respective Affiliates) from time to time party to a Loan Document.

         "Borrowing" and "Borrow" each mean a borrowing of Loans hereunder.

         "Borrowing Base" means at any time an amount equal to (a) the PHI Borrowing Base, plus (b) the Air Evac Borrowing Base, plus (c) the Value of Pledged Investment Securities, minus (c) the aggregate principal amount of Term Loans outstanding at the time of such determination. Notwithstanding any other provision of this Agreement to the contrary, no Aircraft subject to an Event of Loss or the provisions of Section 6.15(e) shall be included for the purpose of determining the Borrowing Base.

         "Borrowing Base Certificate" means an Officers' Certificate in the form of Exhibit G attached hereto and made a part hereof, with the blanks appropriately completed.

         "Borrowing Date" means, with respect to a Borrowing, the date designated in the Request for Extension of Credit with respect thereto upon which the proceeds of such Borrowing are to be paid or delivered to the Borrower.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Agent's Office is located or New Orleans, Louisiana and, if such day relates to any

Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

         "Capital Lease" means with respect to any Person any lease which should, in accordance with GAAP, be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) be required to be disclosed in a note to such a balance sheet.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all of the following, whether now owned or hereafter acquired by the Borrower or Air Evac: (a) the Aircraft, including all substitutions, renewals and replacements of any portion thereof and all additions, improvements, accessions and accumulations to any portion thereof, whether now owned or held or hereafter acquired or now or from time to time hereinafter incorporated or installed in or attached or appertaining to any portion of the Aircraft (whether or not the same shall be or remain incorporated or installed in or attached to any portion of such property), whether now owned or held or hereafter acquired, (b) the Receivables, (c) the Parts, (d) all Pledged Investment Securities, (e) all estates, rights, power and privileges in respect of any of the foregoing and (f) any and all proceeds of the conversion, voluntary or involuntary, of any portion of the property now or from time to time hereafter subject or required or intended to be subject to the Security Interest, into cash, negotiable instruments or other instruments for the payment of money, chattel paper, security agreements, documents, liquidated claims or any other form of proceeds, including proceeds of insurance and of any governmental takings, subject, however, to the further provisions of this Agreement and the Security Documents (it being understood and agreed that the inclusion of proceeds in the Collateral does not authorize the Borrower or Air Evac to sell, dispose of or otherwise use the Collateral in a manner that is not expressly permitted by this Agreement or the Security Documents).

         "Commitment" means a Revolving Credit Commitment or a Term Loan Commitment.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit H, properly completed and signed by a Responsible Officer of Borrower.

         "Consolidated Current Assets" means, as of the date of determination thereof, the following assets of the Borrower and Consolidated Subsidiaries, after eliminating all offsetting debits and credits among the Borrower and Consolidated Subsidiaries and all other items to be eliminated in the process of consolidation effected in accordance with GAAP and after deducting from the value thereof appropriate reserves against any thereof required to be created or maintained in accordance with GAAP: (a) cash and cash items in any bank or trust company, on hand and in transit, (b) spare parts and supplies (whether or not held for sale to customers in the ordinary course of business), stated at the lower of average cost or fair market value, (c) direct obligations of the United States Government having a final maturity of not more than one year from the date of original issuance thereof, stated at the lower of cost or current market value, (d) commercial paper rated "Prime-1" by Moody's Investors Service, Inc. or "A-1" by Standard & Poor's Ratings Group (or comparably rated by either such organization or any successor thereto if the rating system of such organization is changed or there is such a successor) and having a final maturity of not more than nine months from the date of original issuance thereof, stated at the lower of cost or current market value, (e) time deposits in any bank or trust company organized under the laws of the United States of America, any state thereof or the District of Columbia (provided, however, that such bank or trust company is a member of the Federal Reserve System and has a combined capital, surplus and undivided profits in excess of $80,000,000), stated at the lower of cost or current market value, (f) customers' accounts, bills and notes receivable, not more than 90 days overdue, (g) such other Tangible Assets (but excluding investments other than those included in Consolidated Current Assets by clauses (c), (d) and (e) above and excluding real property in the process of development or sale), and such insurance proceeds receivable within one year after the date of determination of "Consolidated Current Assets", as, in accordance with GAAP, would be included in current assets and (h) prepaid interest, rents, insurance premiums and taxes which, in accordance with GAAP, would be included in current assets.

         "Consolidated Current Liabilities" means, as of the date of determination thereof, the following obligations of the Borrower and Consolidated Subsidiaries, after eliminating all offsetting debits and credits among the Borrower and Consolidated Subsidiaries and all other items to be eliminated in the process of consolidation effected in accordance with GAAP: (a) all Indebtedness thereof payable on demand or maturing within one year from the date of determination and not renewable or extendible at the option of the obligor, under a revolving credit agreement or otherwise, to a date more than one year from the date of creation thereof, (b) final maturities, prepayments, sinking fund payments and other payments required to be made within one year from the date of determination in respect of any Indebtedness thereof (including the Notes), (c) accounts, bills and notes payable and (d) all other items (including taxes accrued as estimated) which, in accordance with GAAP, would be included in current liabilities.

         "Consolidated Current Ratio" means, for any accounting period, (a) through and including the fiscal quarter ended September 30, 2001, the ratio obtained by dividing (i) the total assets of the Company and Consolidated Subsidiaries which would be shown as current assets on the balance sheet of the Company and Consolidated Subsidiaries prepared in accordance with GAAP at such time, by (ii) the total liabilities of the Company and Consolidated Subsidiaries which would be shown as current liabilities on the balance sheet of the Company and Consolidated Subsidiaries prepared at such time in accordance with GAAP, and
(b) thereafter, the ratio obtained by dividing Consolidated Current Assets by Consolidated Current Liabilities.

         "Consolidated Indebtedness" means, as of the date of determination thereof, Indebtedness of the Borrower and Consolidated Subsidiaries, after eliminating all offsetting debits and credits among the Borrower and Consolidated Subsidiaries and all other items to be eliminated in the process of consolidation effected in accordance with GAAP.

         "Consolidated Interest Charges" means, for any accounting period, the total of interest and amortization of debt discount expense and premium of all Consolidated Indebtedness, excluding, however, obligations of the Borrower and the Consolidated Subsidiaries under all Operating Leases.

         "Consolidated Net Income" and "Consolidated Net Loss" means, for any accounting period, the consolidated net income or loss, as the case may be, of the Borrower and

Consolidated Subsidiaries determined in accordance with GAAP, but in any event excluding (a) in calculating "Consolidated Net Income", the following items:

                  (i) the earnings of any Person (other than a Consolidated Subsidiary) predecessor to the Borrower or any Consolidated Subsidiary through merger, consolidation, sale of assets or otherwise during the period prior to the date of determination, or the earnings of any Consolidated Subsidiary prior to the date it shall have become a Consolidated Subsidiary;

                  (ii) all items properly classified as extraordinary in accordance with generally accepted accounting principles (provided, however, that, irrespective of the classification of earnings or losses derived from resales of helicopters by the Borrower or any Consolidated Subsidiaries, such earnings or losses shall not be considered as extraordinary for the purposes of this definition);

                  (iii) any equity in the earnings of any Person other than a Consolidated Subsidiary, except to the extent of any dividend actually received by the Borrower from such Person in cash or in other tangible property (valued at the fair market value thereof at the time of receipt thereof by the Borrower); and

                  (iv) any fees payable by the Borrower under Section 2.08(a);
         and

(b) in calculating "Consolidated Net Loss", losses of any Person other than the Borrower or a Consolidated Subsidiary.

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means a Subsidiary or Subsidiaries, respectively, whose financial statements are prepared on a consolidated basis with those of the Borrower in accordance with generally accepted accounting principles.

         "Consolidated Tangible Net Worth" means, as of the date of determination thereof, the sum of (a) the par value (or value stated on the books of the Borrower) of all classes of the capital stock of the Borrower and
(b) the amount of the consolidated surplus, whether capital or earned, of the Borrower and Consolidated Subsidiaries less all deferred charges, patents, trade names, copyrights, licenses, franchises, goodwill, acquisition expenses, unamortized debt discount and expense and other intangible items, all determined in accordance with GAAP.

         "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "Conversion Date" means January 31, 2002.

         "Creditors" means the Banks and any and all Swap Providers.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to Base Rate Loans plus 3.00% per annum; provided, however, that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 3.00% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Direct Expenses" means all expenses incurred by the Borrower and the Consolidated Subsidiaries in the operation of their respective Aviation Units determined in accordance with GAAP excluding (a) depreciation and amortization,
(b) lease rental expense arising under Operating Leases, (c) general and administrative expenses, (d) interest expense and (e) profit sharing plan contributions.

         "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" means lawful money of the United States of America.

         "Effective Date" means the date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01.

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary; (d) another Bank; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Agent and Borrower. No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

         "Eligible Parts" means all Parts on the books of account of the such Person on the date any determination is made in which Agent shall have a perfected first priority security interest for the benefit of the Creditors and which are located, (a) in the case of Borrower within the State of Texas or the State of Louisiana, or (b) in the case of Air Evac in the State of Arizona.

         "Eligible Receivables" means Receivables carried on its books of account of such Person which, on the date as of which the determination is being made (a) arose in the ordinary course of business, (b) arose from the sale or lease of goods or performance of services by such Person, (c) are evidenced by an "Invoice" (i.e., an invoice, shipping order or similar writing) dated no later than the last day of the calendar month in which the sale or lease of goods or performance of services occurred, and which Invoice provides for payment within 30 days or less from the date of such Invoice, (d) are not subject to set-off, counterclaim or defense, (e) are not more than 90 days old if payable to the Borrower or 210 days old in the case of Air Evac, (f) are not payable by officers or directors of such Person or officers or directors of an Affiliate of such Person, (g) are not payable by the United States of America or any agency or department thereof, provided, however, that Receivables owing by the United States of America or any agency or department thereof to Air Evac shall not be so excluded if (i) such Receivables are assignable under the Assignment of Claims Act of 1940 as amended, and in effect from time to time, and all regulations issued pursuant thereto (the "Act"), or if a valid security interest therein may be created under all other applicable laws and regulations, including, without limitation, those applicable to Government Receivables, (ii) Agent receives appropriate documentation, in form and substance satisfactory to the Agent for the ratable benefit of the Banks and under the other loan documents in compliance with the notification and other provisions for assignment set forth in such Act and other laws and regulations, and (iii) agreement, acknowledgment and consent to such assignment by the appropriate contracting agent(s), disbursing agent(s), if any, and surety(ies) upon the bond(s), if any; and (h) does not by its terms prohibit the assignment thereof or require the consent of the obligor thereon to any assignment thereof; provided, however, Receivables due from Affiliates of any Person or from Persons located outside the United States shall not constitute in the aggregate more than 10% of the Eligible Receivables of such Person; and further, provided, that if any Receivable is more than 90 days old, upon receipt by Borrower of a notice from Agent, acting at the request of the Requisite Banks, specifying that no Receivables due from the obligor of such Receivable is to be included as an Eligible Receivable, no such Receivable shall be included as an Eligible Receivable unless the prior written consent of the Requisite Banks is obtained. For purposes of this Agreement, a Receivable is 90 days old on the 90th day after the date of the Invoice evidencing such Receivable, and the age of any other Receivable is likewise the number of days since the date of its Invoice.

         "Environmental Protection Statute" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act, (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901 et seq.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A. Section 7401 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; or (f) any other federal or state law, statute, rule, or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any Governmental Authority, and "Environmental Protection Statutes" means each of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "Event of Default" means any of the events specified in Section 8.01.

         "Event of Loss" means any of the following events: (a) the total destruction of any Aviation Unit constituting a portion of the Aircraft, or damage thereto to an extent which, in the opinion of the Borrower (as evidenced by an Officers' Certificate to such effect delivered to Agent with a copy to each Bank, together with, if requested by any Bank, a certificate of the Independent Appraiser addressed and delivered to Agent with a copy to each
Bank), shall render repair impracticable or uneconomical; or (b) the condemnation, confiscation, theft or seizure of, or the requisition of title to or use of, any Aviation Unit constituting a portion of the Aircraft, or any portion thereof, as shall result in the loss of use or possession of such helicopter or other Aviation Unit by the Borrower or Air Evac, as applicable, for a period of 90 days or longer.

         "Existing Loan Agreement" has the meaning specified in Recital A.

         "Extension of Credit" means (a) a Borrowing, Conversion or Continuation of Loans and (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

         "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended and in effect at the particular time, or comparable provisions of any successor statute.

         "Funded Indebtedness" means, with respect to any Person, all Indebtedness for Money Borrowed of such Person which has a final maturity (or, pursuant to the terms of the agreement under which it has been issued, an anticipated maturity) more than one year after the date of creation thereof (or which is renewable or extendible at the option of the obligor for more than one year from the date of creation thereof), and shall include the obligation of such Person to make payments in respect thereof required to be made less than one year after the date of creation thereof, notwithstanding the fact that the obligation of such Person to make such payments may at the time also be included in current liabilities under generally accepted accounting principles.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Agent.

         "FNCB" has the meaning set forth in Recital A.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Requisite Banks shall so request, Agent, Banks and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Banks), provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Agent and Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

         "Guaranty Agreement" means that certain Guaranty Agreement, of even date herewith, executed by Air Evac in favor of Agent for the benefit of the Creditors, guaranteeing the unpaid principal amount of the Loans and all other obligations and liabilities of the Borrower to the Agent and the Creditors substantially in the form of Exhibit E.

         "Guaranty Obligation" means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Hazardous Materials" means (a) any "hazardous waste" as defined by RCRA, (b) any "hazardous substance" as defined by CERCLA, (c) asbestos, (d) polychlorinated biphenyls, (e) any substance the presence of which on any of Borrower's or any of the Subsidiaries' properties is prohibited by any Governmental Authority, and (f) any other substance which requires special handling pursuant to any Environmental Protection Statute.

         "Indebtedness" means, as to any Person at a particular time, all items (other than capital stock and surplus) which, in accordance with GAAP, would be shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined. Except as otherwise agreed in writing by the Requisite Banks, "Indebtedness" shall also mean, whether or not so reflected, (a) all debt, obligations and liabilities secured by any Lien existing on property owned by such Person if such property shall be subject to such Lien, whether or not the debt, obligations or liabilities secured thereby shall have been assumed; (b) all obligations of such Person under any lease which is a Capital Lease or any lease which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder; (c) all Guaranty Obligations of such Person;
(d) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any other Person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered; and (e) all obligations of such Person (contingent or direct) in respect of letters of credit issued for the account of such Person or other extensions of credit to such Person.

         "Indebtedness for Money Borrowed" means, with respect to any Person, all Indebtedness of such Person (a) in respect of money borrowed or evidenced by a promissory note, debenture or other like written obligation to pay money, (b) in respect of letters of credit issued for the account of such Person or other extensions of credit to such Person, (c) in respect of obligations under any lease of Aviation Units which is a Capital Lease or any lease of Aviation Units which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder, (d) representing all or part of the purchase price of any assets acquired by such Person, other than any such purchase price payable to a trade creditor in the ordinary course of business the full payment of which may be deferred for a period customary in the particular trade (but in any event not exceeding 60 days) and which is not rendered delinquent by nonpayment before the expiration of such period and (e) in respect of obligations of such Person to purchase any Aviation Units if the relevant contract or other related document requires that payment for such Aviation Units shall be made regardless of whether or not delivery of such Aviation Units is ever made or tendered.

         "Indemnified Liabilities" has the meaning set forth in Section 10.13.

         "Indemnitees" has the meaning set forth in Section 10.13.

         "Independent Appraiser" means (a) Air Associates, Inc., so long as the same shall not be an Affiliate or have as an officer or director any Affiliate, an officer or director of the Borrower or an officer, director or partner of any Affiliate, or (b) such other Person who or which is neither an Affiliate, an officer or director of the Borrower nor an officer, director or partner of any Affiliate and which, if other than an individual, does not have as an officer, director or partner any Affiliate, an officer or director of the Borrower or an officer, director or partner of any Affiliate, if the same shall have been selected by the Borrower and shall be acceptable to the Requisite Banks; provided, however, that the Requisite Banks may for cause shown at any time and from time to time remove any Person serving as the Independent Appraiser hereunder by an instrument in writing delivered to the Borrower, such removal to become effective at the time (which shall be after the date of delivery of such instrument to the Borrower) designated in such instrument.

         "Interest Period" means for each Offshore Rate Loan, (a) initially, the period commencing on the date such Offshore Rate Loan is disbursed or Continued, or Converted into, such Offshore

Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three or six months thereafter; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) unless Agent otherwise consents, there may not be more than 5 Interest Periods for Offshore Rate Loans in effect at any time.

         "Investment" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "Investment Securities" means direct certificated obligations of the United States Government maturing within three months of issue, or such other certificated obligations of, or guaranteed by, the United States Government which are acceptable to the Banks.

         "IRS" means the United States Internal Revenue Service.

         "Issuing Bank" means Bank of America, or any successor issuing lender hereunder.

         "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

         "Lending Office" means, as to any Bank, the office or offices of such Bank described as such on Schedule 10.02, or such other office or offices as a Bank may from time to time notify Agent.

         "Letter of Credit" means any letter of credit issued or outstanding hereunder.

         "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

         "Letter of Credit Application" means an application for a Letter of Credit Action from time to time in use by Issuing Bank.

         "Letter of Credit Cash Collateral Account" means a blocked deposit account at Bank of America in which Borrower hereby grants a first priority security interest to Agent as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Agent or the Creditors may reasonably request to further assure and confirm such security interest.

         "Letter of Credit Expiration Date" means the Business Day immediately prior to the Conversion Date.

         "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $5,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

         "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by Borrower or converted into Loans.

         "Leverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower, a quotient equal to (a) the sum of (i) Funded Indebtedness of the Borrower and the Consolidated Subsidiaries as of the last day of such period, and (ii) the product of (A) eight and (B) Rent Expense for such period, divided by (b) the greater of $1 or the sum of (i) Consolidated Net Income (or Consolidated Net Loss, as the case may be) for such period, and, (ii) to the extent actually deducted in computing such Consolidated Net Income (or Consolidated Net Loss), (A) Consolidated Interest Charges for such period, (B) depreciation and amortization expense of the Borrower and the Consolidated Subsidiaries for such period, (C) tax expense of the Borrower and the Consolidated Subsidiaries for such period, and (D) Rent Expense for such period.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" means any advance made by any Bank to Borrower as provided in
Section 2 (collectively, the "Loans").

         "Loan Documents" means this Agreement and each Note, each Security Document, each Letter of Credit Application, each Request for Extension of Credit, each Compliance Certificate, each certificate, each fee letter, and each other instrument, document and agreement from time to time delivered in connection with this Agreement.

         "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of any Borrower Party, or (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower Party to perform its Obligations.

         "Maturity Date" means (a) as to any Term Loan, the Term Loan Maturity Date, and (b) as to any Revolving Credit Loan, the Revolving Loan Maturity Date.

         "Maximum Rate" has the meaning set forth in Section 10.08.

         "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                                                           MULTIPLES IN EXCESS
                        TYPE OF ACTION                  MINIMUM AMOUNT           THEREOF
         --------------------------------------------- ------------------ ----------------------

         Borrowing or prepayment of, or Conversion       $   500,000             $250,000
         into, Base Rate Loans

         Borrowing, prepayment or Continuation of,       $   500,000             $250,000
         or Conversion into, Offshore Rate Loans

         Letter of Credit Action                         $   100,000             None

         Reduction in Revolving Credit Commitment        $   500,000             $250,000

         Assignments                                     $ 1,000,000             None


         "Modified Cash Flow Coverage" means, for any accounting period, (a) Consolidated Net Income, plus Federal and state taxes measured on income of the Borrower and Consolidated Subsidiaries, plus Consolidated Interest Charges, plus Rent Expense, plus depreciation and amortization of the Borrower and Consolidated Subsidiaries, for such period, determined in accordance with GAAP plus any non-recurring significant charge the addition of which has been approved in writing by each of the Banks for such period, which approval may be withheld in each Bank's sole discretion, divided by (b) an amount equal to the sum of all payments of principal on Consolidated Indebtedness, plus Consolidated Interest Charges, plus Rent Expense, required to be made during such period under the terms governing such Consolidated Indebtedness, Consolidated Interest Charges and Rent Expense, regardless of whether such payments or expenses were actually paid by the Borrower or its Consolidated Subsidiaries during such period or instead were prepaid during an earlier period or postponed until a later period; provided, however, from and including the four consecutive fiscal quarters ending December 31, 2000, through and including the four consecutive fiscal quarters of Borrower ending September 30,

2001, the Company may, to the extent the Non-Recurring Charges are included in determining Consolidated Net Income in accordance with GAAP and without duplication, add such Non-Recurring Charges to Consolidated Net Income in calculating the Modified Cash Flow Coverage for such accounting period.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "Negative Pledge" means a Contractual Obligation that restricts Liens on property.

         "Net Cash Proceeds" means, in connection with any Disposition (including any sale and leaseback transaction), the cash proceeds (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) of such Disposition net of (a) reasonable transaction costs (including any underwriting, brokerage or other selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith actually incurred and satisfactorily documented), (b) taxes estimated to be paid as a result of such Disposition, and (c) any portion of such cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments or liabilities (to the extent that the Borrower delivers to the Agent a certificate signed by a Responsible Officer as to such determination), it being understood and agreed that on the day all such post-closing adjustments and liabilities have been determined, (x) the amount (if any) by which the reserved amount of the cash proceeds of such Disposition exceeds the actual post-closing adjustments or liabilities payable by the Borrower or any Subsidiary shall constitute Net Cash Proceeds on such date and (y) the amount (if any) by which the actual post-closing adjustments or other liabilities payable by the Borrower or any Subsidiary exceeds the reserved amount of the cash proceeds of such Disposition on such date shall be credited against any subsequent Net Cash Proceeds that the Borrower or any Subsidiary is required to apply to prepay the Loans pursuant to Section 2.05(b).

         "Non-Recurring Charges" means charges incurred by the Company in the fiscal year ended December 31, 2000, or to be incurred in the fiscal year ending December 31, 2001 for the following items: (a) up to $1,682,000 arising from the write-down of aircraft leased to, the investment in, and accounts receivable from Clintondale Aviation, Inc., (b) up to $7,642,000 arising from adjustments to and the write-down of inventory and inventory related items, (c) up to $1,240,000 arising from the accrual of a retroactive pay increase for pilots,
(d) up to $1,106,000 arising from the accrual of severance costs, and (e) up to $782,000 arising from losses on the sale of aircraft

         "Notes" means all Term Notes and Revolving Credit Notes made by Borrower in favor of the Banks.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

         "Offshore Base Rate" has the meaning set forth in the definition of Offshore Rate.

         "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

                  Offshore Rate =                 Offshore Base Rate
                                         ------------------------------------
                                         1.00 - Eurodollar Reserve Percentage
                  Where,

                  "Offshore Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Agent (or its Affiliate) in its capacity as a Bank and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by Agent shall be conclusive in the absence of manifest error.

         "Officers' Certificate" means a certificate signed in the name of the Borrower by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President and by any other Vice President, the Treasurer, the Secretary or any Assistant Secretary or Assistant Treasurer of the Borrower.

         "Offshore Rate Loan" means a Loan bearing interest based on the Offshore Rate.

         "Operating Lease" means any lease other than a Capital Lease.

         "Ordinary Course Dispositions" means:

                  (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business;

                  (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or any Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary; and

                  (d) Dispositions of assets or property by any Subsidiary to Borrower or another Wholly-Owned Subsidiary;

provided, however, that no such Disposition shall be for less than the fair market value of the property being disposed of and no Disposition of Aircraft, Parts or Receivables shall be considered an Ordinary Course Disposition.

         "Ordinary Course Indebtedness" means:

                  (a) intercompany Guaranty Obligations of Borrower or any Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any Wholly-Owned Subsidiary;

                  (b) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds;

                  (c) Indebtedness arising from the Swap Agreements;

                  (d) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days; and

                  (e) deferred taxes.

         "Ordinary Course Investments" means Investments consisting of:

                  (a) cash and cash equivalents;

                  (b) advances to officers, directors and employees of Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes not at any time exceeding $200,000 in the aggregate;

                  (c) Investments of any Subsidiary in Borrower or another Subsidiary;

                  (d) extensions of credit to customers or suppliers of Borrower and Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

                  (e) Guaranty Obligations permitted by Section 7.01.

         "Ordinary Course Liens" means:

                  (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                  (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

                  (f) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles).

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Banks, the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) all Letter of Credit Usage, and (b) when reference is made to one Bank, the sum of (i) the aggregate outstanding principal amount of all Loans made by such Bank, and (ii) such Bank's ratable risk participation in all Letter of Credit Usage.

         "Parts" means, until installed in any Aviation Unit, all aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios and other communication equipment together with all other aircraft appliances, instruments, mechanisms, apparatus, appurtenances, accessories and parts or components thereof, of such Person wherever maintained, now or hereafter existing, whether acquired by purchase or otherwise and whether held by such Person for use in its business or held by such Person for sale or lease or to be furnished by such Person under contracts of service, and all proceeds and products thereof and accessories thereto.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Liens" has the definition set forth in Section 7.02.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

         "Plan" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

         "Pledged Investment Securities" means all Investment Securities of the Borrower now or from time to time hereafter delivered to pursuant to a Securities Pledge Agreement.

         "PHI Borrowing Base" means an amount equal to the sum of (a) 80% of the amount of Eligible Receivables of Borrower in which each of the Creditors shall have a valid equal and ratable perfected first priority Security Interest pursuant to the Security Documents executed by Borrower, plus (ii) 50% of the Appraised Value of the Aircraft of Borrower in which each of the Creditors shall have a valid equal and ratable perfected first priority Security Interest pursuant to the Security Documents executed by Borrower, plus (c) 50% of the value of Eligible Parts (valued at the lower of average cost or market), in which each of the Creditors shall have a valid equal and ratable perfected first priority Security Interest, pursuant to the Security Documents executed by the Borrower.

         "Pro Rata Share" means, with respect to each Bank, the percentage (rounded, if necessary to the ninth decimal place) of the Total Commitments set forth opposite the name of such Bank on Schedule 2.01, as such share may be adjusted as contemplated herein.

         "Receivables" means, with respect to any Person, all Indebtedness presently existing or hereafter owing to such Person in connection with such Person's business, profession, occupation, or any other undertaking, including, but not limited to the sale of goods or the performance of services or the leasing of property, together with all proceeds thereof; excluding, however any indebtedness due to or arising out of claims in tort and indebtedness evidenced by a promissory note or a negotiable instrument.

         "Rent Expense" means, for any period, all rental expenses of the Borrower and the Consolidated Subsidiaries for such period (other than rental expenses under Capital Leases), including without limitation, rental expense for leases of real, personal or intangible property of the Borrower and each Consolidated Subsidiary.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         "Request for Extension of Credit" means, unless otherwise specified herein, (a) with respect to a Borrowing, Conversion or Continuation of Loans, a written request substantially in the form of Exhibit B, and (b) with respect to a Letter of Credit Action, a Letter of Credit Application.

         "Requisite Banks" means, as of any date of determination: (a) if the Revolving Credit Commitments are then in effect, Banks (excluding any Banks not funding when required to so hereunder) having in the aggregate 100% of the Total Commitments then in effect and (b) if the

Revolving Credit Commitments have then been terminated and there are Outstanding Obligations, Banks holding Outstanding Obligations aggregating 100% of such Outstanding Obligations.

         "Requisite Notice" means a notice delivered in accordance with Section 10.02.

         "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

                           TYPE OF ACTION                     APPLICABLE TIME                DATE OF ACTION
         ---------------------------------------------------- ---------------- --------------------------------------------

         Delivery of Request for Extension of
         Credit for, or notice for:
         o        Borrowing or prepayment of Base Rate Loans     9:00 a.m.     1 Business Days prior to such Borrowing or
                                                                               prepayment

         o        Conversion into Base Rate Loans                9:00 a.m.     2 Business Days prior to such Conversion

         o        Borrowing, prepayment or, Continuation        10:00 a.m.     3 Business Days prior to such Borrowing,
                  of, or Conversion into, Offshore Rate Loans                  prepayment, Continuation or Conversion

                                                                               3 Business Days prior to such action (or
         o        Letter of Credit Action                       10:00 a.m.     such lesser time which is acceptable to
                                                                               Issuing Bank)
         o        Voluntary reduction in or termination of
                  Revolving Credit Commitments                  10:00 a.m.     5 Business Days prior to such reduction or
                                                                               termination

         Payments by Banks or Borrower to Agent                 10:00 a.m.     On date payment is due

         "Responsible Officer" means the president, chief financial officer, treasurer or assistant treasurer of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

         "Restricted Payment" means:

                  (a) the declaration or payment of any dividend or distribution by Borrower or any Subsidiary, either in cash or property, on any shares of the capital stock of any class of Borrower or any Subsidiary (except dividends or other distributions payable solely in shares of capital stock of Borrower or any Subsidiary or payable by any Subsidiary to Borrower or to a Wholly-Owned Subsidiary);

                  (b) the purchase, redemption or retirement by Borrower or any Subsidiary of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

                  (c) any other payment or distribution by Borrower or any Subsidiary in respect of its capital stock, either directly or indirectly;

                  (d) any Investment other than an Investment otherwise permitted under Section 7.05; and

                  (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness.

         "Revolving Credit Borrowing" means a borrowing consisting of a simultaneous Revolving Credit Loan from each Bank.

         "Revolving Credit Commitment" has the meaning set forth in Section 2.02(a).

         "Revolving Credit Loan" has the meaning set forth in Section 2.02(a).

         "Revolving Credit Note" means a note, substantially in the form attached hereto as Exhibit A-2, evidencing the Revolving Credit Loans made by a Bank, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

         "Revolving Loan Maturity Date" means (a) January 31, 2003 or (b) such earlier date upon which the Revolving Credit Loans otherwise become due and payable in accordance with the terms of this Agreement.

         "Samaritan" means Samaritan Health System, an Arizona non-profit corporation.

         "Securities Pledge Agreement" means a pledge and security agreement and such other documents as requested by Agent or any Creditor, each in form and substance satisfactory to the Agent and each Creditor, executed by the Borrower in order to grant a valid and perfected first priority security interest in the Investment Securities delivered to Agent pursuant to this Agreement for the equal and ratable benefit of the Creditors as security for the Notes and the Obligations under the Loan Documents.

         "Security Agreements" means collectively (a) the Amended and Restated Security Agreement, dated as of even date herewith executed by Borrower in favor of Agent in substantially the form attached as Exhibit C, (b) the Security Agreement, dated as of even date herewith executed by Air Evac in favor of Agent in substantially the form attached as Exhibit D, (c) all other security agreements executed on or after the Effective Date by any of the Borrower Parties and (d) any and all supplements, modifications or amendments or restatements of the foregoing.

         "Security Documents" means the Security Agreements, the Guaranty Agreement, and all other documents, agreements, instruments, financing statements, financing statement changes and continuation statements heretofore, now or hereafter executed or delivered by any Person in connection with, or as security for the payment of the Loans.

         "Security Interest" means, with reference to the Collateral (or any portion thereof), mortgages, liens, security interests, charges or other encumbrances created by the Borrower or Air Evac in favor of the Banks or other Creditors, as the case may be, and held by Agent for their respective equal and ratable benefit pursuant to the Security Documents.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

         "Swap Agreement" means any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, on terms and conditions satisfactory to the Requisite Banks at the inception of such interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or which Borrower is a party or a beneficiary, together with all schedules thereto and the confirmations thereunder, as may be further amended, modified, restated or supplemented (including, without limitation, amendments, modifications, restatements or supplements which have the effect of increasing the notional amount, liabilities or obligations thereunder).

         "Swap Provider" means any Bank, or any Affiliate of such Bank, satisfactory to the Requisite Banks at the time such Bank or affiliate initially enters into its Swap Agreement with Borrower, which is a party to a Swap Agreement and has agreed in writing to be bound by the terms of this Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include any Bank).

         "Tangible Assets" means, with respect to any Person, all assets of such Person (after deducting applicable reserves for depreciation and all other reserves properly deductible from the value of such assets in accordance with
GAAP) except (a) deferred assets, (b) patents, copyrights, trademarks, trade names, franchises and goodwill, (c) unamortized debt discount and expense and (d) all other items generally regarded as intangibles in accordance with GAAP.

         "Term Loan Borrowing" means a borrowing consisting of a simultaneous Term Loan from each Bank.

         "Term Loan Commitment" has the meaning set forth in Section 2.01(a).

         "Term Loan Maturity Date" means (a) September 30, 2004 , or (b) such earlier date upon which the Term Loans otherwise become due and payable in accordance with the terms of this Agreement.

         "Term Loans" has the meaning set forth in Section 2.01(a).

         "Term Note" means a note, substantially in the form attached hereto as Exhibit A-1, evidencing the Term Loan made by a Bank, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

         "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

         "Total Commitments" means the Aggregate Revolving Commitments and the aggregate amount of each Bank's Term Loan Commitment hereunder, as such amounts may be reduced or adjusted from time to time in accordance with the terms of this Agreement.

         "Trade Payables" means, with respect to any Person, the accounts payable or trade indebtedness payable by such Person in respect of goods or services acquired by such Person on a recurring basis and classified as accounts or trade indebtedness payable on the balance sheet of such Person in accordance with GAAP.

         "type" of Loan means (a) a Base Rate Loan, and (b) an Offshore Rate
Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Value of Pledged Investment Securities" means the value of all Pledged Investment Securities valued at the lower of cost or market value as of the date of the applicable Borrowing Base Certificate.

         "Voting Stock" means the stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         "Whitney" has the meaning set forth in the introductory paragraph.

         "Wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary 100% of the stock of every class of which (except for directors' qualifying shares) at the time as of which any determination is being made, is owned, directly or indirectly, by such Person.

         1.02 USE OF CERTAIN TERMS.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

         (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

         (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

         (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.05 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   SECTION 2.
               THE LOANS, THE COMMITMENTS AND EXTENSIONS OF CREDIT

         2.01 TERM LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees on the Effective Date to renew, modify and extend the loans made by it to the Borrower pursuant to the Existing Loan Agreement and to convert such loans to principal outstanding under a term loan hereunder (each a "Term Loan"). The Term Loans converted and extended pursuant hereto by each Bank shall not exceed in aggregate principal amount outstanding the amount set forth opposite such Bank's name on Schedule 2.01 under the caption "Term Loan Commitment" (its "Term Loan Commitment" and collectively for all Banks, the "Term Loan Commitments"). Any portion of each such Bank's Term Loan Commitment not utilized on the Effective Date shall be permanently canceled. Any Term Loans that are repaid or prepaid may not be reborrowed. The conversion of the indebtedness due to each Bank with respect to loans made to the Borrower pursuant to the Existing Loan Agreement into the Term Loans under the terms of this Agreement, shall not effect a novation of, but shall be, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of, the loans made by the Banks to the Borrower pursuant to the Existing Loan Agreement.

         (b) Borrower shall repay the Term Loans of each Bank in fourteen consecutive quarterly installments, payable on the last Business Day of each June, September, December, and March (each a "Principal Payment Date"), commencing on September 30, 2001, in amounts equal to such Bank's Pro Rata Share of the respective amounts set forth opposite the relevant Principal Payment Date set forth below.

                  PRINCIPAL PAYMENT DATE                                              AMOUNT
                  ----------------------                                              ------
                    September 30, 2001                                              $3,500,000
                     December 31, 2001                                              $3,000,000
                      March 31, 2002                                                $1,875,000
                       June 30, 2002                                                $1,875,000
                    September 30, 2002                                              $1,875,000
                     December 31, 2002                                              $1,875,000
                      March 31, 2003                                                $1,875,000
                       June 30, 2003                                                $1,875,000
                    September 30, 2003                                              $1,875,000
                     December 31, 2003                                              $1,875,000
                      March 31, 2004                                                $1,875,000
                       June 30, 2004                                                $1,875,000
                    September 30, 2004                                                $250,000

If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Term Loan, together with accrued interest, on the Term Loan Maturity Date.

         (c) Each Bank's Term Loans shall be evidenced by a Term Note payable to the order of such Bank in installments and bearing interest as set forth herein. Each Bank shall post on a schedule attached to its Term Note or in records relating to its Term Note (i) the rate of interest such Term Loan will bear and
(ii) each payment of principal and interest thereon; provided, however, that neither the failure to make any such postings nor any inaccuracy therein shall affect the Borrower's obligations under any Term Note or this Agreement. The information set forth on such schedule shall be conclusive evidence of the matters described therein absent clearly demonstrable error.

         2.02 REVOLVING CREDIT LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees (i) on the Effective Date to renew, modify and extend the revolving credit loans made by it to the Borrower pursuant to the Existing Loan Agreement and to convert such loans to principal outstanding under a revolving loan hereunder, and (ii) on any Business Day from and after the Effective Date, but prior to January 31, 2002 (the "Conversion Date"), to make revolving credit loans pursuant to its Revolving Credit Commitment to the Borrower (each such loan renewed, modified and extended and each such loan made on or after the Effective Date, a "Revolving Credit Loan"); provided, however, that each Bank's Revolving Credit Loans and Pro Rata Share of Letter of Credit Usage shall not exceed at any one time the amount set forth opposite such Bank's name on Schedule 2.01 under the caption "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.06 or otherwise from time to time modified pursuant to Section 10.01, its "Revolving Credit Commitment," and collectively for all Banks, the "Revolving Credit Commitments"); and provided, further, that at no time shall additional Revolving Credit Loans be made or Letter of Credit Actions be taken if, after giving effect to such proposed Extensions of Credit, the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage would exceed the Borrowing Base. On the Conversion Date, the Revolving Credit Commitments of the Banks will no longer be revolving in nature, the

Revolving Credit Loans will convert into a term facility and all Revolving Credit Loans repaid or prepaid may not be reborrowed. Within the foregoing limits and subject to the conditions set out in Section 4, the Borrower may obtain Borrowings of Revolving Credit Loans, repay or prepay such Revolving Credit Loans, and reborrow such Revolving Credit Loans. The conversion of the indebtedness due to each Bank with respect to loans made to the Borrower pursuant to the Existing Loan Agreement into Revolving Credit Loans under the terms of this Agreement, shall not effect a novation of, but shall be, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of, the loans made by the Banks to the Borrower pursuant to the Existing Loan Agreement.

         (b) The principal of the Revolving Credit Loans shall be payable in quarterly installments each in an amount equal to 5% of the principal amount of Revolving Credit Loans outstanding as of the Conversion Date, which quarterly installments shall be payable on the last Business Day of each March, June, September, December, commencing on March 31, 2002, and ending on the first such date (after the Conversion Date) on which the aggregate unpaid principal amount of the Revolving Credit Loans shall be paid in full by reason of quarterly installments paid as aforesaid and any prepayments made pursuant to Section 2.05 or otherwise (but in any event no later than the Revolving Loan Maturity Date). If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Revolving Credit Loan, together with accrued interest, on the Revolving Loan Maturity Date.

         (c) Each Bank's Revolving Credit Loans shall be evidenced by a Revolving Credit Note payable to the order of such Bank in installments and bearing interest as set forth herein. Each Bank shall post on a schedule attached to its Revolving Credit Note or in records relating to its Revolving Credit Note (i) the date and principal amount of each Revolving Credit Loan,
(ii) the rate of interest each such Revolving Credit Loan will bear, and (iii) each payment of principal and interest thereon; provided, however, that neither the failure to make any such postings nor any inaccuracy therein shall affect the Borrower's obligations under any Revolving Credit Note or this Agreement. The information set forth on such schedule shall be conclusive evidence of the matters described therein absent clearly demonstrable error.

         2.03 REVOLVING CREDIT BORROWINGS AND CONTINUATIONS OF LOANS.

         (a) Borrower may irrevocably request a Revolving Credit Borrowing, or Conversion or Continuation of any Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

         (b) In connection with each Revolving Credit Borrowing to be used to fund the purchase of additional Aviation Units by either the Borrower or Air Evac, the Borrower shall also (i) deliver, prior to the Borrowing Date set forth in the Request for Extension of Credit related to such Revolving Credit Borrowing, to the Agent, with a copy to each Bank, invoices, receipts, or other evidence of purchase (such evidence to be within seven (7) days prior to such Borrowing Date) showing an aggregate value thereof that is greater than or equal to the amount of the Revolving Credit Borrowing referred to in such Request for Extension of Credit and (ii) within 30 days of such purchase, (A) execute and deliver to Agent Security Documents, satisfactory to Agent, to subject such Aviation Units to a valid and perfected first priority security interest, (B) complete the Appropriate Actions, and (C) complete any other actions or filings required by Section 6.16.

         (c) Following receipt of a Request for Extension of Credit, Agent shall promptly notify each Bank of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Bank shall make the funds for its Loan available to Agent at Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if the initial Extension of Credit hereunder, Section 4.01), all funds so received shall be made available to Borrower in like funds received. Agent shall promptly notify Borrower and Banks of the interest rate applicable to any Offshore Rate Loan upon determination of same, which determination shall be conclusive in the absence of clearly demonstrable error. Agent shall from time to time notify Borrower and Banks of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (d) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, Converted into or Continued as Offshore Rate Loans without the consent of Requisite Banks and Requisite Banks may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans.

         (e) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Banks, as the case may be, shall, unless Agent otherwise requests, make available to Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

         (f) The failure of any Bank to make any Loan on any date shall not relieve any other Bank of any obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan.

         2.04 LETTERS OF CREDIT.

         (a) THE LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions set forth in this Agreement, until the Letter of Credit Expiration Date, Issuing Bank shall take such Letter of Credit Actions as Borrower may from time to time request; provided, however, that each Bank's Revolving Credit Loans and Pro Rata Share of Letter of Credit Usage shall not exceed such Bank's Revolving Credit Commitment at any time; and provided, further, that at no time shall any Letter of Credit Action be taken if after giving effect to such Letter of Credit Action (x) the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage would exceed the Borrowing Base or (y) the Letter of Credit Usage would exceed the Letter of Credit Sublimit. Subject to subsection (f) below and unless consented to by Issuing Bank and Requisite Banks, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after such date, Borrower shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

         (b) REQUESTING LETTER OF CREDIT ACTIONS. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor in United Stated Dollars by delivering a Letter of Credit Application therefor to Issuing Bank, with a copy to Agent (who shall notify Banks), by written (not telephonic) Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Issuing Bank in its sole discretion. Unless Agent notifies Issuing Bank that such Letter of Credit Action is not permitted hereunder, or Issuing Bank notifies Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Issuing Bank, Issuing Bank shall, upon satisfaction of the applicable conditions set forth in Section 4.02 with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased from Issuing Bank a risk participation therein in an amount equal to such Bank's Pro Rata Share times the amount of such Letter of Credit.

         (c) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. Borrower shall reimburse Issuing Bank through Agent for any payment that Issuing Bank makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in Section 4.02 can be satisfied, Borrower may request a Borrowing of Revolving Credit Loans to reimburse Issuing Bank for such payment pursuant to Section 2.03, or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Revolving Credit Loans on such payment date pursuant to subsection (e) below.

         (d) FUNDING BY BANKS WHEN ISSUING BANK NOT REIMBURSED. Upon any drawing under a Letter of Credit, Issuing Bank shall notify Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Bank shall notify Agent of such fact and the amount of such unreimbursed payment. Agent shall promptly notify each Bank of its Pro Rata Share of such amount by Requisite Notice. Each Bank shall make funds in an amount equal its Pro Rata Share of such amount available to Agent at Agent's Office not later than the Requisite Time therefor on the Business Day specified by Agent, Agent shall remit the funds so received to Issuing Bank. The obligation of each Bank to so reimburse Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Bank for the amount of any payment made by Issuing Bank under any Letter of Credit, together with interest as provided herein.

         (e) NATURE OF BANKS' FUNDING. If the conditions precedent set forth in
Section 4.02 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to, but fails to, reimburse Issuing Bank for a drawing under a Letter of Credit, the funding by Banks pursuant to the previous subsection shall be deemed to be a Borrowing of Base

Rate Loans (without regard to the Minimum Amount therefor) deemed requested by Borrower. If the conditions precedent set forth in Section 4.02 cannot be satisfied on the date Borrower is obligated to, but fails to, reimburse Issuing Bank for a drawing under a Letter of Credit, the funding by Banks pursuant to the previous subsection shall be deemed to be a funding by each Bank of its risk participation in such Letter of Credit, and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of Issuing Bank against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Any amounts made available by a Bank under its risk participation shall be payable by Borrower upon demand of Agent, and shall bear interest at a rate per annum equal to the Default Rate.

         (f) SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Bank consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Agent has notified Issuing Bank that Requisite Banks have elected not to permit such extension or renewal, the Borrower Parties, Agent and Banks shall be deemed to have authorized (but may not require) Issuing Bank to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the LETTER OF CREDIT EXPIRATION DATE, and, unless directed by Issuing Bank, Borrower shall not be required to request such extension or renewal. Issuing Bank may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

         (g) OBLIGATIONS ABSOLUTE. The obligation of Borrower to pay to Issuing Bank the amount of any payment made by Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Bank, Agent or any Bank, any beneficiary of such Letter of Credit (or any Persons for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) payment by Issuing Bank in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                  (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with such Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                  (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with such Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                  (viii) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

                  (ix) any failure or delay in notice of shipments or arrival of any property;

                  (x) any error in the transmission of any message relating to such Letter of Credit not caused by Issuing Bank, or any delay or interruption in any such message;

                  (xi) any error, neglect or default of any correspondent of Issuing Bank in connection with such Letter of Credit;

                  (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Bank;

                  (xiii) so long as Issuing Bank in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Bank in connection with such Letter of Credit; and

                  (xiv) any other circumstances whatsoever where Issuing Bank has acted in good faith.

         In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Bank in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Bank and its correspondents unless such notice is given as aforesaid.

         (h) ROLE OF ISSUING BANK. Each Bank and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Bank shall be liable to any Bank for any action taken or omitted in connection herewith at the request or with the approval of Banks or Requisite Banks, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Bank, shall be liable or responsible for any of the matters described in subsection
(g) above. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (i) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by Issuing Bank and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Issuing Bank, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, subject to applicable laws, and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

         (j) LETTER OF CREDIT FEES. With respect to commercial Letters of Credit, Borrower shall pay to Agent on each Applicable Payment Date in arrears, for the account of each Bank in accordance with its Pro Rata Share, a Letter of Credit fee equal to the greater of (i) Applicable Amount times the average maximum amount available to be drawn under each Letter of Credit since the later of the Effective Date and the previous Applicable Payment Date divided by 360 and (ii) the actual number of days since the later of the Effective Date and the previous Applicable Payment Date times $300, divided by 360.

         (k) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO ISSUING BANK. Borrower shall pay directly to Issuing Bank for its sole account a fronting fee in such amounts and at such times as set forth in a separate letter agreement between Borrower and

Agent. In addition, Borrower shall pay directly to Issuing Bank, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

         2.05 PREPAYMENTS.

         (a) VOLUNTARY PREPAYMENTS

         Upon Requisite Notice to Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in part in the Minimum Amount therefor or in full without premium or penalty. Each such notice of prepayment shall specify (i) the type (i.e., Term Loan Borrowing or Revolving Credit Borrowings) of Borrowings to be prepaid, (ii) the aggregate principal amount of Borrowings to be prepaid , and (iii) the date on which such prepayment is to take place (which date must be a Business Day). Borrower's notice of such prepayment having been given as aforesaid, the principal amount of the Loans comprising such Borrowings specified in the notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date. Notwithstanding the foregoing, the Borrower may not prepay any Offshore Rate Loan before the last day of the Interest Period relating thereto.

         (b) AGGREGATE COMMITMENTS EXCEEDED

                  If for any reason the aggregate outstanding Revolving Credit Loans plus Letter of Credit Usage exceeds the Aggregate Revolving Credit Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Revolving Credit Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

         (c) DISPOSITION

                  If on any date the Borrower or any Subsidiary makes any Disposition, an amount equal to 100% of the Net Cash Proceeds from such Disposition shall be shall be paid ratably, to the Banks for application to the principal of the Term Loans, provided, that, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, Borrower may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment, provided, further, that, if no Default or Event of Default exists at the time of such Disposition, the Borrower or the Subsidiary making such Disposition may retain Net Cash Proceeds therefrom in an amount which, when added to all other amounts retained by any Person pursuant to this proviso, does not exceed $5,000,000 in the aggregate. Nothing in this subsection shall be deemed to permit any Disposition not otherwise permitted under this Agreement.

         (d) BORROWING BASE EXCEEDED (NO EVENT OF LOSS)

                  If at any time Borrower or any Bank determines the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage exceeds the Borrowing Base, the Borrower shall, within three (3) Business Days of such determination, (i) make a prepayment in the amount sufficient to cause the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage not to exceed the Borrowing Base, which prepayment shall be applied to the Term Loans to the extent outstanding and, if no Term Loans remain outstanding to the Revolving Credit Loans (in which case the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of Revolving Credit Loans so prepaid), (ii) deposit Investment Securities with the Agent at its principal office in Houston, Texas pursuant to a Securities Pledge Agreement in an amount sufficient to cause the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage not to exceed the Borrowing Base, or (iii) take all the actions described in Section 6.16 for the purpose and with the effect of subjecting to a valid and perfected first priority security interest in favor of the Agent one or more Aviation Units acceptable to the Agent and the Creditors that having an aggregate Appraised Value sufficient to cause the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage not to exceed the Borrowing Base (notwithstanding any time periods set forth in Section 6.16, all such actions must be taken must be taken within 3 Business Days as aforesaid) provided, however, if the sole reason that the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage exceeds the Borrowing Base is the occurrence of an Event of Loss and so long as no other Default or any Event of Default has occurred and is continuing, the Borrower may comply with the provisions of Section 2.05(e), within the time periods provided therein, further provided, however, that at no time while the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage exceeds the Borrowing Base may the Borrower request any Borrowings hereunder.

         (e) BORROWING BASE EXCEEDED (EVENT OF LOSS)

                  If, solely as a result of an Event of Loss, the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Usage exceeds the Borrowing Base, Borrower may defer the payment required under
Section 2.05(d) so long as no Event or Default has occurred and is continuing; provided, that (i) within 40 days after the occurrence of such Event of Loss the Borrower elects to take one or more of the following actions in respect of such Event of Loss and gives the Agent and each Bank written notice of which action it has elected to take (said written notice being a "Notice of Election") and
(ii) takes the actions specified in such Notice of Election within the time periods for such actions specified below:

                           (A) within 30 days after the delivery of the Notice
of Election, deposit Investment Securities with the Agent at its principal office in Houston, Texas pursuant to a Securities Pledge Agreement in an aggregate amount equal to the Appraised Value (determined prior to such Event of Loss) of the Aircraft affected by such Event of Loss;

                           (B) within 45 days after the delivery of the Notice
of Election, subject to a valid and perfected first priority security interest in favor of the Agent for the ratable benefit of the Creditors one or more Aviation Units acceptable to the Agent and each Creditor that have an aggregate Appraised Value (in the case of Aviation Units more than one year old, as specified by the Independent Appraiser in a written opinion addressed and delivered to the Agent and each Creditor) at least equal to the Appraised Value (determined prior to such Event of Loss) of the Aircraft affected by such Event of Loss (without limitation of the foregoing, the Borrower must take Appropriate Actions with respect to all such Aviation Units within such 45 day period);


                           (C) within 45 days after the date of the occurrence
of such Event of Loss, prepay principal on the Term Notes in an amount equal to the Appraised Value (determined prior to such Event of Loss) of the Aircraft affected by such Event of Loss; provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Borrower may prepay the Revolving Credit Loans and the Revolving Credit Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment; or

                           (D) take any combination of the actions described in
clauses (A)-(C) above within the time periods specified therein.


         (f) PROCEEDS FROM EVENT OF LOSS


                  If on any date the Borrower or any Subsidiary shall receive any amounts representing payment of insurance proceeds or payment from any Governmental Authority or other Person with respect to any Event of Loss, an amount equal to 100% of the Net Cash Proceeds from such Event of Loss shall be paid ratably, to the Banks for application to the principal installments due under the Term Loans, provided, that, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, Borrower shall prepay the Revolving Credit Loans and the respective Revolving Credit Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment.


         (g) PROVISIONS GENERALLY APPLICABLE TO PREPAYMENTS.

                  (i) Agent will promptly notify each Bank of each prepayment received by it and of such Bank's Pro Rata Share thereof.

                  (ii) Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

                  (iii) Any partial prepayments of Term Loans, and on or after the Conversion Date, any partial prepayments of Revolving Credit Loans, shall be applied to the principal of such Loans in the inverse order of maturity (the "Back End Installments") according to each Bank's Pro Rata Share; provided that, if no Default or Event of Default has occurred and is continuing and the Borrower so requests in writing at least 5 Business Days prior to such prepayment, prepayments pursuant to Section 2.05(a) or Section 2.05(c) shall be applied, according to each Bank's Pro Rata Share, to such installments of principal as designated by the Borrower in such written request in an aggregate amount not to exceed, when added to the sum of all other prepayments not applied to Back End Installments hereunder and for which (as of the date of determination thereof) the respective due dates of such prepaid principal installments have not yet passed, the sum of the scheduled principal installments payable in the four consecutive fiscal quarters of the Company commencing with the fiscal quarter in which such prepayment is made, and, provided further that the Borrower may only designate prepayments as not to be applied to Back End Installments up to twice in any given fiscal quarter.

         2.06 REDUCTION OR TERMINATION OF COMMITMENTS. Upon Requisite Notice to Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Revolving Credit Commitments in a Minimum Amount therefor to an amount not less than the aggregate outstanding Revolving Credit Loans and Letter of Credit Usage at such time or terminate the Revolving Credit Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Revolving Credit Commitments being reduced or terminated. Agent shall promptly notify Banks of any such request for reduction or termination of the Revolving Credit Commitments. Each Bank's Revolving Credit Commitment shall be reduced by an amount equal to such Bank's Pro Rata Share times the amount of such reduction.

         2.07 INTEREST.

         (a) Subject to subsection (b) below, and unless otherwise specified herein, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount for such type of Loan.

         (b) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law (in no event to exceed the maximum rate allowed by La. R.S. Section 9:3509.1 if and to the extent applicable). Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

         2.08 FEES.

         (a) COMMITMENT FEE. Borrower shall pay to Agent for the account of each Bank pro rata according to its Pro Rata Share, a commitment fee equal to the Applicable Amount times the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the Revolving Credit Loans plus Letter of Credit Usage. The commitment fee shall accrue at all times from the Effective Date until the Conversion Date and shall be payable quarterly in arrears on each Applicable Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

         (b) AGENCY FEES. Borrower shall pay to Agent an agency fee in such amounts and at such times as set forth in a separate letter agreement between Borrower and Agent. The agency fee is for the services to be performed by Agent in acting as Agent and is fully earned on the date paid. The agency fee paid to Agent is solely for its own account and is nonrefundable.

         2.09 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10 MAKING PAYMENTS.

         (a) Except as otherwise provided herein, all payments by Borrower or any Bank hereunder shall be made to Agent at Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

         (b) Upon satisfaction of any applicable terms and conditions set forth herein, Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting a deposit account designated from time to time by Borrower to Agent by Requisite Notice, and (ii) if payable to any Bank, by wire transfer to such Bank at its Lending Office. If such conditions are not so satisfied, Agent shall return any funds it is holding to the Banks making such funds available, without interest.

         (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

         (d) Unless Borrower or any Bank has notified Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Agent may, in its sole and absolute discretion, assume that Borrower or Bank, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Agent in immediately available funds, then:

                  (i) if Borrower failed to make such payment, each Bank shall forthwith on demand repay to Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Bank to the date such amount is repaid to Agent at the Federal Funds Rate; and

                  (ii) if any Bank failed to make such payment, Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Agent. Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower to the date such corresponding amount is recovered by Agent, (A) from such Bank at a rate per annum equal to the daily Federal Funds Rate. and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

         (e) If Agent or any Bank is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by Borrower, each Bank shall, on demand of Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Rate.

         2.11 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                   SECTION 3.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by Borrower to or for the account of Agent or any Bank under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Agent and each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Agent or such Bank, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Agent or any Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Agent and such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions,
(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Agent (who shall forward the same to such Bank) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Agent or any Bank, Borrower shall also pay to such Bank or Agent (for the account of such Bank), at the time interest is paid, such additional amount that the respective Bank specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Bank would have received if such Taxes or Other Taxes had not been imposed.

         (d) BORROWER AGREES TO INDEMNIFY AGENT AND EACH BANK FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING ANY

TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION) PAID BY AGENT AND SUCH BANK, AMOUNTS PAYABLE UNDER SECTION 3.01(c) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

         3.02 ILLEGALITY. If any Bank determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by such Bank to Borrower through Agent, any obligation of such Bank to make Offshore Rate Loans shall be suspended until such Bank notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Bank (with a copy to Agent), prepay or Convert all Offshore Rate Loans of such Bank, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loans. Each Bank agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank.

         3.03 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit involving any Offshore Rate Loan, Agent determines that
(a) Dollar deposits are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Banks of funding such Offshore Rate Loan, Agent will promptly notify Borrower and all Banks. Thereafter, the obligation of Banks to make or maintain such Offshore Rate Loan shall be suspended until Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If any Bank determines that any Laws:

                  (i) subject such Bank to any tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Bank under this Agreement in respect of any Offshore Rate Loans;

                  (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including its Commitment); or

                  (iii) shall impose on such Bank or on the offshore interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Bank under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Bank (with a copy of such demand to Agent), Borrower shall pay to such Bank such additional amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Bank or compliance by such Bank (or its Lending Office) or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Bank's desired return on capital), then from time to time upon demand of such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amounts as will compensate such Bank for such reduction.

         3.05 BREAKFUNDING COSTS. Upon demand of any Bank (with a copy to Agent) from time to time, Borrower shall promptly compensate such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it as a result of:

         (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by Borrower (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Bank in connection with the foregoing.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         A certificate of Agent or any Bank claiming compensation under this
Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Agent or any Bank may use any reasonable averaging and attribution methods. For purposes of this Section 3, a Bank shall be deemed to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market, whether or not such Offshore Rate Loan was in fact so funded.

         3.07 RECAPTURE.

                  Notwithstanding anything to the contrary in any Loan Document, if the rate of interest applicable to any Borrowing or portion thereof (the "Applicable Rate") would, but for the limitation of the rate herein to the Maximum Rate, for any period of time exceed the Maximum Rate, the rate of interest to accrue on such Borrowing or portion thereof during such period shall be limited to the Maximum Rate, but such Borrowing shall bear interest thereafter at the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if the Applicable Rate would have at all times been in effect during such period.

         3.08 SURVIVAL. All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Obligations.

                                   SECTION 4.
                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

         4.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of each Bank to make its initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all Banks (or by Agent with respect to immaterial matters or items specified in subsection (iv) or (v) below with respect to which Borrower has given assurances satisfactory to Agent that they will be delivered promptly following the Effective Date), Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, each dated on, or in the case of third-party certificates, recently before the Effective Date and each in form and substance satisfactory to Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to Agent, Banks and Borrower;

                  (ii) Term Notes executed by Borrower in favor of each Bank, each in a principal amount equal to such Bank's Term Loan Commitment and Revolving Credit Notes executed by Borrower in favor of each Bank, each in a principal amount equal to such Bank's Revolving Credit Commitment;

                  (iii) executed counterparts of the Guaranty Agreement and all other Security Documents, sufficient in number for distribution to Agent, Banks and the Borrower Parties that are parties thereto;

                  (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                  (v) such evidence as Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

                  (vi) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.01(c) and
         (d) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect;

                  (vii) opinions of counsel of Correro Fishman Haygood Phelps Walmsley & Castex, L.L.P., counsel for the Borrower Parties, and Lytle, Soule & Curlee, a professional corporation, special Federal Aviation Act counsel for the Borrower Parties, as to the matters set forth in Exhibits F-1 and F-2, respectively, with such changes as approved by the Banks in their sole discretion, and as to such other matters as any Bank may reasonably require;

                  (viii) evidence satisfactory to Agent and each Bank that (A) Borrower has subjected to a valid and perfected first priority security interest in favor of the Agent for the ratable benefit of the Creditors one or more Aviation Units acceptable to the Agent and each Bank, having an aggregate Appraised Value (in the case of any Aviation Units more than one year old, as specified by the Independent Appraiser in a written opinion addressed and delivered to the Agent and each Creditor) at least equal to the $72,000,000, and (B) all Appropriate Actions have been taken with respect thereto; and

                  (ix) such other assurances, certificates, documents, consents or opinions as Agent, Issuing Bank or Requisite Banks reasonably may require.

         (b) Any fees required to be paid on or before the Effective Date shall have been paid.

         (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Effective Date.

         (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

         (e) Unless waived by Agent, Borrower shall have paid all Attorney Costs of Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney

Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Agent).

         4.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in
Section 2, the obligation of each Bank to honor any Request for Extension of Credit other than a Conversion or Continuation is subject to the following conditions precedent:

         (a) the representations and warranties of Borrower contained in Section 5, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date;

         (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit;

         (c) Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor;

         (d) Agent and each Bank shall have received a Borrowing Base Certificate dated as of the date of such Extension of Credit demonstrating that, after giving effect to such Extension of Credit, the outstanding principal amount of Revolving Credit Loans and Letter of Credit Usage will not exceed the Borrowing Base; and

         (e) Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Agent or Requisite Banks reasonably may require.

         Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of such Extension of Credit.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Agent and Banks that:

         5.01 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each Borrower Party is a corporation duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

         5.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority or any other Person (including, without limitation any other creditor or supplier), is required in connection with the Borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. All Loan Documents have been duly executed and delivered by each Borrower Party, and constitute a legal, valid and binding obligation of each Borrower Party, enforceable against each Borrower Party in accordance with their respective terms.

         5.03 NO LEGAL BAR. The execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries.

         5.04 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

         (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

         5.05 LITIGATION. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower after due and diligent investigation, threatened by or against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, has a Material Adverse Effect. There are no outstanding judgments or awards against Borrower or any Subsidiary.

         5.06 NO DEFAULT. Neither any Borrower Party nor any of its Subsidiaries are in default under or with respect to any Contractual Obligation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, which default might have consequences that could result in a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

         5.07 OWNERSHIP OF PROPERTY; LIENS; WARRANTY OF TITLE; LEASES. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Borrower Party and its Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien other than Permitted Liens. Borrower has good and marketable title to all the Collateral and has good right and full power and authority to subject the Collateral to the Security Interest. The Collateral is free and clear of all Liens other than Permitted Liens. The Security Documents do, as of the Effective Date, constitute a first mortgage on and first priority perfected security interest in the Collateral subject only to Permitted Liens. There is no financing statement, chattel mortgage or notice thereof (including FAA Form 905, "Aircraft Chattel Mortgage") or other security agreement or instrument or notice thereof in which Borrower (or any predecessor Person) or any Subsidiary is named as debtor or mortgagor, or which Borrower (or any predecessor Person) or any Subsidiary has signed as debtor or mortgagor, now on file in any public office (including the Aircraft Registry) and not canceled covering any of the Collateral other than those previously filed, the effect of which has been terminated by termination statements or releases (including FAA Form 8050-41) duly filed prior to the time of the filing of any of the Security Documents for recordation in the Aircraft Registry. Borrower and each Subsidiary have the right to, and do, enjoy peaceful and undisturbed possession under all leases to which any of them is a party or under which any of them is operating. All such leases are valid and subsisting, and no default exists under any such lease.

         5.08 TAXES. Each Borrower Party and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; provided, however, that in each case no material item or portion of property of any Borrower Party or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited. The respective federal income tax returns of Borrower and each of its Consolidated Subsidiaries have been examined and reported on by the Internal Revenue Service for all fiscal years to and including the fiscal year ended April 30, 1995. Borrower and its officers know of no claims by any Governmental Authority for any unpaid taxes. There are no tax sharing agreements between Borrower and any of the Subsidiaries.

         5.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) No Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors or the Securities Exchange Act of 1934, as amended, in each case as in effect on the Effective Date or as the same may hereinafter be in effect on the date of any Borrowing.

         (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.10 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.11 INTANGIBLE ASSETS. Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

         5.12 COMPLIANCE WITH LAWS. Each Borrower Party and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it.

         5.13 ENVIRONMENTAL COMPLIANCE. (a) Neither Borrower nor any of the Subsidiaries has: (i) received any summons, citation, directive, letter, notice, or other form of communication, or otherwise learned of any claim, demand, action, event, condition, report, or investigation indicating or concerning any potential or actual liability which could individually, or in the aggregate, have a Material Adverse Effect arising in connection with (A) any non-compliance with, or violation of, the requirements of any Environmental Protection Statute;
(B) the release, or threatened release, of any Hazardous Materials which Borrower or any Subsidiary would have a duty to report to any governmental authority under any Environmental Protection Statute; (C) the existence of any environmental lien on any property of Borrower or any of the Subsidiaries resulting from the presence of such Hazardous Materials; (ii) obtained knowledge of any threatened or actual liability in connection with the release or threatened release of any Hazardous Materials which would individually, or in the aggregate, have a Material Adverse Effect; (iii) received any notice of, or otherwise learned of, any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Materials for which Borrower or any of the Subsidiaries may be liable; or (iv) received any notice that Borrower or any the Subsidiaries is or may be liable to any person under any Environmental Protection Statute.

         (b) Borrower and each Subsidiary have obtained all permits, licenses and authorizations which are required under all Environmental Protection Statutes, (including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials), except to the extent that failure to have or obtain any such permit, license or authorization could not have a Material Adverse Effect. Borrower and each of the Subsidiaries is in compliance with all terms and conditions of the permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Protection Statutes or contained in any plan, order, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure to comply could not have a Material Adverse Effect.

         5.14 INSURANCE. The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower Party or such Subsidiary operates.

         5.15 DISCLOSURE. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or furnished to Agent or any Bank in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

         5.16 FRANCHISES, PERMITS, ETC.

         Borrower and each Subsidiary hold free from materially burdensome restrictions all municipal consents, franchises, permits, licenses, rights-of-way, easements, consents and other rights which, together with their respective corporate and charter powers, are sufficient for the proper and efficient operation as a whole of their respective businesses as presently conducted and as presently proposed to be conducted.

         5.17 DESCRIPTION OF AND TITLE TO AVIATION UNITS AND ENGINES.

         Schedule 5.17 to this Agreement contains a correct and complete description of all of the Aviation Units subject to the Security Interest as of the Effective Date, and a correct and complete description of each aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, installed in or attached or appertaining to any such Aviation Units. Without limiting the generality of the representations and warranties contained in Sections 5.02 and 5.07, all filings, registrations and recordings (including, without limitation, the filing for recordation in the Aircraft Registry of FAA Form 8050-2, "Aircraft Bill of Sale", or other comparable forms, covering each such Aviation Unit and engine), necessary or advisable in order to establish, protect and preserve title to and interest in such Aviation Units and engines as against the respective sellers thereof and all third parties, and each such Aviation Unit and engine has been duly registered in the name of Borrower or Air Evac, as applicable, pursuant to the Federal Aviation Act. There are not now any Liens on such Aviation Units or engines other than Permitted Liens and those security interests created by the Security Documents in favor of the Agent. Except for the filing of UCC Continuation Statements in accordance with the recording provisions of Louisiana, Texas and Arizona law, no further action, including, without limitation, any filing or recording of any documents (whether under Article 9 of the Uniform Commercial Code of any applicable jurisdiction, or otherwise), is necessary or advisable in order to establish, protect, perfect or preserve Borrower's or Air Evac's title to and interest in such Aviation Units or engines, and the first priority, perfected, security interest of the Creditors in such Aviation Units and engines created by the Security Documents in such Aviation Units and engines (subject only to Permitted Liens), and in the proceeds thereof as against the respective sellers thereof and all third parties.

         5.18 REGISTERED OFFICE/CHIEF EXECUTIVE OFFICE.

         The registered office (as shown on the records of the Secretary of State of the State of Louisiana) and chief executive office of Borrower and Air Evac is 2121 Airline Highway, Suite 400, Metairie, Louisiana 70001-5979. The principal place of business of Borrower is 2121

Airline Highway, Suite 400, Metairie, Louisiana 70001-5979, and the principal place of business of Air Evac is 2630 Sky Harbor Boulevard, Phoenix, Arizona 85034.

         5.19 TITLE TO PARTS AND RECEIVABLES.

         There are no Liens on the Parts (except for Permitted Liens) or on Receivables (except for Permitted Liens of the type described in clause (a) of the definition of Ordinary Course Liens). Schedule 5.19 contains a complete listing of all of the locations at which Parts are located in the United States. Except for the filing of UCC Continuation Statements, in accordance with the recording provisions of the laws of the States of Louisiana, Texas and Arizona, no further action, including, without limitation, the filing or recording of any additional documents (whether under Article 9 of the Uniform Commercial Code of any applicable jurisdiction, or otherwise), is necessary or advisable in order to establish, protect or preserve the first priority perfected Security Interest of the Creditors in the Parts and Receivables created by the Security Documents as against third parties.

         5.20 SECTION 1110 OF BANKRUPTCY REFORM ACT OF 1978.

         Each of Borrower and Air Evac is "a citizen of the United States of America holding an air carrier operating certificate issued by the Secretary of Transportation," within the meaning of the United States Bankruptcy Code, as amended, and it is the intention of Borrower, Air Evac and the Creditors that Agent, for the equal and ratable benefit of the Creditors, upon the execution and delivery of this Agreement, will be a "secured party with a purchase-money equipment security interest", within the meaning of Section 1110, in the Aircraft and each portion thereof now or from time to time hereafter subjected to the Security Interest to the extent that the Security Interest constitutes a "purchase-money equipment security interest" therein, with the result that the Agent, for the equal and ratable benefit of the Creditors, may take the full benefit of the provisions of said Section 1110 with respect to such Aircraft and each such portion thereof.

         5.21 STATUS AS AIR CARRIER.

         Each of Borrower and Air Evac is a "citizen of the United States" within the meaning of Section 101(13) of the Federal Aviation Act and is an "air carrier" duly qualified as an "air taxi commercial operator" within the meaning of said Act and the regulations issued thereunder.

         5.22 CAPITALIZATION; SUBSIDIARIES.

         (a) The authorized capital stock of Borrower consists of (i) 12,500,000 shares of voting common stock, par value $.10 per share, 2,793,386 shares of which are outstanding; (ii) 12,500,000 shares of nonvoting common stock, par value $.10 per share, 2,385,465 shares of which are outstanding and (iii) 10,000,000 shares of preferred stock, no par value, no shares of which are outstanding.

         (b) The authorized capital stock of Air Evac consists of (i) 7,000 shares of common stock, without par value, 1,000 shares of which are outstanding and are owned, both beneficially and of record, by PHI Aeromedical Services, Inc., a Louisiana corporation (all of the issued and outstanding shares of capital stock of which are owned, beneficially and of record, by Borrower), and (b) 3,000 shares of preferred stock, par value $100 per share, 1,000 shares of which are outstanding and are owned of record and, to the best knowledge of the Borrower, beneficially by Samaritan.

         (c) The corporations named in Schedule 5.22 are the only Subsidiaries of Borrower and Air Evac on the Effective Date, and such schedule accurately reflects the percentage of (x) the issued and outstanding capital stock, and (y) the Voting Stock of each class of each Subsidiary on the Effective Date and accurately identifies the Consolidated Subsidiaries and the percentage of Borrower's, Air Evac's and each other Subsidiary's ownership of the outstanding Voting Stock of each Subsidiary.

         (d) The shares of capital stock of each Subsidiary owned by Borrower or Air Evac have been validly issued, are outstanding, fully-paid and non-assessable shares of such Subsidiary and are owned by such Person free and clear of all Liens (except statutory liens for taxes not yet due and for salaries of clerical employees, none of which liens has been filed or perfected).

         (e) Except as set forth in Schedule 5.22, there are no outstanding shareholders agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the capital stock of Borrower or Air Evac or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature.

         5.23 EMTALA.

         Air Evac is not subject to Emergency Medical Treatment and Labor Act requirements.

         5.24 MEDICARE AND MEDICAID PROGRAMS; LICENSURE.

         (a) Air Evac has made all necessary filings and similar applications that are necessary in order that each of Air Evac and each medical director, nurse, licensed employee and other individuals providing air ambulance and patient care services on behalf of Air Evac will become qualified, credentialed and licensed for participation in the Medicare and Medicaid programs and as otherwise required under applicable state law, so that each will be so qualified, credentialed and licensed prior to providing air ambulance and patient care services on behalf of Air Evac. Air Evac is a party to supplier agreements under the Medicare and Medicaid programs which are in full force and effect with no defaults having occurred thereunder. Air Evac has timely filed all claims or other reports required to be filed with respect to the services provided to Medicare, Medicaid and third party payors, and all such claims or reports are complete and accurate, and the Company has no liability to any payor with respect thereto. There are no pending appeals, overpayment determinations, adjustments, challenges, audit litigation or notices of intent to open Medicare or Medicaid, or third party claim determinations or other reports required to be filed by Air Evac.

         (b) Neither Air Evac, nor any medical director, nurses, licensed employees or other individuals providing patient care services on behalf of Air Evac has been convicted of, or pled guilty to nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs.

         5.25 FRAUD AND ABUSE AND STARK LAW.

         Neither Air Evac, nor its officers, directors, employees or agents have engaged in any activities which are prohibited under Section 1320a-7b or Section 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment, (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment, and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or (e) referring a patient for designated health services to or providing designated health services to a patient upon referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under Section 1395nn of Title 42 of the United States Code applies.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

         So long as any Obligation remains unpaid or unperformed, or any portion of the Revolving Credit Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to Agent and each Bank:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a copy of (i) a consolidated balance sheet of Borrower and the Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of earnings, stockholder's equity and cash flows of Borrower and the Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in detail reasonably satisfactory to the Agent, audited and accompanied by a report and opinion of Deloitte & Touche LLP, Arthur Anderson, LLP, KPMG Peat Marwick, LLP, PriceWaterhouseCoopers, LLP, Ernst & Young, LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to Requisite Banks, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to Requisite Banks; and (ii) a consolidating balance sheet of Borrower and the Consolidated Subsidiaries as of the end of such fiscal year and consolidating statements of earnings, stockholders' equity and changes in the financial position of Borrower and the Consolidated Subsidiaries for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and certified as complete and correct by the principal financial officer of Borrower; and

         (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a copy of (i) a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, and (ii) the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, in each case in detail reasonably satisfactory to the Agent, and certified by the principal financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

         (c) within 45 days after the end of each of the first, second, fourth, fifth, seventh, eighth, tenth and eleventh months of each fiscal year of Borrower, a copy of (i) a consolidated balance sheet of Borrower and the Consolidated Subsidiaries as of the end of such month, and (ii) a consolidated statement of earnings of Borrower and the Consolidated Subsidiaries for such month and for the portion of the fiscal year ending with such month, setting forth, in each case in comparative form, the figures for the corresponding periods in the previous fiscal year, all in detail reasonably satisfactory to the Agent.

         6.02 CERTIFICATES, NOTICES AND OTHER INFORMATION.

         Deliver to Agent and each Bank, in form and detail satisfactory to Agent and the Requisite Banks, with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01, a duly completed Compliance Certificate signed by the principal financial officer of Borrower;

         (c) promptly after request by Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

         (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto;

         (e) promptly after the occurrence thereof, notice of any Default or Event of Default;

         (f) notice of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary;

         (g) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower Party where the amount involved exceeds $100,000, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

         (h) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

         (i) promptly after the occurrence thereof, notice of any Material Adverse Effect (including, without limitation, any downward valuation by Borrower or any Subsidiary of the Aviation Units or any determination by Borrower or any Subsidiary that a significant portion of its Receivables is uncollectible);

         (j) with each set of financial statements delivered pursuant to Section 6.01(a), an Officers' Certificate specifying (i) the insured value of the Aircraft, (ii) the existence and nature of any changes in the insurance coverage required to be maintained by Borrower under Section 6.15 and (iii) if any Aviation Unit constituting a portion of the Aircraft is then being leased by Borrower to another Person, or operated by Borrower under contract with another Person, the name of such Person and the term of the relevant lease or contract;

         (k) as soon as available after the end of each fiscal quarter of Borrower, and in any event within 60 days after the end of each of the first three fiscal quarters of Borrower and within 120 days after the end of the fourth fiscal quarter of Borrower (i) a schedule of the Direct Expenses incurred by Borrower and the Consolidated Subsidiaries during such quarter in such form and containing such information and detail as the Agent, or any Bank through the Agent, may request, (ii) a summary description of the Parts, by type of Aviation Unit to which such Parts are applicable, (iii) a list of the Receivables of Borrower and Air Evac as at the end of such quarter, (iv) a list of the Trade Payables of Borrower and the Consolidated Subsidiaries as at the end of such quarter, each such schedule, description and list to be in such form and contain such information and detail as the Agent, or any Bank through the Agent, may reasonably request, including, without limitation, as to such Receivables, agings thereof in the customary manner, identifying each obligor thereon and designating each such Receivable that is 90 days old, and as to such summary description of the Parts, the opening balance, withdrawals, additions and closing balance, and as to such Trade Payables, agings thereof in the customary manner, the supplier and the designation of each Trade Payable not paid pursuant to its payment terms and
(iv) a written confirmation of the make and model, manufacturer's serial number and United States registration number of each Aviation Unit constituting a portion of the Aircraft, the month and year of purchase of each such Aviation Unit and the parish (or county) and state (or, if such Aviation Unit shall at the time be situated outside the United States, the country and province) of the current location of each thereof;

         (l) with each set of financial statements delivered pursuant to Section 6.01(b) with respect to each third fiscal quarter of Borrower, a copy of a pro forma consolidated balance sheet of Borrower and the Consolidated Subsidiaries for the next succeeding fiscal year of Borrower and pro forma consolidated statements of earnings, stockholder's equity and cash flows of Borrower and the Consolidated Subsidiaries for the next succeeding fiscal year of Borrower;

         (m) within 45 days after the end of each month and within 45 days after each Event of Loss, a Borrowing Base Certificate;

         (n) promptly after the annual meeting of Borrower's stockholders, an Officers' Certificate of the election and incumbency of Borrower's officers and directors;

         (o) promptly (and in any event within 20 days after the occurrence thereof), notice of any Event of Loss; and

         (p) promptly, such other data and information as from time to time may be reasonably requested by Agent, or, through Agent, any Bank.

         Each notice pursuant to this Section 6.02 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

         6.03 PAYMENT OF TAXES. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

         6.04 PRESERVATION OF EXISTENCE. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

         6.05 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.





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

         6.06 MAINTENANCE OF INSURANCE.

         Maintain liability and casualty insurance with financially sound and reputable insurance companies in such amounts with such deductibles and against such risks as is customary for similarly situated businesses, and furnish to any Bank, upon request, an Officers' Certificate containing full information as to the insurance carried; and promptly after notice in writing from the Agent, or any Bank through the Agent, obtain such additional insurance as the Agent, or any Bank through the Agent, may reasonably request and which is customarily carried on comparable businesses or properties. All policies of insurance maintained by Borrower or Air Evac on the Parts shall name the Agent as an additional insured and any payment of claims thereunder shall be made payable to the Agent (without the necessity for any other Person's joining in endorsing any check or otherwise accepting any payment) under a standard mortgagee loss payable clause satisfactory to the Agent and the Banks; provided, however, that such policies may provide that, with respect to proceeds of any particular claim, such proceeds not in excess of $500,000 may be paid by the insurers directly to Borrower or Air Evac rather than to the Agent unless an Event of Default or Default shall have occurred and is continuing and the Agent shall have notified the insurer thereof

         6.07 COMPLIANCE WITH LAWS.

         (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

         (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Protection Statutes, noncompliance with which has a Material Adverse Effect.

         6.08 INSPECTION RIGHTS. At any time during regular business hours and as often as reasonably requested, permit Agent or any Bank, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Agent or any Bank true copies of all financial information and internal management reports made available to their senior management.

         6.09 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or the applicable Subsidiary.

         6.10 COMPLIANCE WITH ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.11 COMPLIANCE WITH AGREEMENTS.

         Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have a Material Adverse Effect.

         6.12 USE OF PROCEEDS. Use the proceeds of Extensions of Credit for lawful general corporate purposes not otherwise in contravention of this Agreement.

         6.13 CITIZEN; AIR CARRIER.

         Remain a citizen of the United States within the meaning of Section 101(16) of the Federal Aviation Act and an "air carrier" duly qualified as an "air taxi commercial operator" (or equivalent status permitting such Person to continue to conduct its business as presently conducted) under said Act.

         6.14 REGISTRATION, MAINTENANCE, OPERATION, FOREIGN OPERATIONS AND MARKING OF COLLATERAL.

         (a) At its own cost and expense: (i) defend title to the Collateral against the claims and demands of all Persons other than the Agent and the Creditors; (ii) forthwith upon the delivery thereof, cause each portion of the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of Borrower or such Subsidiary, as applicable, under the Federal Aviation Act (it being understood and agreed that neither the Borrower nor any Subsidiary will register any portion of the Aircraft under the laws of any country other than the United States of America as aforesaid) and cause the Security Documents to be duly recorded and maintained of record in the Aircraft Registry and any other appropriate public offices as a first mortgage on, and as creating a prior perfected security interest in, the Aircraft and each portion thereof (including each portion which consists of an aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, or a propeller capable of absorbing 750 or more rated takeoff shaft horsepower);
(iii) maintain, service, repair, overhaul and test the Aircraft so as to maintain the Aircraft in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Federal Aviation Act, and, in any event, in good repair, working order and operating condition, ordinary wear and tear excepted, and in compliance with any applicable requirements of law and of any Governmental Authority having jurisdiction (regardless of upon which Person such requirements shall, by their terms, be nominally imposed), and from time to time make or cause to be made all necessary or appropriate repairs, restorations, replacements and renewals thereof and additions or improvements thereto, and in furtherance thereof (subject to the provisions of this Agreement specifying the obligations of Borrower upon the occurrence of Events of Loss) promptly replace aircraft engines and all Parts of whatever nature which, originally or from time to time, have been incorporated in or installed as part of the Aircraft, or any portion thereof, and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, and maintain each replacement portion free and clear of all Liens (other than Permitted Liens) and rights of others and in as good operating condition as, and having a value and utility at least equal to that of, the replaced portion (assuming that such replaced portion shall have been in the condition and state of repair required to be maintained under the terms hereof); (iv) maintain all records, logs and other materials required by the Federal Aviation Administration, and any other Governmental Authority having jurisdiction, to be maintained in respect of the Aircraft, regardless of upon which Person any such requirements shall, by their terms, be nominally imposed, and comply with all applicable maintenance, service, repair and overhaul manuals and service bulletins published by or on behalf of the manufacturers of the Aircraft; (v) at such times as any Bank may reasonably request, through the Agent, furnish to the Agent, with a copy to each Bank, statements regarding the condition and state of repair of the Aircraft, in such detail as such Bank, through the Agent, may reasonably request; and (vi) procure and pay for all permits, franchises, inspections and licenses necessary or appropriate in connection with the Aircraft or any repair, restoration, replacement, renewal, addition or improvement with respect to the Aircraft, the failure to procure which might have an adverse effect on any Aviation Unit or Units constituting a portion of the Aircraft, or any interest of the Creditors therein or in respect thereof. Without limitation of the foregoing, no Aircraft will be (x) maintained, used or operated in violation of any law or any rule, regulation or order of any Governmental Authority having jurisdiction, or in violation of any airworthiness certification, license or registration relating to the Aircraft issued by any such Governmental Authority or (y) used or operated at any time that the full amount of insurance required by Section 6.15 to be carried with respect thereto shall not be in effect.

         (b) Cause all Aircraft, the Appraised Value of which is used to determine the Borrowing Base, to be used, operated and situated solely within the continental United States, and, with respect to the Aircraft used, operated or situated outside the continental United States, either (i) maintain hull war risk insurance (including insurance against war, strikes, riots, civil commotion, acts of persons for political or terrorist purposes, malicious acts, acts of sabotage, hijacking, confiscation and nationalization, except confiscation and nationalization by the United States), extending throughout the world, which insurance shall be made payable to the Agent, for the benefit of the Creditors under a standard mortgagee loss payable clause satisfactory to the Agent and each Creditor, or (ii) have entered into such other protective arrangements with respect to such Aircraft as the Agent and each Creditor shall have approved in advance in writing, which approval may be withheld in such parties' sole discretion.

         (c) At all times affix to and maintain in each portion of the Aircraft consisting of an Aviation Unit, adjacent to the airworthiness certification therein, a metal nameplate bearing the following inscription in plain, distinct and conspicuous lettering:

         "THIS EQUIPMENT IS OWNED BY PETROLEUM HELICOPTERS, INC/AIR EVAC, INC. SUBJECT TO A MORTGAGE IN FAVOR OF BANK OF AMERICA, N.A., WHITNEY NATIONAL BANK AND BANK ONE, NA (THE "BANKS"). ANY BUYER OR OTHER ENCUMBRANCER OF THIS EQUIPMENT IS HEREBY PUT ON NOTICE THAT THE SALE OR CREATION OF AN ENCUMBRANCE BY PETROLEUM HELICOPTERS, INC/AIR EVAC, INC. TO OR IN FAVOR OF SUCH BUYER OR ENCUMBRANCER IS IN VIOLATION OF THE AFORESAID MORTGAGE UNLESS AND UNTIL SUCH BUYER OR ENCUMBRANCER SHALL HAVE RECEIVED FROM SAID BANK OF AMERICA, N.A.,

AS AGENT FOR THE BANKS, A WRITTEN STATEMENT TO THE EFFECT THAT SUCH EQUIPMENT HAS BEEN DULY RELEASED FROM THE SECURITY INTEREST OF SAID MORTGAGE."

         (d) Promptly replace any part of such nameplate which may be removed, defaced or destroyed, and in the event that any Person shall, in accordance with the terms of this Agreement, succeed to the position of Borrower, Air Evac or the Creditors named on any such nameplate, promptly replace such nameplate with a nameplate inscribed with the name of such successor. Except as above provided, the Borrower will not permit or suffer, and will cause each Subsidiary not to permit or suffer the name of any Person other than the Borrower or such Subsidiary, as applicable, to be placed on any portion of the Aircraft as a designation that might be interpreted as a claim of ownership or a right to the possession or use thereof.

         (e) With respect to Borrower, hangar the Aircraft principally in Lafayette Parish, Louisiana, and although any Aviation Unit of Borrower may from time to time, and for various periods of time, operate in the normal course of business outside said parish and state, it is intended and agreed that such Aviation Unit shall remain principally hangared, and in that sense located, in Lafayette Parish, Louisiana.

         (f) With respect to Air Evac, hangar the Aircraft principally in Phoenix Arizona, and although any Aviation Unit of Borrower may from time to time, and for various periods of time, operate in the normal course of business outside said county and state, it is intended and agreed that such Aviation Unit shall remain principally hangared, and in that sense located, in Phoenix Arizona.

         6.15 INSURANCE WITH RESPECT TO THE AIRCRAFT.

         (a) Without limiting the generality of Section 6.06, at its own cost and expense, maintain, with insurers of recognized national stature and responsibility satisfactory to the Agent and the Creditors, insurance policies insuring against loss or damage to the Aircraft from such risks and in such amounts as a prudent person would maintain on similar properties; provided, however, that, without the prior written consent of the Agent and the Creditors, neither the Borrower nor any Subsidiary will permit or suffer the Aircraft owned by it to be insured on any basis or to any extent other than that upon which the other Aviation Units in such Person's fleet shall be insured, and, in any event, neither the Borrower nor any Subsidiary will permit or suffer the amount of such insurance for each occurrence, less the deductible, if any, with respect thereto, at any time to be less than the Appraised Value of such Aircraft. The policies required by this Section 6.15(a) to be maintained shall name the Agent as an additional insured with respect to the Aircraft and any payment of claims thereunder shall be made payable to the Agent (without the necessity for any other Person's joining in endorsing any check or otherwise accepting any payment) under a standard mortgagee loss payable clause satisfactory to the Agent and the Creditors; provided, however, that such policies may provide that, with respect to proceeds of any particular claim, such proceeds not in excess of $500,000 may be paid by the insurers directly to Borrower or the Subsidiary that owns such Aircraft rather than to the Agent unless an Event of Default or Default shall have occurred and be continuing and the Agent shall have notified the insurer thereof. To the extent that such insurance coverage shall be available, such policies shall further provide that (i) in respect of the interest of the Agent and the Creditors in such policies, the insurance shall not be invalidated by any action or inaction of the Borrower or such Subsidiary, as applicable, or any other Person, (ii) the Agent's and Creditors' interest shall be insured regardless of any breach or violation by Borrower or such Subsidiary, as applicable, of any warranties, declarations or conditions contained in such policies, (iii) the insurers waive all rights of subrogation against the Borrower or such Subsidiary, as applicable, the Agent and each Creditor, (iv) the insurers waive any right to any set-off, counterclaim or deduction, whether by attachment or otherwise, in respect of any liability of Borrower or such Subsidiary, as applicable, and (v) such insurance will not be invalidated by any foreclosure or other remedial proceedings or notices thereof relating to the Aircraft or any portion thereof or interest therein, or by any change in the title to or ownership of the Aircraft or any portion thereof or interest therein, or by the use or operation of the Aircraft or any portion thereof for purposes more hazardous, or in a manner more hazardous, than shall have been permitted by such policies. No such policy shall contain a provision reducing or eliminating the liability of the insurer thereunder for any loss by reason of the existence of other insurance policies covering the Aircraft or any portion thereof against the peril involved, whether collectible or not. As between the Agent, the Creditors, the Borrower or any Subsidiary, all insurance proceeds received as the result of the occurrence of an Event of Loss shall be applied in accordance with Section 2.05(f), and all insurance proceeds received as the result of loss or damage not constituting an Event of Loss shall be applied in accordance with
Section 6.15(e).

         (b) At its own cost and expense, maintain, with insurers of recognized national stature and responsibility satisfactory to the Agent and the Creditors, insurance policies with respect to the Aircraft insuring against loss or damage to the person and property of others from such risks and in such amounts as a prudent person would maintain in similar circumstances (including passenger legal liability insurance); provided, however, that Borrower and Air Evac will maintain public liability (including passenger legal liability) and property damage insurance applicable to the Aircraft owned by them in an amount which shall not be less than $20,000,000 per accident, subject to a deductible not in excess of $50,000. The policies required by this Section 6.15(b) to be maintained shall name the Agent for the equal and ratable benefit of the Creditors as an additional insured with respect to the Aircraft, and, to the extent available, shall insure the Agent's and Creditors' interest regardless of any breach of or violation by Borrower or Air Evac of any warranties, declarations or conditions contained in such policies and shall provide that the insurers waive all rights of subrogation against Borrower, Air Evac, the Agent and each Creditor and that the insurers waive any right to any set-off, counterclaim or deduction, whether by attachment or otherwise, in respect of any liability of Borrower or Air Evac. No such policy shall contain a provision reducing or eliminating the liability of the insurer thereunder for any loss by reason of the existence of other insurance policies covering the Aircraft or any portion thereof against the peril involved, whether collectible or not. Each insurance policy required by this subsection (b) to be maintained by Borrower or Air Evac shall expressly provide that all the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of Borrower or Air Evac, as applicable), shall operate in the same manner as if there were a separate policy covering each insured.

         (c) Upon request, furnish to the Agent, with a copy to each Creditor, and in any event within 120 days after the end of each fiscal year of Borrower, a certificate signed by Borrower or

Air Evac's (as requested) independent insurance broker or consultant summarizing the insurance then maintained by Borrower pursuant to this Section 6.15 and stating that, in the opinion of said broker or consultant, such insurance complies with the terms hereof.

         (d) Each insurance policy required to be maintained pursuant to this
Section 6.15 shall provide that the insurer will, (i) advise the Agent and each Creditor in writing promptly of any default in the payment of any premiums or of any other act or omission on the part of any named insured of which it shall have knowledge and which might invalidate or render unenforceable, in whole or in part, any such insurance and (ii) advise the Agent and each Creditor in writing, at least 30 days prior thereto, of the expiration or cancellation or any reduction or any material change in the coverage of any such insurance (each such policy to provide that no such cancellation, reduction or change will be effective until thirty days after such notice is given). Borrower will advise, and will cause its Subsidiaries to advise, the Agent and each Creditor in writing promptly of any notice or other communication received from any insurer by which such insurer indicates that it may seek to suspend, terminate or change any insurance required by this Section 6.15.

         (e) If any Aircraft or any portion thereof shall be condemned, requisitioned, confiscated, stolen, seized, lost or damaged or its title or use requisitioned, and such action shall not result in an Event of Loss, the Borrower will promptly take, or cause Air Evac to promptly take, the action required by Section 6.14 with respect to the repair and replacement thereof, and, in the event of any such condemnation, requisition, confiscation, requisition of title or use, the Borrower will promptly (and, in any event, upon the earlier of the Business Day next preceding the date upon which a Borrowing Base Certificate is to be delivered hereunder or 10 days after such occurrence) notify the Banks in writing and, promptly upon receipt by the Borrower or Air Evac, will deposit or cause to be deposited with the Agent any award or purchase price received by the Borrower or Air Evac in connection therewith (the Borrower hereby assigning to the Agent for the equal and ratable benefit of the Creditors all its rights and interest in and to any and all such awards or purchase price to which it is entitled and hereby agreeing to execute and deliver, and to cause Air Evac to execute and deliver, upon the request of the Agent or any Creditor, any and all assignments and other instruments deemed by the Agent or such Creditor to be necessary or desirable for the purpose of causing, confirming or further evidencing the assignment by the Borrower and/or Air Evac of the aforesaid awards or purchase price to the Agent for the benefit of the Creditors free and clear of any and all Liens of any kind or nature whatsoever created by the Borrower or Air Evac). Any amounts received by the Agent representing payment of insurance proceeds or payment from any Governmental Authority or other Person with respect to any condemnation, requisition, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to, the Aircraft or any portion thereof that shall not result in an Event of Loss will be applied by the Agent to reimburse the Borrower or Air Evac, as applicable, for (but only after its completion of) the repair or replacement of the affected portion of the Aircraft, but such reimbursement shall be made only (i) if, at the time of such reimbursement, the Agent shall not have any knowledge that any Default or Event of Default shall have occurred and then be continuing, or will exist immediately after such reimbursement, and (ii) upon receipt by each Bank, in form and substance satisfactory to such Bank, of an Officers' Certificate requesting such reimbursement, describing the costs incurred for which reimbursement is requested and certifying that (A) there is not any outstanding Indebtedness for the purchase price or construction of said repairs or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis for a vendor's, mechanic's, laborer's, materialman's, statutory or other similar lien upon said repairs or replacements or any portion thereof, or which might materially impair the security afforded by said repairs or replacements; (B) no Default or Event of Default has occurred and is then continuing, or will exist immediately after such reimbursement; (C) no part of the amount requested for reimbursement has been or is being made the basis, in any previous or then pending application, for the withdrawal of any other proceeds under this Section 6.15(e); and (D) the affected portion of the Aircraft, as so repaired or replaced, is of a value not less than the value thereof immediately preceding such condemnation, requisition, confiscation, theft, seizure, requisition of title or use, loss or damage and, in any event, is in the condition required by Section 6.14 to be maintained. If, with respect to any particular loss, the Agent shall not have notified the insurers that any Default or Event of Default has occurred and is continuing, the proceeds attributable to such loss not in excess of $500,000 may be paid by the insurers directly to the Borrower or Air Evac, as applicable, provided, such proceeds shall be applied by the Borrower or Air Evac, as applicable (and the Borrower, by acceptance of such proceeds, covenants to so apply or cause such proceeds to be so applied) to the cost of repairing, restoring or replacing the property destroyed or damaged; and any portion of such proceeds remaining after such application may be retained by the Borrower or Air Evac, as applicable. All other proceeds shall be directly paid by the insurers to the Agent for the ratable benefit of the Creditors and if, notwithstanding such requirement, Borrower or Air Evac receives such proceeds, Borrower shall promptly surrender or cause Air Evac to surrender such proceeds, to the Agent for the ratable benefit of the Creditors.

         6.16 RECORDING, ETC.

         (a) Forthwith upon the execution and delivery of this Agreement with respect to the Collateral on the Effective Date, and from time to time thereafter, cause the Security Documents and all other documents and notices with respect thereto (including financing statements and continuation statements, if any), to be promptly filed, registered or recorded (and continued in effect) to such extent, in such manner and in such places (including the Aircraft Registry) as may be necessary or appropriate under any present or future law in order to publish notice of and fully to preserve and protect the validity and priority of the Security Interest, and the interest of the Agent and the Creditors, in the property comprising or intended to comprise the Collateral (including any portion of the Aircraft or any Part which consists of an aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, or a propeller capable of absorbing 750 or more rated takeoff shaft horsepower), and from time to time will perform or cause to be performed any and all other actions, and will execute and deliver or cause to be executed and delivered and filed, registered or recorded any and all other documents, that may be required by applicable law or requested by any Creditor for such publication, preservation and protection. Borrower will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution, delivery and acknowledgment of this Agreement, the Security Documents, financing statements, continuation statements, if any, and other such documents, and all stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection





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

with the execution and delivery of this Agreement, the Security Documents, financing statements, continuation statements and other such documents.

         (b) Deliver to the Agent (i) promptly after the execution and delivery of any Security Document which subjects additional Aviation Units to the Security Interest, an opinion of legal counsel satisfactory to the Creditors stating either (A) that such Security Document and all other documents have been properly filed, registered and recorded to the extent required by this Section 6.16, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, or (B) that no such action is necessary to maintain the Security Interest, as so required, and (ii) within 45 days after a written request from the Agent or any Creditor, but in no event more than once during each calendar year, an opinion of legal counsel satisfactory to the Creditors (A) stating that all action has been taken with respect to the filing, registration, recording, refiling, re-registration and re-recording of the Security Documents and all other documents as is necessary to maintain the Security Interest, as required under this Agreement and the Security Documents (including the Security Interest on any property acquired after the date of execution and delivery of the Security Documents and owned on the date of such request which is intended to be subject to the Security Interest), and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and (B) describing what if any action of the foregoing character may reasonably be expected to become necessary in the future to maintain the Security Interest, as so required, in the Collateral.

         6.17 FURTHER ASSURANCES.

         At any time and from time to time, promptly, at Borrower's cost and expense, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, mortgages, security agreements, financing statements, continuation statements and assurances as the Agent or any Creditor through the Agent shall reasonably require to obtain the full benefits of the estates, interests, rights, powers, privileges, and immunities granted herein and in the Security Documents and for the better mortgaging, hypothecating, pledging, assuring and confirming to or with the Creditors, or for the protection or continuance of protection of the validity and priority of the Security Interest in, all or any portion of the Collateral by the Security Documents mortgaged, hypothecated or pledged, or intended hereby or thereby to be mortgaged, hypothecated or pledged, to or with the Creditors or which Borrower or any other Person may be or may hereafter become bound to mortgage, hypothecate or pledge to or with the Creditors.

         6.18 LOCATION OF COLLATERAL.

         Notify each Creditor and the Agent promptly in the event that $5,000,000 of Parts (valued at the lower of average cost or market) are located at any location other than those enumerated in Schedule 5.19, and take such actions as the Creditors and the Agent may reasonably request to subject such Parts to the Security Interest.




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

                                   SECTION 7.
                               NEGATIVE COVENANTS

         So long as any Obligations remain unpaid or unperformed, or any portion of the Revolving Loan Commitments remains outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Ordinary Course Indebtedness;

         (c) (i) Indebtedness arising from the lease of Aviation Units not exceeding $124,000,000 in the aggregate at any time; provided, that, no such Indebtedness arising from the lease of Aviation Units entered into at any time after March 15, 2001, shall have an actual or implicit interest rate in excess of 10% per annum without the prior written approval of the Requisite Banks, which approval may be withheld in the Requisite Banks' sole discretion;

                  (ii) Indebtedness arising from facilities leases not exceeding $19,000,000 in the aggregate at any time; and

                  (iii) Indebtedness for Borrowed Money representing the purchase price of goods or services acquired from trade creditors in the ordinary course of business (the full payment of the purchase price of which has been deferred for a period exceeding 60 days) not exceeding $4,000,000 in the aggregate at any time;

                  ; provided, however, the Indebtedness permitted to be outstanding at any given time under clauses (c)(i), (c)(ii) and (c)(iii) above shall not exceed (A) from the Effective Date to and including February 1, 2002, $145,000,000 in the aggregate, and (B) after February 1, 2002, $127,000,000 in the aggregate.

         7.02 LIENS AND NEGATIVE PLEDGES. Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except the following (collectively, the "Permitted Liens"):

         (a) Liens pursuant to any Loan Document;

         (b) Liens and Negative Pledges not affecting the Collateral that exist on the date hereof and are listed on Schedule 7.02 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.01(c);

         (c) Ordinary Course Liens;

         (d) leases of Aviation Units that do not constitute part of the Aircraft and which are permitted by Section 7.01(c)(i) and leases of Aviation Units that constitute part of the Aircraft and which are permitted by Section 7.19.

         7.03 FUNDAMENTAL CHANGES. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell or otherwise transfer all or substantially all of its assets, except, that so long as no Default or Event of Default exists or would result therefrom:

         (a) any Subsidiary other than Air Evac may merge with (i) Borrower if Borrower is the continuing or surviving corporation, (ii) any one or more Wholly-Owned Subsidiaries of the Borrower, so long as the continuing or surviving corporation is a Wholly-Owned Subsidiary, and (iii) any joint venture, partnership or other Person, so long as such joint venture, partnership and other Person will, as a result of making such merger and all other contemporaneous related transactions, become a Wholly-Owned Subsidiary of the Borrower; and

         (b) any Subsidiary other than Air Evac may sell or transfer all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or to a Wholly-Owned Subsidiary of the Borrower.

         7.04 DISPOSITIONS. Make any Dispositions, except:

         (a) Ordinary Course Dispositions;

         (b) Dispositions permitted by Section 7.03; and

         (c) Dispositions by Borrower of Aviation Units; provided that (i) no Default or Event of Default has occurred and is continuing or would result from such Disposition, (ii) the sum of (A) any cash to be received by Borrower as consideration for the Aviation Unit subject to such Disposition, plus (B) the Appraised Value of any Aviation Unit(s) received in any such Disposition (as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent) shall be greater than or equal to the Appraised Value Disposition (as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent) of the Aviation Unit to be released,
(iii) if such Disposition is in part or in whole for cash, concurrently with such Disposition, 100% of the Net Cash Proceeds therefrom is applied to prepay the Term Loans to the extent required by Section 2.05(c); (iv) if such Disposition is whole or in part in exchange for other Aviation Units, within 30 days of such purchase, Borrower shall (A) execute and deliver to Agent Security Documents, satisfactory to Agent, to subject such Aviation Units to a valid and perfected first priority security interest in favor of the Agent for the ratable benefit of the Creditors, (B) complete the Appropriate Actions, and (C) complete any other actions or filings required by Section 6.16; (v) Borrower shall have delivered to the Agent an Officers' Certificate in the form of Exhibit I to this Agreement.

         7.05 INVESTMENTS. Make any Investments, except:

         (a) Investments existing on the date hereof and described on Schedule 7.05;

         (b) Ordinary Course Investments;

         (c) Investments permitted by Section 7.03; and

         (d) Investments by Borrower in any joint venture in which (i) 50% or more of the capital stock (or comparable equity or partnership interests) is owned by Borrower and (ii) the aggregate book value of all such Investments, shall not at any time exceed 3% of the Consolidated Tangible Net Worth of Borrower at such time.

         7.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

         (a) obligations permitted by clauses (i) and (ii) of Section 7.01(c);

         (b) obligations not included in the definition of Indebtedness with respect to leases in existence on the date hereof and any renewal, extension or refinancing thereof; and

         (c) obligations not included in the definition of Indebtedness with respect to Operating Leases entered into or assumed by Borrower or any Subsidiary after the date hereof in the ordinary course of business.

         7.07 RESTRICTED PAYMENTS. Make any Restricted Payments provided, however, Borrower may, so long as no Default or Event of Default has occurred and is continuing or would result from the making of such Restricted Payment (unless any such Default or Event of Default has been waived in the manner required by Section 10.01) (a) pay or declare cash dividends in an aggregate amount not in excess of 20% of the average of the quarterly Consolidated Net Income after taxes (excluding from the computation of Consolidated Net Income extraordinary gains) for the immediately preceding four consecutive fiscal quarters of Borrower, and (b) acquire its stock from its employees who are leaving the employ of Borrower, provided that the aggregate purchase price of all such stock acquired by Borrower during any fiscal year of Borrower shall not exceed $50,000.

         7.08 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

         7.09 CHANGE IN NATURE OF BUSINESS. Make any change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof or engage in any line of business materially different from any line of business carried on as of the date hereof.

         7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.





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

         7.11 CAPITAL EXPENDITURES. Make, or become legally obligated to make, any capital expenditures, except capital expenditures in any fiscal year of Borrower in the aggregate not exceeding the sum of (i) $25,000,000 and (ii) the amount of cash proceeds, net of direct selling expenses, received by from the sale of any plant, property, equipment or other capital asset during such fiscal year. Notwithstanding any of the foregoing, neither Borrower, nor any Subsidiary may approve, incur or commit to incur, any capital expenditures during the continuance of an Event of Default.

         7.12 LIMITATIONS ON UPSTREAMING. Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary to Borrower.

         7.13 MARGIN REGULATIONS. No Borrower Party shall use the proceeds of any Extensions of Credit hereunder for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

         7.14 FINANCIAL COVENANTS.

         (a) CURRENT RATIO.

         At the end of any fiscal quarter of Borrower, permit the Consolidated Current Ratio to be less than 1.75 to 1.00

         (b) CONSOLIDATED TANGIBLE NET WORTH.

         At the end of any fiscal quarter of Borrower, permit the Consolidated Tangible Net Worth to be less than an amount equal to the greater of (i) $85,000,000, or (ii) the sum of $85,000,000 plus 50% of Consolidated Net Income for the period commencing on December 31, 2000 and terminating at the end of the fiscal quarter most recently ended.

         (c) MODIFIED CASH FLOW COVERAGE.

         Permit Modified Cash Flow Coverage for any four consecutive fiscal quarters of Borrower to be less than (a) for any such period of four consecutive fiscal quarters ending during the period from the Effective Date to and including June 30, 2001, 1.10 and (b) for any such period of four consecutive fiscal quarters ending after June 30, 2001, 1.25.

         7.15 CHANGE IN AUDITORS. Intentionally deleted.

         7.16 CHANGE IN ACCOUNTING METHOD.

         Intentionally deleted.

         7.17 TAX CONSOLIDATION.




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

         File or permit or suffer to be filed any consolidated income tax return with any Person other than a Subsidiary.

         7.18 CHIEF EXECUTIVE OFFICE; REGISTERED OFFICE; JURISDICTION OF INCORPORATION.

         Move its chief executive office, registered office or jurisdiction of incorporation from the location set forth in Section 5.18.

         7.19 LEASING.

         Lease, or permit or suffer to be leased, any portion of the Aircraft except pursuant to a written lease which shall contain terms expressly subjecting and subordinating the leasehold interest to the Security Interest and to the rights of the Agent and the Banks hereunder (a copy of which lease agreement shall have been furnished to each Bank), or assign or otherwise transfer to any Person any of its rights under any such lease. Flight service agreements between Borrower (alone or together with one or more Subsidiaries) and its customers, pursuant to which a crew, as well as a helicopter, is furnished, shall not be considered "leases" for purposes of this Section 7.19.

         7.20 HAZARDOUS MATERIALS.

         Cause, permit or allow to exist (a) any Hazardous Materials to be placed, held, used, located or disposed of on, under or at any of such Person's property or any part thereof by any Person in a manner which could have a Material Adverse Effect, (b) any part of any of such Person's property to be used as a manufacturing, storage or dump site for Hazardous Materials, where such action could have a Material Adverse Effect, (c) any Lien to be recorded against any of such Person's property as a consequence of, or in any way related to, the presence, remediation, or disposal of Hazardous Materials in or about any of such Person's property, including any so-called state, federal or local "superfund" Lien relating to such matters, which, together with all other such Liens, secures obligations which in the aggregate exceed $500,000.

         7.21 IMPAIRMENT OR DISPOSITION OF COLLATERAL.

         Except as expressly permitted by this Agreement, take, suffer or omit to take any action, or permit Air Evac to take, suffer or omit to take any action, the taking, suffering or omission of which might result in an impairment of the Collateral or any portion thereof, or the Security Interest therein. Without limiting the generality of the foregoing, Borrower agrees that it will not, and will not permit Air Evac, to Dispose of or create or suffer to exist any Lien on, all or any portion of the Collateral except as and to the extent permitted by the express terms of this Agreement.

         7.22 VALUATION OF AIRCRAFT, ETC.

         On or before June 15 in each calendar year, commencing on June 15, 2001, to deliver or cause the following to be delivered to the Agent and each
Bank:





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

         (a) with respect to any Aircraft that are less than one year old at such time, an Officers' Certificate certifying the purchase price thereof, and having attached thereto a schedule of all the Aircraft showing the Appraised Value of each Aviation Unit constituting a portion thereof for that year and the immediately prior year; and

         (b) with respect to any Aircraft that are more than one year old at such time, a written opinion of the Independent Appraiser, dated as of a date after April 30 of that year and addressed to the Agent and each Bank, specifying the "purchase price" (as referred to in and determined in accordance with clause
(ii) of the definition of "Appraised Value" set forth below) of such Aircraft as of such date. Each such written opinion shall (i) state that the Independent Appraiser has, on or after April 30 of that year, made such a physical inspection, if any, of each Aviation Unit covered by said written opinion as he deems necessary or appropriate for the purposes of such opinion, (ii) and indicate the following information for each such Aviation Unit: (A) the make and model, manufacturer's serial number and the United States registration number thereof, (B) the month and year of purchase thereof by Borrower, (B) the original purchase price thereof and (C) the "purchase price" thereof referred to in and determined in accordance with clause (ii) of the definition of "Appraised Value" set forth herein; and (iii) be otherwise in form and substance satisfactory to the Agent and each Bank.

In the event that, after receiving any written opinion pursuant to clause (b) above, any Bank delivers to Borrower and the Agent a written request for a new written opinion and a written statement of the reasons for its objection to the annual opinion, Borrower shall cause the Independent Appraiser to deliver to the Agent, with a copy to each Bank, within 30 days after the receipt by Borrower of such written request, a new written opinion, dated as of a date within such 30-day period, with respect to the matters referred to in clause (b). If Borrower has not, within 45 days after the delivery to the Agent and the Banks of any annual written opinion required pursuant clause (b), received a written request for a new written opinion pursuant to this paragraph, the Agent and the Banks shall be deemed to have permitted Borrower to use such written opinion as the basis for determining the "Appraised Value" of the Aircraft described therein as of the date thereof for purposes of this Agreement, including, without limitation, as the basis for complying with its obligations under
Section 2.05(d). If any Bank requests a new written opinion pursuant to this paragraph, the Agent and the Banks shall be deemed to have permitted Borrower to use the most recent written opinion delivered by the Independent Appraiser as the basis for determining the "Appraised Value" of Aircraft for purposes of this Agreement until the earlier of (i) 30 days after receipt by the Borrower of such written request and (ii) the date such new written opinion is delivered.

                                   SECTION 8.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

         (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

         (b) Borrower fails to pay any interest on any Outstanding Obligation, or any commitment fees due hereunder within three days after the date when due; or fails to pay any other fees or amount payable to Agent or any Bank under any Loan Document within five days after the date due; or

         (c) Any default occurs in the observance or performance of any agreement contained in Section 6.01, 6.02, 6.04, 6.08 or 7; or

         (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made; or

         (f) (i) Any Borrower Party (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of $100,000 or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of $100,000 to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature; or (ii) the occurrence under any Swap Agreement of an Early Termination Date (as defined in such Swap Agreement) resulting from (x) any event of default under such Swap Agreement as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Agreement) or (y) the occurrence of any Termination Event under such Swap Agreement (as defined therein) as to which Borrower or any Subsidiary is an Affected Party (as so defined) as a result of which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary is greater than $100,000; or

         (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (h) (i) A final judgment against any Borrower Party is entered for the payment of money in excess of $1,000,000, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and, in each case, if such judgment remains unsatisfied without procurement of a stay of execution within (A) 30 calendar days after the date of entry of judgment or,
(B) if earlier, five days prior to the date of any proposed sale, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

         (i) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount.

         8.02 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Agent or Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

         (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(i):

                  (i) Requisite Banks may request Agent to, and Agent thereupon shall, terminate the Revolving Credit Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                  (ii) Issuing Bank may, with the approval of Agent on behalf of Requisite Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

         (b) Upon the occurrence of any Event of Default described in Section 8.01(i):

                  (i) the Revolving Credit Commitments and all other obligations of Agent or Banks shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

                  (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                  (iii) an amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

         (c) Upon the occurrence of any Event of Default, Banks and Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of Requisite Banks) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

         (d) Except as permitted by Section 10.05, no Bank may exercise any rights or remedies with respect to the Obligations without the consent of Requisite Banks in their sole and absolute discretion. The order and manner in which Agent's and Banks' rights and remedies are to be exercised shall be determined by Requisite Banks in their sole and absolute discretion. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Agent and Banks hereunder or thereunder or at Law or in equity.

         8.03 APPLICATION OF PROCEEDS OF COLLATERAL.

         (a) All moneys received by the Agent as a result of the enforcement of the rights and remedies of the Agent or the Creditors pursuant to the Security Documents and otherwise in respect of the Collateral shall be distributed by the Agent on the dates fixed by the Agent (individually a "Distribution Date" and collectively, the "Distribution Dates") as follows:

         FIRST: to the Agent in payment of the amount of any and all unreimbursed expenses of the Agent, including, without limitation, the fees and disbursements of its counsel and of any agents and experts employed by the Agent, incurred by the Agent prior to the relevant Distribution Date in connection with (w) the administration of this Agreement and the Security

                  Documents, (x) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon any assets of Borrower pursuant to the Security Documents (y) the exercise or enforcement of any of the rights of the Agent hereunder or under the Security Documents or (z) the failure by Borrower to perform or observe any of the provisions of this Agreement or any Security Document;

         SECOND: to the Banks in an amount equal to the sum of the unpaid principal of and interest on the Notes plus the Letter of Credit Usage, and accrued interest thereon, if any, and to the Swap Providers in an amount equal to the obligations of Borrower (calculated, if the Swap Agreement is an ISDA Master Agreement (Multicurrency-Cross Border) ("ISDA Agreement"), pursuant to Section 6(e) thereof, or, if the Swap Agreement is not an ISDA Agreement, pursuant to the provisions of such Swap Agreement substantially similar to Section 6(e) of the ISDA Agreement) under the Swap Agreements and any accrued interest thereon, if any, and, in the event such moneys shall be insufficient to pay in full such amounts, then to the payment thereof ratably to each Creditor in the same proportion which
                  (x) the sum of aggregate unpaid principal of and interest on the Notes held by such Bank plus Letter of Credit Usage and accrued interest thereon (excluding therefrom an amount equal to that portion of such interest calculated at a rate per annum in excess of the rate per annum provided for under
                  Section 2.07(b), such excluded amount being the "Excess Interest"), if any, in respect of Permitted Letters of Credit issued by such Bank or the sum of the obligations of Borrower (calculated as described above) to such Swap Provider under the applicable Swap Agreement and any accrued interest thereon, as the case may be, bears to (y) the sum of the aggregate unpaid principal of and interest on the Notes plus Letter of Credit Usage and accrued interest thereon (excluding therefrom an amount equal to the aggregate Excess Interest), if any, plus an amount equal to the obligations of Borrower (calculated as described above) under the Swap Agreements and any accrued interest thereon, if any, on the relevant Distribution Date (all such prepayments to be applied by each Creditor first to the payment of accrued and unpaid interest, if any, owing by Borrower to such Creditor, then to the payment of principal on the Notes or the obligations of Borrower (calculated as described above) under the Swap Agreements, as the case may be, and finally pursuant to the Letter of Credit Applications); provided, however, in the event any Bank that has issued a Letter of Credit does not for any reason apply its portion of the proceeds of the Collateral as provided herein within 30 days after the expiration date of such Letter of Credit, such Bank shall return all such unapplied proceeds to the Agent for distribution to the Banks for the ratable application to any unpaid obligations held by the Banks in respect of the Notes and any other Letters of Credit;

         THIRD: to the Creditors in an amount equal to the sum of unpaid commitment and agent's fees payable under this Agreement plus the fees, if any, due in respect of any Permitted Letters of Credit plus the fees, if any, due in respect of any Swap Agreements (collectively the "Fees"), whether matured or unmatured, and, in the event such moneys shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Creditor in the same proportion which the aggregate amount of Fees due to such Creditor bears to the aggregate unpaid Fees due to all the Creditors on the relevant Distribution Date;

         FOURTH: to the Banks in an amount equal to the aggregate Excess Interest plus all other amounts due under this Agreement and the Security Documents and to the Swap Providers, in an amount equal to all other amounts, due under the Swap Agreements, this Agreement and the Security Documents (collectively the "Other Amounts"), and in the event such moneys shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Creditor in the same proportion which the aggregate amount of Other Amounts due such Creditor to the aggregate unpaid Other Amounts due to all the Creditors on the relevant Distribution Date; and

         FIFTH: any surplus then remaining shall be paid to Borrower, or to its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         (b) The term "unpaid" as used in this Section 8.03 shall mean all obligations outstanding as of a Distribution Date as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 10.06 and of which the Agent shall have been notified.

                                   SECTION 9.
                                      AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF AGENT.

         (a) Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Agent is not





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

intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Issuing Bank shall act on behalf of Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Agent may agree at the request of Requisite Banks to act for such Issuing Bank with respect thereto; provided, however, that Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Section 9 included Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Bank.

         9.02 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF AGENT. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Borrower Party or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower Party or any Subsidiary or Affiliate thereof.

         9.04 RELIANCE BY AGENT.

         (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite Banks or all Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Banks and participants. Where this Agreement expressly permits or prohibits an action unless Requisite Banks otherwise determine, Agent shall, and in all other instances, Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank and participant shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Agent to each Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

         (c) The Agent shall be absolutely entitled to rely on the Officers' Certificates and certificates of Independent Appraisers and opinions of counsel referred to in the definition of "Appropriate Actions" and for the veracity of each of the statements made therein absent actual knowledge to the contrary on the part of the Agent . The Agent shall not be required to investigate or verify any statement made in such Officers' Certificates and certificates of Independent Appraisers and opinions of counsel and any investigation that the Agent shall elect to undertake shall not affect its ability to rely on such Officers' Certificates and Certificates of Independent Appraisers and opinions of counsel.

         9.05 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Banks, unless Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify Banks of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Banks in accordance with Section 8; provided, however, that unless and until Agent has received any such direction, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Banks.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT. Each Bank and participant acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower Party or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank or participant as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank, including any Bank by assignment, and each participant represents to Agent that it has, independently and without reliance upon any

Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower Party hereunder. Each Bank and participant also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Banks by Agent herein, Agent shall not have any duty or responsibility to provide any Bank or participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower Party or any of its Subsidiaries or Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF AGENT. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, BANKS SHALL INDEMNIFY UPON DEMAND EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF ANY BORROWER PARTY AND WITHOUT LIMITING THE OBLIGATION OF ANY BORROWER PARTY TO DO
SO), PRO RATA, AND HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT, EVEN IF SUCH INDEMNIFIED LIABILITIES ARISE IN WHOLE OR IN PART FROM THE NEGLIGENCE OF ANY AGENT-RELATED PERSON; PROVIDED, HOWEVER, THAT NO BANK SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF REQUISITE BANKS SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK SHALL REIMBURSE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF ANY





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BORROWER PARTY. THE UNDERTAKING IN THIS SECTION SHALL SURVIVE THE PAYMENT OF ALL
OBLIGATIONS HEREUNDER AND THE RESIGNATION OR REPLACEMENT OF AGENT.

         9.08 AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party and its Subsidiaries and Affiliates as though Bank of America were not Agent or Issuing Bank hereunder and without notice to or consent of Banks. Banks and participants acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of any Borrower Party or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent or Issuing Bank.

         9.09 SUCCESSOR AGENT. Agent may resign as Agent upon 30 days' notice to Banks. If Agent resigns under this Agreement, Requisite Banks shall appoint from among Banks a successor Agent for Banks which successor Agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which approval of Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Banks and Borrower, a successor Agent from among Banks. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Banks shall perform all of the duties of Agent hereunder until such time, if any, as Requisite Banks appoint a successor agent as provided for above.

         9.10 RELEASES OF COLLATERAL.

         Each of the Creditors hereby authorizes the Agent to execute and deliver (and, where appropriate, as determined by the Agent in its sole and independent discretion, to authorize others to execute and deliver on its behalf) on behalf of the Creditors, all documents required to effect the release of any Aviation Unit from the Security Interest in connection with any Disposition permitted hereby.

                                   SECTION 10.
                                  MISCELLANEOUS

         10.01 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Requisite Banks and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Agent and all Banks, no amendment, modification, supplement, termination, waiver or consent may be effective to:

         (a) Reduce the amount of principal or required principal payments or prepayments of any Outstanding Obligations; provided, however, that only the consent of Requisite Banks shall be required in any instance where Banks have the right to consent to the release price of any property or Persons being Disposed of;

         (b) Reduce the rate of interest payable on any Outstanding Obligations or the amount of any fee or other amount payable to any Bank under the Loan Documents (unless consented to by each Bank entitled to receive such fee or other amount), including in each case, any change in the way any financial covenant used to determine the Applicable Amount is calculated;

         (c) Waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

         (d) Postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Bank's Revolving Credit Commitment or Term Loan Commitment (it being understood that a waiver of any Event of Default not referred to in subsection (c) above shall require only the consent of Requisite Banks) or modify the Pro Rata Share of any Bank;

         (e) Amend the definition of "Requisite Banks" or the provisions of
Section 4, Section 9, this Section 10.01 or Section 10.06; or

         (f) Amend any provision of this Agreement that expressly requires the consent or approval of all Banks;

provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by Issuing Bank in addition to Requisite Banks or all Banks, as the case may be, affect the rights or duties of Issuing Bank, (ii) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to Requisite Banks or all Banks, as the case may be, affect the rights or duties of Agent, and (iii) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Banks and Agent.





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         10.02 REQUISITE NOTICE; EFFECTIVENESS OF SIGNATURES AND ELECTRONIC
MAIL.

         (a) REQUISITE NOTICE. Notices given in connection with any Loan Document shall be delivered to the intended recipient at the number and/or address set forth on Schedule 10.02 (or as otherwise specified from time to time by such recipient in writing to Agent) and shall be given by (i) irrevocable written notice or (ii) except as otherwise provided, irrevocable telephonic (not voicemail) notice. Such notices may be delivered, must be confirmed and shall be effective as follows:

             MODE OF DELIVERY                  EFFECTIVE ON EARLIER OF ACTUAL RECEIPT, AND:
         -------------------------- -------------------------------------------------------------------

         Mail                       Fourth Business Day after deposit in U.S. mail, first class postage pre-paid

         Courier or hand delivery   When signed for by recipient

         Telephone (not voicemail)  When conversation completed (must be confirmed in writing)

         Facsimile                  When confirmed by telephone (not voicemail)

         Electronic Mail            When delivered (usage subject to subsection (c) below)


provided, however, that notices delivered to Agent pursuant to Section 2 shall not be effective until actually received by Agent; provided, further, that Agent may require that any notice be confirmed or followed by a manually-signed hardcopy thereof. Notices shall be in any form prescribed herein and, if sent by a Borrower Party, shall be made by a Responsible Officer of such Borrower Party. Notices delivered and, if required, confirmed in accordance with this subsection shall be deemed to have been delivered by Requisite Notice.

         (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed hardcopies and shall be binding on all Borrower Parties, Agent and Banks. Agent may also require that any such documents and signatures be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) LIMITED USAGE OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by Agent, Banks and Borrower Parties. No other legally-binding and/or time-sensitive communication or Request for Extension of Credit may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

         (d) RELIANCE BY AGENT AND BANKS. Agent and Banks shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. BORROWER SHALL INDEMNIFY AGENT-RELATED PERSONS AND BANKS FROM ANY LOSS, COST, EXPENSE OR LIABILITY AS A RESULT OF RELYING ON ANY NOTICES PURPORTEDLY GIVEN BY OR ON BEHALF OF ANY BORROWER PARTY EVEN IF SUCH LOSS, COST, EXPENSE OR LIABILITY ARISES IN WHOLE OR IN PART FROM THE NEGLIGENCE OF SUCH AGENT-RELATED PERSONS OR BANKS.

         10.03 ATTORNEY COSTS, EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Agent and each Bank for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Bank. The agreements in this Section shall survive repayment of all Obligations.

         10.04 BINDING EFFECT; ASSIGNMENT.

         (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Agent, Banks and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Banks and any such attempted assignment shall be void. Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

         (b) From time to time following the Effective Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to a Bank or an Affiliate of the assigning Bank, shall be consented to by Borrower at all times other than during the existence of a Default or Event of Default and by Agent and Issuing Bank (which approvals of Borrower, Agent and Issuing Bank shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to Agent, (iii) except in the case of an assignment (A) to an Affiliate of the assigning Bank or to another Bank or (B) of the entire remaining Commitment of the assigning Bank, the portion of the Commitment assigned shall not be less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence, any forms required by Section 10.21 and payment of the requisite fee described below, the assignee named therein shall be a Bank for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and the assigning Bank shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Upon request, Borrower shall execute and deliver new or replacement Notes to the assigning Bank and the assignee Bank to evidence Loans made by them. Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Agent-Related Person as to any matter. For purposes hereof, each mutual fund that is an Affiliate of a Bank shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Bank.

         (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee and/or such assigning Bank (including in the case of assignments to Affiliates of assigning Banks), Agent shall, promptly following the effective date thereof, provide to Borrower and Banks a revised Schedule 10.02 giving effect thereto.

         (d) Each Bank may from time to time, without the consent of any other Person, grant participations to one or more other Person (including another
Bank) all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrower, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the Total Commitments or in the granting Bank's Commitment or Pro Rata Share, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Bank may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant,
(B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant. Any Bank that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.21 as if such Person were a Bank and provide that Agent and Borrower shall be third party beneficiaries of such covenant.

         10.05 SET-OFF. In addition to any rights and remedies of Agent and Banks or any assignee or participant of any Bank or any Affiliate thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Bank agrees promptly to notify Borrower and Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.06 SHARING OF PAYMENTS. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment of the Obligations held by it of a type owed ratably to the various Banks that is ratably more than any other Bank receives in payment of those Obligations held by such other Bank, then, subject to applicable Laws: (a) such Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Bank were the original owner of the Obligation purchased.

         10.07 NO WAIVER; CUMULATIVE REMEDIES.

         (a) No failure by any Bank or Agent to exercise, and no delay by any Bank or Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof;

nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Agent or any Bank not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Agent's or such Bank's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         (c) Except with respect to Section 9.09, the terms and conditions of
Section 9 are for the sole benefit of Agent and Banks.

         10.08 USURY. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 INTEGRATION. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Agent or Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.11 NATURE OF BANKS' OBLIGATIONS. Nothing contained in this Agreement or any other Loan Document and no action taken by Agent or Banks or any of them pursuant hereto or thereto may, or may be deemed to, make Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Bank will not increase the Pro Rata Share attributable to any other Bank.

         10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof, and will bind and inure to the benefit of the respective successors and assigns of the Agent and each Bank, whether so expressed or not. Such representations and warranties have been or will be relied upon by Agent, each Bank and their respective successors and assigns, notwithstanding any investigation made by Agent or any Bank or on their behalf.

         10.13 INDEMNITY BY BORROWER. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, BORROWER AGREES TO INDEMNIFY, SAVE AND HOLD HARMLESS EACH AGENT-RELATED PERSON AND EACH BANK AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, AGENTS, ATTORNEYS AND EMPLOYEES (COLLECTIVELY THE "INDEMNITEES") FROM AND AGAINST: (a) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (OTHER THAN AGENT OR ANY BANK) RELATING DIRECTLY OR INDIRECTLY TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION THAT SUCH PERSON ASSERTS OR MAY ASSERT AGAINST ANY BORROWER PARTY, ANY OF THEIR AFFILIATES OR ANY OF THEIR OFFICERS OR DIRECTORS;
(b) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO, THE LOAN DOCUMENTS, ANY PREDECESSOR LOAN DOCUMENTS, THE COMMITMENTS, THE USE OR CONTEMPLATED USE OF THE PROCEEDS OF ANY LOAN, OR THE RELATIONSHIP OF ANY BORROWER PARTY, AGENT AND BANKS UNDER THIS AGREEMENT; (c) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL AUTHORITY ARISING OUT OF OR RELATED TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN SUBSECTION (a) OR (b) ABOVE; AND (d) ANY AND ALL LIABILITIES (INCLUDING LIABILITIES UNDER INDEMNITIES), LOSSES, COSTS OR EXPENSES (INCLUDING ATTORNEY COSTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF THE ASSERTION OF ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, OR AS A RESULT OF THE PREPARATION OF ANY DEFENSE IN CONNECTION WITH ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, IN ALL CASES, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNITEE, WHETHER OR NOT AN INDEMNITEE IS A PARTY TO SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT NO INDEMNITEE SHALL BE ENTITLED TO INDEMNIFICATION FOR ANY LOSS CAUSED BY ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR FOR ANY LOSS ASSERTED AGAINST IT BY ANOTHER INDEMNITEE.

THE AGREEMENTS IN THIS SECTION SHALL SURVIVE REPAYMENT OF ALL OBLIGATIONS.

         10.14 NONLIABILITY OF BANKS. Borrower acknowledges and agrees that:

         (a) Any inspections of any property of Borrower made by or through Agent or Banks are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

         (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Agent or Banks pursuant to the Loan Documents, neither Agent nor Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Agent or Banks;

         (c) The relationship between Borrower and Agent and Banks is, and shall at all times remain, solely that of borrower and lenders; neither Agent nor any Bank shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Agent nor any Bank undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agent or any Bank in connection with such matters is solely for the protection of Agent and Banks and neither Borrower nor any other Person is entitled to rely thereon; and

         (d) NEITHER AGENT NOR ANY BANK SHALL BE RESPONSIBLE OR LIABLE TO ANY PERSON FOR ANY LOSS, DAMAGE, LIABILITY OR CLAIM OF ANY KIND RELATING TO INJURY OR DEATH TO PERSONS OR DAMAGE TO PROPERTY CAUSED BY THE ACTIONS, INACTION OR NEGLIGENCE OF BORROWER AND/OR ITS AFFILIATES AND BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD AGENT AND BANKS HARMLESS FROM ANY SUCH LOSS, DAMAGE, LIABILITY OR CLAIM EVEN IF SUCH LOSS, DAMAGE, LIABILITY OR CLAIM ARISES IN WHOLE OR IN PART FROM THE NEGLIGENCE OF SUCH AGENT-RELATED PERSONS OR BANKS.

         10.15 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Agent and Banks in connection with the Extensions of Credit, and is made for the sole benefit of Borrower, Agent and Banks, and Agent's and Banks' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.16 SEVERABILITY. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.17 CONFIDENTIALITY. Agent, each Bank and each participant shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Agent or such Bank by or on behalf of the Borrower Parties and their Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Agent and each Bank may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Bank has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Agent's or such Bank's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Agent's or such Bank's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Agent or such Bank or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Agent's or a Bank's possession prior to its being provided by or on behalf of the Borrower Parties, provided that such information is not known by Agent or such Bank to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Agent or such Bank), or (z) becomes available to Agent or such Bank on a nonconfidential basis, provided that the source of such information was not known by Agent or such Bank to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

         10.18 FURTHER ASSURANCES. Each Borrower Party shall, and shall cause its Subsidiaries to, at their expense and without expense to Banks or Agent, do, execute and deliver such further acts and documents as any Bank or Agent from time to time reasonably requires for the assuring and confirming unto Banks or Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         10.19 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         10.20 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         10.21 FOREIGN BANKS. Each Bank that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, (b) promptly notify Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. IF ANY GOVERNMENTAL AUTHORITY ASSERTS THAT AGENT DID NOT PROPERLY WITHHOLD ANY TAX OR OTHER AMOUNT FROM PAYMENTS MADE IN RESPECT OF SUCH PERSON, SUCH PERSON SHALL INDEMNIFY AGENT THEREFOR, INCLUDING ALL PENALTIES AND INTEREST, ANY TAXES IMPOSED BY ANY JURISDICTION ON THE AMOUNTS PAYABLE TO THE AGENT UNDER THIS SECTION, AND COSTS AND EXPENSES (INCLUDING ATTORNEY COSTS) OF AGENT. THE OBLIGATION OF BANKS UNDER THIS SECTION SHALL SURVIVE THE PAYMENT OF ALL OBLIGATIONS AND THE RESIGNATION OR REPLACEMENT OF AGENT.

         10.22 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO

AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT AGENT AND EACH BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. Without limitation of the foregoing, nothing in this Agreement or in the Notes shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the rate of interest which such Bank may contract for, take, reserve, receive or charge in respect of any borrowing. Chapter 346 of the Texas Finance Code, as amended (relating to revolving loan and revolving triparty accounts), shall not apply to this Agreement or the Notes hereunder or the transactions contemplated hereby.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, AGENT AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER PARTY, AGENT AND EACH BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.24 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                      PETROLEUM HELICOPTERS, INC.


                      By:
                           ---------------------------------------------------
                      Name:
                             -------------------------------------------------
                      Title:
                            --------------------------------------------------



                      BANK OF AMERICA, N.A., as Agent


                      By:
                           ---------------------------------------------------
                      Name:
                             -------------------------------------------------
                      Title:
                            --------------------------------------------------



                      BANK OF AMERICA, N.A., as a Bank, and Issuing Bank


                      By:
                           ---------------------------------------------------
                      Name:
                             -------------------------------------------------
                      Title:
                            --------------------------------------------------



                      WHITNEY NATIONAL BANK, as a Bank


                      By:
                           ---------------------------------------------------
                      Name:
                             -------------------------------------------------
                      Title:
                            --------------------------------------------------



                      BANK ONE, NA, as a Bank


                      By:
                           ---------------------------------------------------
                      Name:
                             -------------------------------------------------
                      Title:
                            --------------------------------------------------

                                   EXHIBIT A-1

                                    TERM NOTE

                                [To be attached]

                                   EXHIBIT A-2

                              REVOLVING CREDIT NOTE

                                [To be attached]

                                    EXHIBIT B

                         REQUEST FOR EXTENSION OF CREDIT

                                [To be attached]

                                    EXHIBIT C

                           BORROWER SECURITY AGREEMENT

                                [To be attached]

                                    EXHIBIT D

                           AIR EVAC SECURITY AGREEMENT

                                [To be attached]

                                    EXHIBIT E

                               GUARANTY AGREEMENT

                                [To be attached]

                                   EXHIBIT F-1

                      OPINION OF COUNSEL (BORROWER PARTIES)

                                [To be attached]

                                   EXHIBIT F-2

                            OPINION OF COUNSEL (FAA)

                                [To be attached]

                                    EXHIBIT G

                           BORROWING BASE CERTIFICATE

                                [To be attached]

                                    EXHIBIT H

                             COMPLIANCE CERTIFICATE

                                [To be attached]

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO-RATA SHARES

              BANK                             TERM                   REVOLVING CREDIT LOAN             PRO RATA SHARE
                                            COMMITMENT                     COMMITMENT
---------------------------------- ------------------------------ ------------------------------ -----------------------------

Bank of America, N.A.                      $9,562,500.00                 $16,875,000.00                 37.500000000%

Whitney National Bank                      $9,562,500.00                 $16,875,000.00                 37.500000000%

Bank One, NA                               $6,375,000.00                 $11,250,000.00                 25.000000000%

Total                                      25,500,000.00                 $45,000,000.00                100.000000000%

                                  SCHEDULE 5.17

                           AVIATION UNITS AND ENGINES

                                [To be attached]

                                  SCHEDULE 5.19

                                LOCATION OF PARTS

                                [To be attached]

                                  SCHEDULE 5.22

                                  SUBSIDIARIES

                                [To be attached]

                                  SCHEDULE 7.02

                                 EXISTING LIENS

                                [To be attached]

                                  SCHEDULE 7.05

                                   INVESTMENTS

                                [To be attached]

                                 SCHEDULE 10.02

          OFFSHORE AND DOMESTIC LENDING OFFICES, ADDRESSES FOR NOTICES



PETROLEUM HELICOPTERS, INC.

113 Borman Drive
Municipal Airport
Lafayette, LA 70508
Attn:    Michael McCann
         Telephone:  (337) 272-4427
         Facsimile:  (337) 235-1357
         Electronic mail:  mmccann@phihelico.com



BANK OF AMERICA, N.A.

Agent's Office and Bank of America's Lending Office (for payments and Requests for Extensions of Credit):

Bank of America, N.A.
901 Main Street
Dallas, TX 75202-3714
Attention:        Renita Cummings
                  Telephone:        (214) 209-1233
                  Facsimile:        (214) 290-8371
                  Electronic Mail:  renita.cummings@bankofamerica.com
                  Account No.:      1292000882
                  Ref:              Petroleum Helicopters
                  ABA#              111000012
                  Attention:        Corporate Loan Funds

with copy to:

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX 77002

Attention:        Pamela K. Rodgers
                  Telephone:        (713) 651-4880
                  Facsimile:        (713) 651-4904
                  Electronic Mail:  pamela.rodgers@bankofamerica.com

Issuing Bank:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:        Bolivar Carrillo
                  Vice President
                  Telephone:  213.345.0084
                  Facsimile:  213.345.6694
                  Electronic Mail:  bolivar.carrillo@bankofamerica.com

with copy to:

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX 77002

Attention:        Pamela K. Rodgers
                  Telephone:        (713) 651-4880
                  Facsimile:        (713) 651-4904
                  Electronic Mail:  pamela.rodgers@bankofamerica.com

Other Notices as Agent:

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX 77002

Attention:        Paul Squires
                  Managing Director
                  Telephone:        (713) 651-4812
                  Facsimile:        (713) 651-4880

with copy to:

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX 77002

Attention:        Pamela K. Rodgers
Telephone:        (713) 651-4880
Facsimile:        (713) 651-4904
Electronic Mail:  pamela.rodgers@bankofamerica.com

WHITNEY NATIONAL BANK

Requests for Extensions of Credit:

228 St. Charles Avenue
New Orleans, LA  70130
Attn:    Mr. Harry Stahel
         Senior Vice President
         Telephone:        (504) 586-7206
         Facsimile:        (504) 586-3409
         Electronic Mail:  hstahel@whitneybank.com
         Ref:              Petroleum Helicopters
         ABA#              065000171
         Attention:        Commercial Loan Department


BANK ONE, NA

DOMESTIC LENDING OFFICE:
Institution Name: Bank One, NA
Street Address:   1717 Main - 4th Floor, TX1-2454
City/State/Zip:            Dallas, TX 75201

EURODOLLAR LENDING OFFICE:
Institution Name: Bank One, NA
Street Address:   1717 Main Street - 4th Floor, TX1-2454
City/State/Zip:            Dallas, TX 75201

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYMENTS, INTERESTS, ETC.
Name:                      Dorothy Moravek
Street Address:   1717 Main
                           4th Floor, TX1-2454
City/State/Zip:            Dallas, TX 75201
Phone No.:                 (214) 290-3442
Fax No.:          (214) 290-2930

REMITTANCE INSTRUCTIONS:
Name of Bank where funds are to be transferred:
                           Bank One, NA
ABA Transit Number:        111000614
Name of Account:           LSII (Large Corporate Loan Services) Incoming
                           Clearing A/C
Account Number:            2453265212
                           Attn:  Dorothy Morovek
                           Re:  Petroleum Helicopters, Inc.

CREDIT CONTACTS (FINANCIALS, COVENANT COMPLIANCE, ETC.):
Name:             Dianne Russell
Street Address:   Bank One Center
                  910 Travis, 6th Floor
City/State/Zip:   Houston, TX 77002
Fax No.:          (713) 751-3982
Telephone:        (713) 751-3679

                                   EXHIBIT A-1

                                FORM OF TERM NOTE


                           PETROLEUM HELICOPTERS, INC.

                                    Term Note


$                                                                 July ___, 2001
 --------------


                  FOR VALUE RECEIVED, the undersigned, Petroleum Helicopters, Inc., a Louisiana corporation ("Borrower")(successor by merger to Petroleum Helicopters, Inc., a Delaware corporation), hereby promises to pay to the order of __________________________________________________________________ ("Bank"),
on the Term Loan Maturity Date (as defined in, and from time to time extended in accordance with, the Agreement referred to below) the principal amount of _______________________________________________________Dollars ($____________),
or such lesser principal amount thereof as remains unpaid on such date under that certain Second Amended and Restated Loan Agreement dated as of July ___, 2001, among Borrower, the Banks from time to time party thereto, and Bank of America, N.A., as Agent and Issuing Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

                  Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Agreement. All payments of principal and interest shall be made to Agent for the account of Bank in United States dollars in immediately available funds at Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

                  This Term Note is one of the "Notes" referred to in the Agreement and is secured by and entitled to the benefits of the Security Documents. Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, events of default and the right of Bank to accelerate the maturity hereof upon the occurrence of such events. The Term Loan made by Bank shall be evidenced by one or more loan accounts or records maintained by Bank in the ordinary course of business. Bank may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

                  This Term Note does not effect a novation but is given, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of the aggregate principal amount outstanding under that certain Term Note dated March 31, 1997, in the




                                     A-1-1
principal face amount of $_____________, executed by the Borrower, payable to the order of the Bank (the "1997 Note") pursuant to that certain Amended and Restated Loan Agreement among the Borrower, Whitney National Bank, First National Bank of Commerce, NationsBank of Texas, N.A., and NationsBank of Texas, N.A., as Agent (the "1997 Loan Agreement"), which 1997 Note and 1997 Loan Agreement modified, renewed, extended, rearranged and replaced certain indebtedness outstanding pursuant to that certain Loan Agreement originally dated as of January 31, 1986 among the Borrower, Texas Commerce Bank National Association, Hibernia National Bank of New Orleans and RepublicBank Houston, N.A. (as amended and restated in its entirety as of August 1, 1988, as further amended and restated in its entirety as of December 28, 1990, as further amended and restated in its entirety as of July 9, 1993, as further amended and restated in its entirety as of August 13, 1996, and as most recently amended and restated by the 1997 Loan Agreement, the "Original Loan Agreement") and of which Original Loan Agreement the Agreement is an amendment and restatement in its entirety. All liens and security interests securing the Original Loan Agreement (including, without limitation, all liens and security interests securing the 1997 Loan Agreement) are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of this note. The Borrower hereby agrees that this modification, renewal, extension, rearrangement, and replacement shall in no manner affect, release, cancel, terminate, extinguish or otherwise impair the liens and security interests securing the Original Loan Agreement (including, without limitation, all liens and security interests securing the 1997 Loan Agreement) and that said liens and security interests shall not in any manner be waived.

                  Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Bank in connection with the collection or enforcement of this Term Note.

                  THE BORROWER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, AND ANY AND ALL ENDORSERS, GUARANTORS AND SURETIES SEVERALLY WAIVE GRACE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, DISHONOR OR DEFAULT, PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, NOTICE OF PROTEST AND DILIGENCE IN COLLECTING AND BRINGING OF SUIT AGAINST ANY PARTY HERETO AND ANY OTHER NOTICES OR OTHER ACTION, AND AGREE TO ALL MODIFICATIONS, RENEWALS, EXTENSIONS OR PARTIAL PAYMENTS HEREON, IN WHOLE OR IN PART, WITH OR WITHOUT NOTICE, BEFORE OR AFTER MATURITY.

                  THIS NOTE SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.



                                     A-1-2

                  IN WITNESS WHEREOF, the undersigned has duly executed this Term Note as of the date first written above.

                                        PETROLEUM HELICOPTERS, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                     A-1-3

                                   EXHIBIT A-2

                          FORM OF REVOLVING CREDIT NOTE


                           PETROLEUM HELICOPTERS, INC.

                              Revolving Credit Note


$                                                                 July ___, 2001
 -----------------------

                  FOR VALUE RECEIVED, the undersigned, Petroleum Helicopters, Inc., a Louisiana corporation ("Borrower")(successor by merger to Petroleum Helicopters, Inc., a Delaware corporation), hereby promises to pay to the order of _____________________________ ("Bank"), on the Revolving Loan Maturity Date (as defined in, and from time to time extended in accordance with, the Loan Agreement referred to below) the principal amount of _____________________Dollars ($____________), or such lesser principal amount of
Loans (as defined in the Loan Agreement referred to below) payable by Borrower to Bank on such Revolving Loan Maturity Date under that certain Second Amended and Restated Loan Agreement dated as of July ___, 2001, among Borrower, the Banks from time to time party thereto Bank of America, N.A., as Agent and Issuing Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

                  Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Agreement. All payments of principal and interest shall be made to Agent for the account of Bank in United States dollars in immediately available funds at Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

                  This Revolving Credit Note is one of the "Notes" referred to in the Agreement and is secured by and entitled to the benefits of the Security Documents. Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, events of default and the right of Bank to accelerate the maturity hereof upon the occurrence of such events. Revolving Credit Loans made by Bank shall be evidenced by one or more loan accounts or records maintained by Bank in the ordinary course of business. Bank may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

                  This Revolving Credit Note does not effect a novation but is given, to the fullest extent applicable, in modification, renewal, extension, rearrangement and replacement of the aggregate principal amount outstanding under that certain Revolving Credit Note dated March



                                     A-2-1

31, 1997, in the principal face amount of $_____________, executed by the Borrower, payable to the order of the Bank (the "1997 Note") pursuant to that certain Amended and Restated Loan Agreement among the Borrower, Whitney National Bank, First National Bank of Commerce, NationsBank of Texas, N.A., and NationsBank of Texas, N.A., as Agent (the "1997 Loan Agreement"), which 1997 Note and 1997 Loan Agreement modified, renewed, extended, rearranged and replaced certain indebtedness outstanding pursuant to that certain Loan Agreement originally dated as of January 31, 1986 among the Borrower, Texas Commerce Bank National Association, Hibernia National Bank of New Orleans and RepublicBank Houston, N.A. (as amended and restated in its entirety as of August 1, 1988, as further amended and restated in its entirety as of December 28, 1990, as further amended and restated in its entirety as of July 9, 1993, as further amended and restated in its entirety as of August 13, 1996, and as most recently amended and restated by the 1997 Loan Agreement, the "Original Loan Agreement") and of which Original Loan Agreement the Agreement is an amendment and restatement in its entirety. All liens and security interests securing the Original Loan Agreement (including, without limitation, all liens and security interests securing the 1997 Loan Agreement) are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of this note. The Borrower hereby agrees that this modification, renewal, extension, rearrangement, and replacement shall in no manner affect, release, cancel, terminate, extinguish or otherwise impair the liens and security interests securing the Original Loan Agreement (including, without limitation, all liens and security interests securing the 1997 Loan Agreement) and that said liens and security interests shall not in any manner be waived.

                  Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Bank in connection with the collection or enforcement of this Revolving Credit Note.

                  THE BORROWER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, AND ANY AND ALL ENDORSERS, GUARANTORS AND SURETIES SEVERALLY WAIVE GRACE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, DISHONOR OR DEFAULT, PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, NOTICE OF PROTEST AND DILIGENCE IN COLLECTING AND BRINGING OF SUIT AGAINST ANY PARTY HERETO AND ANY OTHER NOTICES OR OTHER ACTION, AND AGREE TO ALL MODIFICATIONS, RENEWALS, EXTENSIONS OR PARTIAL PAYMENTS HEREON, IN WHOLE OR IN PART, WITH OR WITHOUT NOTICE, BEFORE OR AFTER MATURITY.

                  THIS NOTE SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.



                                     A-2-2

                  IN WITNESS WHEREOF, the undersigned has duly executed this Revolving Credit Note as of the date first written above.


                                                   PETROLEUM HELICOPTERS, INC.


                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:


                                     A-2-3

                                    EXHIBIT B

                     FORM OF REQUEST FOR EXTENSION OF CREDIT

                           PETROLEUM HELICOPTERS, INC.

                         Request for Extension of Credit

                                                         Date:
                                                              -----------------

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Loan Agreement dated as of July ___, 2001, among Petroleum Helicopters, Inc., a Louisiana corporation ("Borrower"), the Banks from time to time party thereto, Bank of America, N.A., as Agent and Issuing Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

The undersigned hereby requests (select one):

[ ]  A Borrowing of Loans              [ ] A Conversion or Continuation of Loans

1.       On                                                    (a Business Day).
           --------------------------------------------------

2.       In the amount of $                                  .
                           ----------------------------------

3.       Comprised of                                        .
                     ---------------------------------------
                           [type of Loans requested]

4.       For Offshore Rate Loans:  with an Interest Period of           months.
                                                              ---------

The foregoing request complies with the requirements of Section 2.03 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

         (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date; and

         (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Extension of Credit.

                                                     PETROLEUM HELICOPTERS, INC.


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT C

                         FORM OF PHI SECURITY AGREEMENT

                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

                  This SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement"), dated as of July 3, 2001, made by PETROLEUM HELICOPTERS, INC., a Louisiana corporation ("Grantor") to BANK OF AMERICA, N.A. ("Bank of America"), as Agent (together with its successors and assigns in such capacity, the "Secured Party").

                                    RECITALS

                  A. Grantor, NationsBank of Texas, N.A. ("NationsBank"), Whitney National Bank ("Whitney"), First National Bank of Commerce ("FNBC"), and NationsBank, as Agent, entered into that certain Loan Agreement, originally dated as of January 31, 1986, as amended and restated in its entirety as of March 31, 1997, and as further amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of December 31, 1997, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of November 30, 1998, that certain Limited Waiver and Third Amendment to Amended and Restated Loan Agreement, dated as of June 30, 1999, that certain Fourth Amendment to Amended and Restated Loan Agreement, dated as of June 30, 2000, that certain Fifth Amendment to Amended and Restated Loan Agreement, dated as of October 30, 2000, that certain Sixth Amendment to Amended and Restated Loan Agreement, dated as of November 30, 2000, that certain Seventh Amendment to Amended and Restated Loan Agreement, dated as of December 29, 2000, that certain Eighth Amendment to Amended and Restated Loan Agreement and Limited Waiver dated as of March 29, 2001, and that certain Ninth Amendment to Amended and Restated Loan Agreement dated as of April 30, 2001 (as so amended, the "Existing Loan Agreement").

                  B. The obligations of Grantor under the Existing Loan Agreement are secured, in part, by that certain Amended and Restated Security Agreement dated March 31, 1997 by Grantor in favor of the NationsBank, as Agent (as amended from time to time, the "Existing Security Agreement"), which Security Agreement was recorded at 1:53 p.m. on May 12, 1997 as conveyance number YY018504 with the Federal Aviation Administration and amended and supplemented as reflected on Schedule III attached hereto.

                  C. Grantor, Bank of America (successor by merger to NationsBank), Whitney and Bank One, NA (successor by merger to FNBC) are entering into that certain Second Amended and Restated Loan Agreement dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, all extensions, renewals, restatements, rearrangements and refundings thereof, the "Loan Agreement"), pursuant to which, among other things, the term and revolving loans under the Existing Loan Agreement are being extended, renewed and increased.

                  D. It is a condition precedent to the effectiveness of the Loan Agreement and the transactions contemplated thereby that Grantor shall have amended and restated the Existing Security Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and the Secured Party hereby agree as follows:

                  SECTION 1. Defined Terms and Related Matters.

         (a) Unless otherwise defined herein, the terms defined in Article 9 of the Uniform Commercial Code as enacted in the State of Louisiana (as the same may from to time be amended, modified or in effect, the "Code") are used herein as defined therein.

         (b) As used herein the terms set forth below have the meanings set forth below.

                  "Banks" means, collectively, Bank of America, Whitney, Bank One, NA and each other lender from time to time party to the Loan Agreement.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including such bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Borrower Parties" means the Grantor, Air Evac Services, Inc. and any other Persons (except Agent, the Creditors and any of their respective affiliates) from time to time party to a Loan Document.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where Agent's Office is located or New Orleans, Louisiana.

                  "Capital Lease" means with respect to any Person any lease which should, in accordance with GAAP, be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) be required to be disclosed in a note to such a balance sheet.

                  "Creditors" means the Banks and any and all Swap Providers.

                  "Event of Default" means any of the events specified in
Section 8.01 of the Loan Agreement.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Agent.

                  "Governmental Authority" means (i) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or
(iii) any court, administrative tribunal or public utility.

                  "Guaranty Agreement" means that certain Guaranty Agreement, of even date herewith, executed by Air Evac Services, Inc. in favor of Agent.

                  "Guaranty Obligation" means, as to any Person, any (i) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (ii) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Indebtedness" means, as to any Person at a particular time, all items (other than capital stock and surplus) which, in accordance with GAAP, would be shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined. Except as otherwise agreed in writing by the Requisite Banks, "Indebtedness" shall also mean, whether or not so reflected, (i) all debt, obligations and liabilities secured by any Lien existing on property owned by such Person if such property shall be subject to such Lien, whether or not the debt, obligations or liabilities secured thereby shall have been assumed; (ii) all obligations of such Person under any lease which is a Capital Lease or any lease which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder; (iii) all Guaranty Obligations of such Person; (iv) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any other Person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered; and (v) all obligations of such Person (contingent or direct) in respect of letters of credit issued for the account of such Person or other extensions of credit to such Person.

                  "Letter of Credit Application" means an application with regard to a letter of credit issued under the Loan Agreement.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

                  "Loan Documents" means the Loan Agreement and each Note, each Security Document, each Letter of Credit Application, each request for extension of credit, each compliance certificate, each certificate, each fee letter, and each other instrument, document and agreement from time to time delivered in connection with the Loan Agreement.

                  "Maximum Rate" means the maximum rate of non-usurious interest permitted by applicable law.

                  "Notes" means all Term Notes and Revolving Credit Notes made by Grantor in favor of the Banks.

                  "Permitted Liens" means Liens expressly permitted under
Section 7.02 of the Loan Agreement.

                  "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

                  "Requisite Banks" has the meaning set forth in the Loan Agreement.

                  "Revolving Credit Note" means a note evidencing revolving credit loans made by a Bank, pursuant to the Loan Agreement, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

                  "Security Agreements" means collectively (i) this Amended and Restated Security Agreement, (ii) the Security Agreement, dated as of even date herewith executed by Air Evac Services, Inc. in favor of Agent, and (iii) all other security agreements executed on or after the date hereof by any of the Borrower Parties and (iv) any and all supplements, modifications or amendments or restatements of the foregoing.

                  "Security Documents" means the Security Agreements, the Guaranty Agreement, and all other documents, agreements, instruments, financing statements, financing statement changes and continuation statements heretofore, now or hereafter executed or delivered by any Person in connection with, or as security for the payment of the credit extended under the Loan Documents.

                  "Swap Agreement" means any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or which Grantor is a party or a beneficiary, together with all schedules thereto and the confirmations thereunder, as may be further amended, modified, restated or supplemented (including, without limitation, amendments, modifications, restatements or supplements which have the effect of increasing the notional amount, liabilities or obligations thereunder).

                  "Swap Provider" means any Bank, or any affiliate of such Bank which is a party to a Swap Agreement, as permitted by the Loan Agreement, and has agreed in writing to be bound by the terms of the Loan Agreement.

                  "Term Note" a note evidencing term loans made by a Bank, pursuant to the Loan Agreement, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

         SECTION 2. Grant of Security Interest. Grantor hereby collaterally assigns and pledges to the Secured Party for the equal and ratable benefit of the Creditors, and hereby reconfirms its collateral assignment and pledge to the Secured Party for the equal and ratable benefit of the Creditors under the Existing Security Agreement of, and hereby grants to the Secured Party for the equal and ratable benefit of the Creditors, and hereby reconfirms its grant to the Secured Party for the equal and ratable benefit of the Creditors under the Existing Security Agreement of, a security interest in all of Grantor's right, title and interest in and to the following (the "Collateral"):

I. All aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios and other communication equipment, together with all other aircraft appliances, instruments, mechanisms, apparatus, appurtenances, accessories and parts or components thereof of Grantor maintained at the locations described in Schedule I attached hereto and made a part hereof, now or hereafter existing, whether acquired by purchase or otherwise and whether held by Grantor for use in its business or held by Grantor for sale or lease or to be furnished by Grantor under contracts of services and all proceeds and products thereof and accessories thereto together with the right to receive proceeds attributable to the sale, lease, insurance loss, or condemnation of such property; rights under service, maintenance, or warranty contracts with regard to such property; and rights under trade names, patents, or copyrights that are subject to use in connection with the property (excluding, however, all such parts or products installed in any engine-powered device that is used or intended to be used for flight in the air which are not otherwise covered by paragraph II hereof).

II. All aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios and other communication equipment, together with all other aircraft appliances, instruments, mechanisms, apparatus, appurtenances, accessories and parts or components thereof of Grantor wherever maintained, other than at the locations described in Schedule I attached hereto and made a part hereof, now or hereafter existing, whether acquired by purchase or otherwise and whether held by Grantor for use in its business or held by Grantor for sale or lease or to be furnished by Grantor under contracts of services and all proceeds and products thereof and accessories thereto together with the right to receive proceeds attributable to the sale, lease, insurance loss, or condemnation of such property; rights under service, maintenance, or warranty contracts with regard to such property; and rights under trade names, patents, or copyrights that are subject to use in connection with the property (excluding, however, all such parts or products installed in any engine-powered device that is used or intended to be used for flight in the air which are not otherwise covered by paragraph III hereof).

III. The helicopters, fixed-wing or other aircraft described in Schedule II attached hereto and made a part hereof, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communication equipment), parts, apparatus, appurtenances and accessories, now or from time to time hereafter incorporated or installed in or attached to or appertaining to one or more of said helicopters or aircraft, including without limitation those aircraft engines described in Schedule II attached hereto and made a part hereof, together with the right to receive proceeds attributable to the sale, lease, insurance loss, or condemnation of such property; rights under service, maintenance, or warranty contracts with regard to such property; and rights under trade names, patents, or copyrights that are subject to use in connection with the property, together with all proceeds and products thereof.

IV. All of Grantor's "accounts" and "general intangibles" giving rise to such "accounts," as each such term is defined in the Code, now owned or hereafter acquired by Grantor, including, without limitation, all accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Grantor (including, without limitation, under any trade names, styles or divisions thereof), whether arising out of goods sold or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor, and all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Grantor under all contracts for the sale of goods or the performance of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, as well as to enforce all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing, and all present and future general intangibles of Grantor in any way related or pertaining to the foregoing, including, without limitation, Grantor's books, records, files, computer discs and software relating to the foregoing.

The inclusion of proceeds in this Agreement does not authorize Grantor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby or by the Loan Agreement.

Grantor will maintain the Collateral described in paragraph I above at the locations specified in Schedule I attached hereto and made a part hereof.

                  SECTION 3. Security for Obligations. This Agreement secures the prompt and complete (a) payment of all debts, liabilities and obligations of Grantor to the Secured Party or any of the Creditors, now existing or hereafter incurred, due or to become due, under the Existing Loan Agreement, the Loan Agreement, any and all Swap Agreements, the Notes, the Existing Security Agreement, the Security Documents, each Letter of Credit Application and any other Loan Document, and (b) performance of all covenants and conditions by Grantor contained in the Loan Documents (including, without limitation, the covenants and conditions contained herein) and any Swap Agreement (all such obligations, covenants and conditions described in the foregoing clauses (a) and
(b) being hereinafter collectively referred to as the "Secured Obligations"), regardless of whether such obligations be direct or indirect, primary or secondary, joint or several, absolute or contingent, together with any and all renewals, modifications or extensions of such debts, obligations and liabilities, or any part thereof, whether for principal, interest, attorneys' fees, costs or otherwise (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due).

                  SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party or any Creditor of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Secured Party nor any Creditor shall have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party or any Creditor be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment in respect of which a security interest is granted hereunder.

                  SECTION 5. Representations and Warranties. Grantor hereby represents and warrants as follows:

                  (a) Upon the making of all filings and the taking of all other actions necessary to perfect the security interests created hereby, including, without limitation, those actions specified in Section 6(a) below, this Agreement will create valid first priority security interests in the Collateral (subject only to Permitted Liens) securing the payment of the Secured Obligations.

                  (b) Other than the filings and other actions described in
         Section 5.17 of the Loan Agreement and in Section 6 below, to perfect the security interests created by this Agreement, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, is required for the perfection of or the exercise by the Secured Party of the rights and remedies of the Creditors and the Secured Party hereunder.

                  (c) Grantor's only taxpayer identification number is 72-0395707. Grantor will not change its taxpayer identification number unless it has given the Secured Party prior written notice and has taken such action as is necessary to cause the security interest of the Secured Party in the Collateral to continue to be perfected. If Grantor's taxpayer identification number is changed by an entity other than Grantor, then Grantor will give the Secured Party written notice within one month thereafter and will take such action as is necessary to cause the security interest of the Creditors and the Secured Party in the Collateral to continue to be perfected.

                  (d) Grantor is an "air carrier" holding a certificate under 49 U.S.C.A. Section 44705 and the regulations promulgated thereunder.

                  SECTION 6. Further Assurances.

                  (a) Grantor authorizes the Secured Party to file financing statements (Form UCC-1), and any necessary amendments thereto or continuations thereof, and other security documents executed by Grantor in those offices and locations necessary in the opinion of the Secured Party to perfect the security interests granted herein. Grantor further agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interests granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce the Creditors' rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) Grantor authorizes the Secured Party to file a carbon, photographic or other reproduction of this Agreement as a financing statement or to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law.

                  SECTION 7. Insurance. Grantor shall at its own expense maintain insurance with respect to the Collateral required by the terms of the Loan Agreement.

                  SECTION 8. Transfers and Other Liens. Except as permitted by the Loan Agreement, Grantor shall not:

                  (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, and

                  (b) create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the Indebtedness of any Person.

                  SECTION 9. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints the Secured Party, effective upon the occurrence of an Event of Default and the acceleration of the Secured Obligations, Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above, and

                  (c) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Creditors and the Secured Party.

                  SECTION 10. Secured Party May Perform. If Grantor fails to perform any agreement contained herein and such violation shall not have been remedied within 30 days, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party (including reasonable attorneys' fees) incurred in connection therewith shall be payable by Grantor under Section 13.

                  SECTION 11. The Secured Party's Duties. The powers conferred on the Secured Party and the Creditors hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon the Secured Party or any Creditor to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, neither the Secured Party nor any Creditor shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  SECTION 12. Remedies. Upon the occurrence of any Event of Default and the acceleration of any of the Secured Obligations:

                  (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under Chapter 9 of the Code (whether or not the Code applies to the affected Collateral) and in addition thereto and cumulative thereof, the following rights (to the extent allowed by the Code): the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral, and for that purpose, the Secured Party may enter upon any premises on which the Collateral may be situated and remove the same therefrom and/or may render the Collateral inoperable; the Secured Party may require Grantor to, and Grantor hereby agrees that it will, at its expense and upon the request of the Secured Party, forthwith assemble all or part of the Collateral and all documents relating to the Collateral as directed by the

         Secured Party and make the Collateral available to the Secured Party at a place to be designated by the Secured Party; without notice except as specified below, sell the Collateral in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and, to the extent permitted by law, upon such other terms as the Secured Party may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, the Secured Obligations in the order provided in Section 8.03 of the Loan Agreement.

                  (c) Additionally, and not by way of limitation: Grantor hereby acknowledges the Secured Obligations secured hereby whether now existing or hereafter arising, and confesses judgment in favor of the Creditors and does by these presents agree and stipulate that, upon the occurrence of an Event of Default, the entire Secured Obligations whatever the form thereof, shall at the option of the Creditors pursuant to the terms of the Loan Agreement, become due and payable immediately, without presentment, demand for payment, protest or notice of nonpayment, dishonor or protest or any other notice or demand of any kind and the Secured Party may, without making demand and without notice of or putting in default, all the same being hereby expressly waived, enforce payment in full of all the Secured Obligations, and cause all and singular the Collateral to be seized and sold by executory process under the laws of the State of Louisiana issued by any competent court, and to proceed with the enforcement of this Agreement in any manner prescribed by law. Grantor hereby waives the benefit of any laws or parts of laws relating to the appraisement of the property seized and sold under executory process or other legal process and consents that the Collateral be sold without appraisement at public or private sale. Grantor further consents to any of the Creditors purchasing the Collateral at such sale.

         Grantor hereby expressly waives:

         (1) The benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same;

         (2) The demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

         (3) The notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

         (4) The three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and

         (5) The benefit of the other provisions of Articles 2331, 2722 and 2733, Louisiana Code of Civil Procedure and the benefit of any other articles or laws relating to rights or appraisement, notice, or delay not specifically mentioned above and Grantor hereby expressly agrees to the immediate seizure of the Collateral in the event of suit thereon.

                  (d) All rights and remedies of the Secured Party and the Creditors expressed herein are in addition to all other rights and remedies possessed by the Secured Party and the Creditors in the Loan Documents and the Swap Agreements.

                  SECTION 13. Indemnity, Expenses and Interest.

                  (a) Grantor agrees upon demand to pay to the Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by Grantor to perform or observe any of the provisions hereof provided such failure shall not have been remedied within 30 days.

                  (b) Grantor agrees to pay interest on any expenses or other sums due to the Secured Party hereunder that are not paid when due at a rate per annum equal to the lesser of (i) the Maximum Rate or (ii) 3% above the Base Rate.

                  SECTION 14. Amendments, Etc. Subject to any provision in the Loan Agreement to the contrary, no amendment or waiver of any portion of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Creditors, and then such waiver or consent shall be effective only in the specific instance for the specific purpose for which given.

                  SECTION 15. Addresses for Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be given in accordance with the terms of the Loan Agreement.

                  SECTION 16. Security Interests Absolute. All rights of the Secured Party and the Creditors, all obligations of Grantor hereunder and the security interests hereunder, shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of the Loan Agreement, any Swap Agreement or any of the other Loan Documents or any other agreement or security document relating thereto or executed in connection with or pursuant to the Existing Loan Agreement, the Loan Agreement, any Swap Agreement, the Existing Security Agreement or any other Loan Document;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any Swap Agreement or any other Loan Document;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Secured Obligations or in respect of this Agreement.

                  SECTION 17. Continuing Security Interests. This Agreement creates a continuing security interest in the Collateral and shall (a) remain in full force and effect until (i) termination of the obligations of the Banks to make Loans and termination of any and all Swap Agreements, and (ii) payment in full thereafter of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns and (c) inure to the benefit of the Secured Party, the Creditors and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party and the Creditors may assign or otherwise transfer any of their respective rights under this Agreement to any other Person, and such Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to the Secured Party or the Creditors, as the case may be. Upon the payment in full of the Secured Obligations and the termination of any commitments to make any extensions of credit with respect to the Loan Documents, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 18. Waiver of Marshaling. All rights of marshaling of assets of Grantor, including any such right with respect to the Collateral, are hereby waived by Grantor.

                  SECTION 19. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  SECTION 20. Termination of Agreement; Release of Security Interests. Upon the payment in full of the Secured Obligations and the termination of any commitments to make any extensions of credit with respect to the Loan Documents, this Agreement shall terminate and be of no further force and effect and the Secured Party shall, at the expense of Grantor, execute and deliver to Grantor such documents and instruments reasonably requested by Grantor to evidence the release of the security interests created by this Agreement; provided, however, notwithstanding the termination of, and the release of the security interests created by, this Agreement, the obligations of Grantor and the rights of the Secured Party and the Creditors under Sections 4 and 13 shall survive such termination and release.

                  SECTION 21. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of Grantor in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Secured Obligations. Any investigation by the Creditors shall not diminish in any respect whatsoever their rights to rely on such representations and warranties.

                  SECTION 22. Separability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and Grantor agrees that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

                  SECTION 23. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

                  SECTION 24. Amendment and Restatement; Confirmation of Liens. This Agreement amends and restates the Existing Security Agreement in its entirety and shall not affect a novation of, but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of the Liens created by the Existing Security Agreement. Grantor agrees that the execution of this Agreement, the Loan Agreement and the other documents relating thereto shall not in any way release, diminish, impair, reduce or otherwise affect the Liens created by the Existing Security Agreement.

                  SECTION 25. No Waiver; Remedies. No failure on the part of the Secured Party or any Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 26. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, except as required by mandatory provisions of law and except to the extent that remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Louisiana.

                  SECTION 27. INTEGRATION. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  SECTION 28. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.



                            [REMAINDER OF PAGE BLANK.
                            SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, the undersigned have caused this Second Amended and Restated Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                              GRANTOR:

                                              PETROLEUM HELICOPTERS, INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:


                                              SECURED PARTY:

                                              BANK OF AMERICA, N.A., AS AGENT


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I

                              COLLATERAL LOCATIONS

                                [To be attached]

                                   SCHEDULE II



                            HELICOPTERS AND AIRCRAFT





                                     ENGINES



                                [To be attached]

                                  Schedule III

                           AMENDMENTS AND SUPPLEMENTS

                                [To be attached]

                                    EXHIBIT D


                       FORM OF AIR EVAC SECURITY AGREEMENT

                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT (the "Agreement"), dated as of July 3, 2001, made by AIR EVAC SERVICES, INC., a Louisiana corporation ("Grantor") to BANK OF AMERICA, N.A. ("Bank of America"), as Agent (together with its successors and assigns in such capacity, the "Secured Party").

                                    RECITALS

                  A. Petroleum Helicopters, Inc. (the "Borrower"), Bank of America, Whitney National Bank and Bank One, NA have entered into that certain Second Amended and Restated Loan Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, all extensions, renewals, restatements, rearrangements and refundings thereof, the "Loan Agreement").

                  B. The Grantor is a wholly-owned subsidiary of the Borrower has guaranteed certain obligations and liabilities of the Borrower pursuant to that certain Guaranty Agreement dated as of even date herewith (the "Guaranty Agreement"), made by Grantor to and in favor of the Guaranteed Parties (as defined therein).

                  C. It is a condition precedent to the extensions of credit pursuant to the Loan Agreement and the transactions contemplated thereby that Grantor shall have executed and delivered this Agreement to the Secured Party for its benefit and the benefit of the Creditors (as defined in the Loan Agreement).

                  D. Accordingly, Grantor desires to execute this Agreement in order to satisfy such condition.

                  NOW, THEREFORE, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and the Secured Party hereby agree as follows:

                  SECTION 1. Defined Terms and Related Matters.

         (a) Unless otherwise defined herein, the terms defined in Article 9 of the Uniform Commercial Code as enacted in the State of Louisiana (as the same may from to time be amended, modified or in effect, the "Code") are used herein as defined therein.

         (b) As used herein the terms set forth below have the meanings set forth below.

                  "Banks" means, collectively, Bank of America, Whitney National Bank, Bank One, NA and each other lender from time to time party to the Loan Agreement.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including such bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Borrower Parties" means the Borrower, the Grantor and any other Persons (except Agent, the Creditors and any of their respective affiliates) from time to time party to a Loan Document.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where Agent's Office is located or New Orleans, Louisiana.

                  "Capital Lease" means with respect to any Person any lease which should, in accordance with GAAP, be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) be required to be disclosed in a note to such a balance sheet.

                  "Creditors" means the Banks and any and all Swap Providers.

                  "Event of Default" means any of the events specified in
Section 8.01 of the Loan Agreement.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Agent.

                  "Government Receivables" shall mean Receivables now or hereafter owing from the United States or from State Medicaid programs.

                  "Governmental Authority" means (i) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or
(iii) any court, administrative tribunal or public utility.

                  "Guaranty Obligation" means, as to any Person, any (i) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (ii) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Indebtedness" means, as to any Person at a particular time, all items (other than capital stock and surplus) which, in accordance with GAAP, would be shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined. Except as otherwise agreed in writing by the Requisite Banks, "Indebtedness" shall also mean, whether or not so reflected, (i) all debt, obligations and liabilities secured by any Lien existing on property owned by such Person if such property shall be subject to such Lien, whether or not the debt, obligations or liabilities secured thereby shall have been assumed; (ii) all obligations of such Person under any lease which is a Capital Lease or any lease which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder; (iii) all Guaranty Obligations of such Person; (iv) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any other Person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered; and (v) all obligations of such Person (contingent or direct) in respect of letters of credit issued for the account of such Person or other extensions of credit to such Person.

                  "Letter of Credit Application" means an application with regard to a letter of credit issued under the Loan Agreement.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

                  "Loan Documents" means the Loan Agreement and each Note, each Security Document, each Letter of Credit Application, each request for extension of credit, each compliance certificate, each certificate, each fee letter, and each other instrument, document and agreement from time to time delivered in connection with the Loan Agreement.

                  "Maximum Rate" means the maximum rate of non-usurious interest permitted by applicable law.

                  "Notes" means all Term Notes and Revolving Credit Notes made by the Borrower in favor of the Banks.

                  "Permitted Liens" means Liens expressly permitted under
Section 7.02 of the Loan Agreement.

                  "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

                  "Receivables" means, with respect to any Person, all Indebtedness presently existing or hereafter owing to such Person in connection with such Person's business, profession, occupation, or undertaking, including, but not limited to the sale of goods or the performance of services or the leasing of property, together with all proceeds thereof; excluding, however any indebtedness due to or arising out of claims in tort and indebtedness evidenced by a promissory note or a negotiable instrument.

                  "Requisite Banks" has the meaning set forth in the Loan Agreement.

                  "Revolving Credit Note" means a note evidencing revolving credit loans made by a Bank, pursuant to the Loan Agreement, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

                  "Security Agreements" means collectively (i) this Amended and Restated Security Agreement, (ii) the Security Agreement, dated as of even date herewith executed by Air Evac Services, Inc. in favor of Agent, and (iii) all other security agreements executed on or after the date hereof by any of the Borrower Parties and (iv) any and all supplements, modifications or amendments or restatements of the foregoing.

                  "Security Documents" means the Security Agreements, the Guaranty Agreement, and all other documents, agreements, instruments, financing statements, financing statement changes and continuation statements heretofore, now or hereafter executed or delivered by any Person in connection with, or as security for the payment of the credit extended under the Loan Documents.

                  "Swap Agreement" means any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or which the Borrower is a party or a beneficiary, together with all schedules thereto and the confirmations thereunder, as may be further amended, modified, restated or supplemented (including, without limitation, amendments, modifications, restatements or supplements which have the effect of increasing the notional amount, liabilities or obligations thereunder).

                  "Swap Provider" means any Bank, or any affiliate of such Bank which is a party to a Swap Agreement, as permitted by the Loan Agreement, and has agreed in writing to be bound by the terms of the Loan Agreement.

                  "Term Note" a note evidencing term loans made by a Bank, pursuant to the Loan Agreement, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

                  SECTION 2. Grant of Security Interest. Grantor hereby collaterally assigns and pledges to the Secured Party for the equal and ratable benefit of the Creditors, and hereby grants to the Secured Party for the equal and ratable benefit of the Creditors, a security interest in all of Grantor's right, title and interest in and to the following (the "Collateral"):

I. All aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios and other communication equipment, together with all other aircraft appliances, instruments, mechanisms, apparatus, appurtenances, accessories and parts or components thereof of Grantor maintained at the locations described in Schedule I attached hereto and made a part hereof, now or hereafter existing, whether acquired by purchase or otherwise and whether held by Grantor for use in its business or held by Grantor for sale or lease or to be furnished by Grantor under contracts of services and all proceeds and products thereof and accessories thereto together with the right to receive proceeds attributable to the sale, lease, insurance loss, or condemnation of such property; rights under service, maintenance, or warranty contracts with regard to such property; and rights under trade names, patents, or copyrights that are subject to use in connection with the property (excluding, however, all such parts or products installed in any engine-powered device that is used or intended to be used for flight in the air which are not otherwise covered by paragraph II hereof).

II. All aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios and other communication equipment, together with all other aircraft appliances, instruments, mechanisms, apparatus, appurtenances, accessories and parts or components thereof of Grantor wherever maintained, other than at the locations described in Schedule I attached hereto and made a part hereof, now or hereafter existing, whether acquired by purchase or otherwise and whether held by Grantor for use in its business or held by Grantor for sale or lease or to be furnished by Grantor under contracts of services and all proceeds and products thereof and accessories thereto together with the right to receive proceeds attributable to the sale, lease, insurance loss, or condemnation of such property; rights under service, maintenance, or warranty contracts with regard to such property; and rights under trade names, patents, or copyrights that are subject to use in connection with the property (excluding, however, all such parts or products installed in any engine-powered device that is used or intended to be used for flight in the air which are not otherwise covered by paragraph III hereof).

III. The helicopters, fixed-wing or other aircraft described in Schedule II attached hereto and made a part hereof, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communication equipment), parts, apparatus, appurtenances and accessories, now or from time to time hereafter incorporated or installed in or attached to or appertaining to one or more of said helicopters or aircraft, including without limitation those aircraft engines described in Schedule II attached hereto and made a part hereof, together with the right to receive proceeds attributable to the sale, lease, insurance loss, or condemnation of such property;

         rights under service, maintenance, or warranty contracts with regard to such property; and rights under trade names, patents, or copyrights that are subject to use in connection with the property, together with all proceeds and products thereof.

IV. All of Grantor's "accounts" and "general intangibles" giving rise to such "accounts," as each such term is defined in the Code, now owned or hereafter acquired by Grantor, and, in any event, all accounts receivable (including, without limitation, all health-care-insurance receivables and all Government Receivables, including without limitation, those arising pursuant to supplier agreements under the Medicare and Medicaid programs or otherwise arising out of services for which payment or reimbursement is made under the Medicare and Medicaid programs or by third party payors), book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Grantor (including, without limitation, under any trade names, styles or divisions thereof), whether arising out of goods sold or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor, and all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Grantor under all contracts for the sale of goods or the performance of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, as well as to enforce all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing, and all present and future general intangibles of Grantor in any way related or pertaining to the foregoing (excluding, however, licenses, permits and Medicare and Medicaid supplier agreements that by the terms thereof or applicable law may not be encumbered, assigned or otherwise transferred), including, without limitation, Grantor's books, records (except medical records), files, computer discs and software relating to the foregoing but subject to any applicable state or federal record retention requirements.

V. All of Grantor's rights under the Asset Purchase Agreement, the Services Agreement, effective as of January 1, 1998, between Samaritan Health System, an Arizona non-profit corporation, and Grantor, and all documents and instruments executed in connection with either of the foregoing agreements, together with all proceeds of any of the foregoing.

VI. All "deposit accounts" as such term is defined in the Code, including, without limitation, Account number 710786204 maintained by Grantor at Whitney National Bank, any other bank account (wherever located) into which proceeds of Receivables may at any time or from time to time be deposited, any lockbox, post office box or similar collection or cash management device or arrangement relating thereto, all checks and other items deposited from time to time therein, and the balance of all amounts from time to time on deposit therein, together with all proceeds of any of the foregoing.

The inclusion of proceeds in this Agreement does not authorize Grantor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby or by the Loan Agreement.

Grantor will maintain the Collateral described in paragraph I above at the locations specified in Schedule I attached hereto and made a part hereof.

                  SECTION 3. Security for Obligations. This Agreement secures the prompt and complete (a) payment of all Guaranteed Obligations (as defined in the Guaranty Agreement) and (b) performance of all other obligations, covenants and conditions by Grantor contained in any other Loan Documents to which the Grantor is or becomes a party (including, without limitation, the covenants and conditions contained herein) (all such obligations, covenants and conditions described in the foregoing clauses (a) and (b) being hereinafter collectively referred to as the "Secured Obligations"), regardless of whether such obligations be direct or indirect, primary or secondary, joint or several, absolute or contingent, together with any and all renewals, modifications or extensions of such debts, obligations and liabilities, or any part thereof, whether for principal, interest, attorneys' fees, costs or otherwise (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due).

                  SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party or any Creditor of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Secured Party nor any Creditor shall have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party or any Creditor be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment in respect of which a security interest is granted hereunder.

                  SECTION 5. Representations and Warranties. Grantor hereby represents and warrants as follows:

                  (a) Upon the making of all filings and the taking of all other actions necessary to perfect the security interests created hereby, including, without limitation, those actions specified in Section 6(a) below, this Agreement will create valid first priority security interests in the Collateral (subject only to Permitted Liens and other than Collateral consisting of Receivables under private insurance policies) securing the payment of the Secured Obligations. In the case of Collateral consisting of Receivables under private insurance policies, upon compliance by the parties with the provisions of such policies and any applicable state common law requirements, this Agreement will create valid security interests in such Collateral, securing the payment of the Secured Obligations.

                  (b) Other than the filings and other actions described in
         Section 5.17 of the Loan Agreement and in Section 6 below, to perfect the security interests created by this Agreement, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, is required for the perfection of or the exercise by the Secured Party of the rights and remedies of the Creditors and the Secured Party hereunder, except that in the case of Government Receivables the Secured Party must obtain a court order in compliance with federal and state anti-assignment laws in order to enforce the obligations of the account debtors in respect of such Government Receivables. Grantor has not assigned to others its rights with respect to Receivables under policies or contracts of insurance..

                  (c) Grantor's only taxpayer identification number is 72-1404705. Grantor will not change its taxpayer identification number unless it has given the Secured Party prior written notice and has taken such action as is necessary to cause the security interest of the Secured Party in the Collateral to continue to be perfected. If Grantor's taxpayer identification number is changed by an entity other than Grantor, then Grantor will give the Secured Party written notice within one month thereafter and will take such action as is necessary to cause the security interest of the Creditors and the Secured Party in the Collateral to continue to be perfected.

                  (d) Grantor is an "air carrier" holding a certificate under 49 U.S.C.A. Section 44705 and the regulations promulgated thereunder.

                  SECTION 6. Further Assurances.

                  (a) Grantor authorizes the Secured Party to file financing statements (Form UCC-1), and any necessary amendments thereto or continuations thereof, and other security documents executed by Grantor in those offices and locations necessary in the opinion of the Secured Party to perfect the security interests granted herein, including all such documents and agreements as may be required from time to time to comply with the Assignment of Claims Act of 1940, as in effect from time to time and the rules and regulations issued or promulgated thereunder (the "Assignment of Claims Act"), to the extent the Assignment of Claims Act is applicable to any of the Collateral, and to comply with state and federal statutes and regulations relating to the creation and perfection of security interests in Government Receivables and the proceeds thereof. Grantor further agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interests granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce the Creditors' rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) Grantor authorizes the Secured Party to file a carbon, photographic or other reproduction of this Agreement as a financing statement or to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law.

                  SECTION 7. Insurance. Grantor shall at its own expense maintain insurance with respect to the Collateral required by the terms of the Loan Agreement.

                  SECTION 8. Transfers and Other Liens. Except as permitted by the Loan Agreement, Grantor shall not:

                  (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, and

                  (b) create or suffer to exist any Lien (other than federal and state government rights of offset with respect to Government Receivables, to the extent that such rights may be characterized as constituting a Lien) upon or with respect to any of the Collateral to secure the Indebtedness of any Person.

                  SECTION 9. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints the Secured Party (other than with respect to Government Receivables, in which case such appointment shall be revocable), effective upon the occurrence of an Event of Default and the acceleration of the Secured Obligations, Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above,

                  (c) to apply funds deposited to any lockbox or deposit account to the payment of the Secured Obligations, and

                  (d) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Creditors and the Secured Party.

                  SECTION 10. Secured Party May Perform. If Grantor fails to perform any agreement contained herein and such violation shall not have been remedied within 30 days, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party (including reasonable attorneys' fees) incurred in connection therewith shall be payable by Grantor under Section 13.

                  SECTION 11. The Secured Party's Duties. The powers conferred on the Secured Party and the Creditors hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon the Secured Party or any Creditor to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, neither the Secured Party nor any Creditor shall have any duty as to any

Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  SECTION 12. Remedies. Upon the occurrence of any Event of Default and the acceleration of any of the Secured Obligations:

                  (a) Except with respect to Government Receivables as to which notice must be provided by the Secured Party to the applicable governmental or public authority or agency and a court order must be obtained by the Secured Party in order for it to enforce the obligations of the account debtor thereunder, the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under Chapter 9 of the Code (whether or not the Code applies to the affected Collateral, except that the Secured Party shall not have the right, absent a valid court order to such effect, to notify account debtors in respect of Government Receivables to make payments other than to Grantor) and in addition thereto and cumulative thereof, the following rights (to the extent allowed by the Code): the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral, and for that purpose, the Secured Party may enter upon any premises on which the Collateral may be situated and remove the same therefrom and/or may render the Collateral inoperable; the Secured Party may require Grantor to, and Grantor hereby agrees that it will, at its expense and upon the request of the Secured Party, forthwith assemble all or part of the Collateral and all documents relating to the Collateral as directed by the Secured Party and make the Collateral available to the Secured Party at a place to be designated by the Secured Party; without notice except as specified below and, except as may be required by the terms of the applicable policies or contracts in the case of private insurance Receivables, sell the Collateral in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and, to the extent permitted by law, upon such other terms as the Secured Party may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, the Secured Obligations in the order provided in Section 8.03 of the Loan Agreement.

                  (c) Additionally, and not by way of limitation: Grantor hereby acknowledges the Secured Obligations secured hereby whether now existing or hereafter arising, and confesses judgment in favor of the Creditors (but only to the extent permitted by law in the case of Government Receivables) and does by these presents agree and stipulate that, upon the occurrence of an Event of Default, the entire Secured Obligations whatever the form thereof, shall at the option of the Creditors pursuant to the terms of the Loan Agreement, become due and payable immediately, without presentment, demand for payment, protest or notice of nonpayment, dishonor or protest or any other notice or demand of any kind and the Secured Party may, without making demand and without notice of or putting in default, all the same being hereby expressly waived, enforce payment in full of all the Secured Obligations, and cause all and singular the Collateral to be seized and sold by executory process under the laws of the State of Louisiana issued by any competent court, and to proceed with the enforcement of this Agreement in any manner prescribed by law. Grantor hereby waives the benefit of any laws or parts of laws relating to the appraisement of the property seized and sold under executory process or other legal process and consents that the Collateral be sold without appraisement at public or private sale. Grantor further consents to any of the Creditors purchasing the Collateral at such sale.

         Grantor hereby expressly waives:

         (1) The benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same;

         (2) The demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

         (3) The notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

         (4) The three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and

         (5) The benefit of the other provisions of Articles 2331, 2722 and 2733, Louisiana Code of Civil Procedure and the benefit of any other articles or laws relating to rights or appraisement, notice, or delay not specifically mentioned above and Grantor hereby expressly agrees to the immediate seizure of the Collateral in the event of suit thereon.

                  (d) All rights and remedies of the Secured Party and the Creditors expressed herein are in addition to all other rights and remedies possessed by the Secured Party and the Creditors in the Loan Documents and the Swap Agreements.

                  SECTION 13. Indemnity, Expenses and Interest.

                  (a) Grantor agrees upon demand to pay to the Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by Grantor to perform or observe any of the provisions hereof provided such failure shall not have been remedied within 30 days.

                  (b) Grantor agrees to pay interest on any expenses or other sums due to the Secured Party hereunder that are not paid when due at a rate per annum equal to the lesser of (i) the Maximum Rate or (ii) 3% above the Base Rate.

                  SECTION 14. Amendments, Etc. Subject to any provision in the Loan Agreement to the contrary, no amendment or waiver of any portion of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Creditors, and then such waiver or consent shall be effective only in the specific instance for the specific purpose for which given.

                  SECTION 15. Addresses for Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be given in accordance with the terms of the Guaranty Agreement.

                  SECTION 16. Security Interests Absolute. All rights of the Secured Party and the Creditors, all obligations of Grantor hereunder and the security interests hereunder, shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of the Loan Agreement, any Swap Agreement or any of the other Loan Documents;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any Swap Agreement or any other Loan Document;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Secured Obligations or in respect of this Agreement.

                  SECTION 17. Continuing Security Interests. This Agreement creates a continuing security interest in the Collateral and shall (a) remain in full force and effect until (i) termination of the obligations of the Banks to make Loans and termination of any and all Swap Agreements, and (ii) payment in full thereafter of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns and (c) inure to the benefit of the Secured Party, the Creditors and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party and the Creditors may assign or otherwise transfer any of their respective rights under this Agreement to any other Person, and such Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to the Secured Party or the Creditors, as the case may be. Upon the payment in full of the Secured Obligations and the termination of any commitments to make any extensions of credit with respect to the Loan Documents, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 18. Waiver of Marshaling. All rights of marshaling of assets of Grantor, including any such right with respect to the Collateral, are hereby waived by Grantor.

                  SECTION 19. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  SECTION 20. Termination of Agreement; Release of Security Interests. Upon the payment in full of the Secured Obligations and the termination of any commitments to make any extensions of credit with respect to the Loan Documents, this Agreement shall terminate and be of no further force and effect and the Secured Party shall, at the expense of Grantor, execute and deliver to Grantor such documents and instruments reasonably requested by Grantor to evidence the release of the security interests created by this Agreement; provided, however, notwithstanding the termination of, and the release of the security interests created by, this Agreement, the obligations of Grantor and the rights of the Secured Party and the Creditors under Sections 4 and 13 shall survive such termination and release.

                  SECTION 21. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of Grantor in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Secured Obligations. Any investigation by the Creditors shall not diminish in any respect whatsoever their rights to rely on such representations and warranties.

                  SECTION 22. Separability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and Grantor agrees that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

                  SECTION 23. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

                  SECTION 24. No Waiver; Remedies. No failure on the part of the Secured Party or any Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 25. No Absolute Assignment of Government Receivables. In order to prevent possible violations of, among other statutes and regulations relating to Government Receivables, the Assignment of Claims Act and 42 U.S.C.
Section 1395u(b)(6), 42 U.S.C. Section 1396a(a)(32), 32 C.F.R. Section 199.7(j),
38 U.S.C. Section 1713, LSA-R.S. 46:111, Arizona Administrative Code Section R 9-22-704 and Texas Human Resources Code Ann. Section 32.036, this Agreement is not intended to be an absolute assignment of any Government Receivable.

                  SECTION 26. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, except as required by mandatory provisions of law and except to the extent that remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Louisiana.

                  SECTION 27. INTEGRATION. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  SECTION 28. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.



                            [REMAINDER OF PAGE BLANK.
                            SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                              GRANTOR:

                                              AIR EVAC SERVICES, INC.


                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


                                              SECURED PARTY:

                                              BANK OF AMERICA, N.A., AS AGENT


                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                   SCHEDULE I

                              COLLATERAL LOCATIONS

                                [To be attached]

                                   SCHEDULE II



                            HELICOPTERS AND AIRCRAFT





                                     ENGINES



                                [To be attached]

                                    EXHIBIT E


                           FORM OF GUARANTY AGREEMENT

                               GUARANTY AGREEMENT



                  This GUARANTY AGREEMENT, dated as of July 3, 2001, is made by Air Evac Services, Inc., a Louisiana corporation (the "Guarantor"), in favor of the Guaranteed Parties (as hereinafter defined).

                                    RECITALS:

         A. Petroleum Helicopters, Inc. (the "Borrower"), Bank of America, N.A. ("Bank of America"), Whitney National Bank ("Whitney"), Bank One, NA ("Bank One" and, together, with Bank of America, Whitney and the other lenders from time to time parties to the Loan Agreement, collectively, the "Banks"), Bank of America, as Issuing Bank, and Bank of America, as Agent, have entered into that certain Second Amended and Restated Loan Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, all extensions, renewals, restatements, rearrangements and refundings thereof, the "Loan Agreement"). Capitalized terms used but not defined herein have the meanings assigned to such terms in such Loan Agreement.

         B. As a condition precedent to the extensions of credit under the Loan Agreement and under certain Swap Agreements that the Borrower may enter from time to time with the Swap Providers (together with the Banks, collectively, the "Creditors"), the Creditors have required that the Guarantor execute and deliver this Guaranty Agreement in favor of the Creditors, the Issuing Bank and the Agent (collectively, the "Guaranteed Parties").

         C. The Guarantor is a wholly owned subsidiary of the Borrower and will derive substantial direct and indirect benefit from the extensions of credit under the Loan Agreement and the financial accommodations under the Swap Agreements.

         D. Accordingly, the Guarantor desires to execute this Guaranty in order to satisfy the condition described above in Recital B.

                  NOW, THEREFORE, for and in consideration of the premises and to induce the Banks to make Loans and the Issuing Bank to issue Letters of Credit to the Borrower pursuant to the Loan Agreement, and in order to induce the Swap Providers to execute, deliver and perform the Swap Agreements, the Guarantor hereby agrees with the Agent and the Guaranteed Parties as follows:

                  1. Defined Terms.

                  (a) As used herein, "Borrower Obligations" means the collective reference to the unpaid principal of and accrued and unpaid interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Loan Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Guaranteed Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, any other Loan Document or any Swap Agreement entered into by the Borrower for the benefit of any Guaranteed Party, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to Agent and/or to any Bank that are required to be paid by the Borrower pursuant to the terms of any Loan Document).

                  (b) As used herein, "Guaranteed Obligations" means the collective reference to (i) the Borrower Obligations, (ii) all obligations and liabilities of the Guarantor which may arise under or in connection with this Guaranty Agreement, any other Loan Document or any Swap Agreement to which the Guarantor is a party, in each case, whether on account of direct obligations, Guaranty Obligations, reimbursement obligations, principal, interest (including, without limitation, interest accruing at the then applicable rate provided in the Loan Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Guarantor or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Agent and/or to any Bank that are required to be paid by the Guarantor pursuant to the terms of this Guaranty Agreement or any other Loan Document to which it is a party) and (iii) all renewals, refundings, restructures and other refinancings of any thereof, including increases in the amount thereof.

                  (c) As used herein, "Guaranty Agreement" means this Guaranty Agreement, as amended, supplemented and otherwise modified from time to time.

                  (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty Agreement shall refer to this Guaranty Agreement as a whole and not to any particular provision of this Guaranty Agreement, and paragraph references are to this Guaranty Agreement unless otherwise specified.

                  (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.



                  2. Guarantee.

                  (a) This Guaranty Agreement constitutes a guaranty of payment and not of collection and is intended to be an absolute, irrevocable and unconditional guaranty of payment and performance, and the Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. In furtherance thereof, but subject to the provisions of the last sentence of this paragraph 2(a) and the provisions of paragraph 2(b), the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Agent for the benefit of itself and the Guaranteed Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

                  (b) Anything herein, in the Loan Agreement, any Swap Agreement or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable laws relating to the insolvency of debtors.

                  (c) The Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by any Guaranteed Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty Agreement. This Guaranty Agreement shall remain in full force and effect until the Guaranteed Obligations are indefeasibly paid in full and the Loan Agreement and the other Loan Documents are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Borrower Obligations.

                  (d) The Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty Agreement or affecting the rights and remedies of the Agent hereunder.

                  (e) No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other person or entity or received or collected by the Agent or any Guaranteed Party from the Borrower, the Guarantor, any other guarantor or any other person or entity by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder, which shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations up to the maximum liability of the Guarantor until the Guaranteed Obligations are indefeasibly paid in full and the Loan Agreement and the other Loan Documents are terminated.

                  3. Right of Contribution. The Guarantor shall be entitled to seek and receive contribution from and against any other guarantor of the Borrower Obligations. The Guarantor reserves its right of contribution which shall be subject to the terms and conditions of paragraph 5. The provisions of this paragraph 3 shall in no respect limit the obligations and liabilities of the Guarantor to the Agent and the Guaranteed Parties, and the Guarantor shall remain liable to the Agent and the Guaranteed Parties for the full amount guaranteed by the Guarantor hereunder.

                  4. Right of Set-off. On the occurrence and during the continuance of any default by the Guarantor under this Guaranty Agreement, any Loan Document or any Swap Agreement to which the Guarantor is a party or by the Borrower or any other person or entity obligated to the Agent or any Guaranteed Party under the Loan Agreement, any other Loan Document or any Swap Agreement, to the maximum extent permitted by applicable law, the Guarantor hereby irrevocably authorizes the Agent and each Guaranteed Party at any time and from time to time without notice to the Guarantor or any other guarantor of the Borrower Obligations, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured at any time held or owing by the Agent or any Guaranteed Party to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Agent or such Bank may elect, against and on account of the Guaranteed Obligations, whether or not the Agent or any such Guaranteed Party has made any demand for payment and although all or any part of the Guaranteed Obligations may be contingent or unmatured. The Agent will notify the Guarantor promptly of any such set-off (or if any Guaranteed Party has set-off, such Guaranteed Party will notify the Agent and the Guarantor thereof) and the application of the funds obtained thereby; provided, that, to the extent permitted by applicable law, the failure to give such notice shall not affect the validity of such set-off or such application. The rights of the Agent and the Guaranteed Parties under this paragraph 4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Guaranteed Parties may have.

                  5. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing by the Borrower on account of the Borrower Obligations are indefeasibly paid in full and the Loan Agreement, the other Loan Documents and the Swap Agreements are terminated. If any amount shall be paid to the Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Borrower Obligations have not been indefeasibly paid in full and the Loan Agreement, the other Loan Documents and the Swap Agreements have not been terminated, that amount shall be held by the Guarantor in trust for the Agent and the Guaranteed Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order and manner as the Agent may determine in its sole discretion.

                  6. Amendments, etc. with Respect to the Guaranteed Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agent or any Guaranteed Party may be rescinded by the Agent or such Guaranteed Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or other guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released, and the Loan Agreement, any other Loan Document and any Swap Agreement may be amended modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time existing for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Guaranteed Party shall have any obligation to protect, secure, perfect or insure any lien or security interest at any time held by it as security for the Guaranteed Obligations or for this Guaranty Agreement or any property subject thereto, and the Guarantor hereby expressly waives any defense it may have to its obligations and liabilities hereunder, under any other Loan Document or under any Swap Agreement as a result of any failure by the Agent or any Guaranteed Party to so protect, secure, perfect or insure any such lien or secured interest. When making any demand hereunder against the Guarantor, the Agent may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Agent to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of any of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Guaranteed Party against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

                  7. Guaranty Agreement Absolute and Unconditional. The Guarantor hereby expressly waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Agent or any Guaranteed Party on this Guaranty Agreement or acceptance of this Guaranty Agreement, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty Agreement, and all dealings between the Borrower and the Guarantor, on the one hand, and the Agent and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty Agreement. The Guarantor hereby expressly waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or on the Borrower or any other guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that this Guaranty Agreement shall be construed as a continuing, absolute and unconditional guaranty of payment and performance without regard to, and hereby knowingly, intentionally and irrevocably waives any defenses it may now or hereafter have in any way relating to, any of the following: (a) the validity, regularity or enforceability of the Loan Agreement, any other Loan Document or any Swap Agreement, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Guaranteed Party; (b) any defense, set-off or counterclaim (other than a defense of indefeasible payment) which may at any time be available to or be asserted by the Borrower or any other guarantor against the Agent or any Guaranteed Party; or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of the Guarantor under this Guaranty Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Agent may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other person or entity, against any collateral security or guaranty for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Agent to pursue such other rights or remedies or to collect any payments from the Borrower, any other guarantor or any such other person or entity or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any other guarantor or any such other person or entity or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent against the Guarantor. This Guaranty Agreement shall be effective as a waiver of, and the Guarantor hereby expressly waives, any and all rights to which the Guarantor may otherwise have been entitled under any suretyship laws of the State of Texas in effect from time to time, including, without limitation, any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. This Guaranty Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof and shall inure to the benefit of the Agent and the Guaranteed Parties and their respective successors, endorsees, transferees and assigns, until all the Guaranteed Obligations are satisfied by indefeasible payment in full and the Loan Agreement, the other Loan Documents and the Swap Agreements are terminated, notwithstanding that from time to time during the term of the Loan Agreement the Borrower may be free from any Borrower Obligations.

                  8. Reinstatement. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Agent or any Guaranteed Party on the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or on or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  9. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in United States dollars and in immediately available funds at the Agent's Office.

                  10. Representations and Warranties. The Guarantor hereby represents and warrants that:

                  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its properties, to lease and operate the properties it leases, to conduct the business in which it is currently engaged, is duly qualified and in good standing under the Laws of each jurisdiction where its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect;

                  (b) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty Agreement and the other Loan Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty Agreement and each of the other Loan Documents to which it is a party;

                  (c) this Guaranty Agreement and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law);

                  (d) the execution, delivery and performance of this Guaranty Agreement and the other Loan Documents to which it is a party will not violate any provision of any applicable law, rule or regulation or any contractual obligation of the Guarantor and will not result in or require the creation or imposition of any lien, security interest or other encumbrance of any kind on any of the properties or revenues of the Guarantor pursuant to any requirement of any applicable law, rule or regulation or any court order or decree applicable to the Guarantor or any of its properties or any contractual obligation of the Guarantor;

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other person or entity (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty Agreement or (except in the case of the collection under the Security Agreement from the account debtor in respect of Government Receivables, which requires a court order in compliance with applicable federal or state anti-assignment laws) any other Loan Document to which it is a party;

                  (f) there are no actions, suits or proceedings, claims or disputes pending, or to the best knowledge of the Guarantor, threatened at law, in equity, or in arbitration before any Governmental Authority, against the Guarantor or any of its properties or assets which (i) purport to affect or pertain to this Guaranty Agreement or any other Loan Document to which the Guarantor is a party, or any of the transactions contemplated hereby, or (ii) would reasonably be expected to have a Material Adverse Effect; and

                  (g) no injunction, writ, temporary restraining order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Guaranty, or directing that any other transaction provided for herein not be consummated as herein provided.

The Guarantor hereby agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date each Loan is made and the date of each Letter of Credit Action under the Loan Agreement on and as of such date of that Loan or Letter of Credit Action, as applicable, as though made hereunder on and as of that date.

                  11. Notices. All notices, requests and demands to or upon the Agent or any Guaranteed Party or the Guarantor to be effective shall be in writing (including by facsimile) and shall be deemed to have been duly given or made (i) when delivered by hand and signed for by recipient or (ii) four business days after being deposited in the mail, first class postage prepaid or
(iii) one business day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (iv) if by facsimile, when confirmed by telephone (not voicemail):

                  (a) if to the Agent or any Guaranteed Party, at its address or facsimile number for notices set forth in the Loan Agreement; and

                  (b) if to the Guarantor, at its address or facsimile number for notices set forth under its signature below.

The Agent, the Guaranteed Parties and the Guarantor may change their respective addresses and facsimile numbers for notices by notice in the manner provided in this paragraph 11.

                  12. Severability. Any provision of this Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. INTEGRATION. THIS GUARANTY AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  14. Amendments in Writing; No Waiver; Cumulative Remedies.

                  (a) None of the terms or provisions of this Guaranty Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Agent.

                  (b) Neither the Agent nor any Guaranteed Party shall by any act (except by a written instrument pursuant to paragraph 14(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  15. Section Headings. The Section headings used in this Guaranty Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  16. Successors and Assigns. This Guaranty Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and the

Guaranteed Parties and their respective successors and assigns; provided, that the Guarantor may not assign any of its rights or obligations under this Guaranty Agreement without the prior written consent of the Agent and each Guaranteed Party and any such purported assignment shall be null and void.

                  17. SUBMISSION TO JURISDICTION; WAIVERS.

                  (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH THE GUARANTOR IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT TO WHICH THE GUARANTOR IS A PARTY OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

                  (b) THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS GUARANTY AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE LOAN DOCUMENTS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (c) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO PARAGRAPH 11.

                  (d) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OR PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  (e) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS PARAGRAPH 17 ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES.

                  18. [INTENTIONALLY DELETED.]

                  19. GOVERNING LAW. THIS GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

                  20. COUNTERPARTS. THIS GUARANTY AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE DIFFERENT PARTIES HERETO ON SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

                  21. Security Documents. The obligations of the Guarantor are secured by certain of the Security Documents. The Guarantor shall comply with all terms and conditions of the Security Documents to which such Guarantor is a party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  22. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Guaranteed Parties.

                  23. Credit Agreement Covenants. The Guarantor covenants and agrees that on and after the date hereof and until the Commitment and all Swap Agreements have been terminated and no Loan or Letter of Credit remains outstanding (other than Letters of Credit, together with all fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Issuing Bank in its sole and absolute discretion) and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 10.13 of the Loan Agreement and analogous provisions in the Security Documents which are not then due and payable), the Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 6 or
Section 7 of the Loan Agreement, and so that no Default or Event of Default is caused by the actions of the Guarantor or any of its Subsidiaries.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                  AIR EVAC SERVICES, INC.


                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:


                                  Address for Notices:
                                  113 Borman Drive
                                  Municipal Airport
                                  Lafayette, LA 70508
                                  Attention:  Michael J. McCann
                                  Telephone:  (337) 272-4427
                                  Facsimile:  (337) 235-1357

                                   EXHIBIT H

                         FORM OF COMPLIANCE CERTIFICATE

                                       Financial Statement Date:
                                                                --------------

To:      Bank of America, N.A., as Agent

Ladies and Gentlemen:

         Reference is made to that certain Second Amended and Restated Loan Agreement dated as of July ___, 2001 among Petroleum Helicopters, Inc., a Louisiana corporation ("Borrower"), Banks from time to time party thereto, Bank of America, N.A., as Agent and Issuing Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned Responsible Officer hereby certifies as of the date hereof that he is the [________________] of Borrower, and that, as such, he is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

            [Use following for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower Parties during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period the Borrower Parties performed and observed all their respective Obligations under the Loan Documents, and

                                  [SELECT ONE:]

[TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of                    ,             .
   -------------------  ------------

                                          PETROLEUM HELICOPTERS, INC.

                                          By:
                                             ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------

        For the Quarter/Year ended ___________________("Statement Date")



                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)





I.   SECTION 7.12 -- CAPITAL EXPENDITURES.

     A.   Capital expenditures made during fiscal year to date:   $
                                                                   -------

     B.   Cash proceeds, net of direct selling expenses,
          received from the sale of any plant, property,
          equipment or other capital asset during such
          fiscal year                                             $
                                                                   -------

     C.   Maximum permitted capital expenditures
          ($25,000,000 + Line I.B.):                              $
                                                                   -------

     D.   Excess (deficient) for covenant compliance
          (Lines I.C - I.A):                                      $
                                                                   -------


II.  SECTION 7.14(A) - CONSOLIDATED CURRENT RATIO.


     A.   [TOTAL ASSETS OF THE BORROWER AND CONSOLIDATED
          SUBSIDIARIES WHICH WOULD BE SHOWN AS CURRENT
          ASSETS ON THE BALANCE SHEET OF THE BORROWER
          AND CONSOLIDATED SUBSIDIARIES PREPARED IN
          ACCORDANCE WITH GAAP](1) [CONSOLIDATED CURRENT
          ASSETS](2) for applicable measurement period:           $
                                                                   -------

     B.   [TOTAL LIABILITIES OF THE BORROWER AND
          CONSOLIDATED SUBSIDIARIES WHICH WOULD BE
          SHOWN AS CURRENT LIABILITIES ON THE
          BALANCE SHEET OF THE BORROWER AND CONSOLIDATED
          SUBSIDIARIES PREPARED AT SUCH TIME IN ACCORDANCE
          WITH GAAP](3)[CONSOLIDATED CURRENT LIABILITIES](4)
          for applicable measurement period:                      $
                                                                   -------

     C.   Consolidated Current Ratio (Line II.A /
          Line II.B):                                                to 1.00
                                                              ------

     Maximum permitted (1.75 to 1.00)



----------

(1)  Through and including the fiscal quarter ended September 30, 2001.

(2)  After fiscal quarter ended September 30, 2001.

(3)  Through and including the fiscal quarter ended September 30, 2001

(4)  After fiscal quarter ended September 30, 2001.

III. SECTION 7.14(B) - CONSOLIDATED TANGIBLE NET WORTH.

     A.   Consolidated Tangible Net Worth at Statement Date:

          1.   Par value (or value stated on the books
               of the Borrower) of all classes of the
               capital stock of the Borrower determined in
               accordance with GAAP:                              $
                                                                   -------

          2.   The amount of the consolidated surplus,
               whether capital or earned, of the Borrower
               and Consolidated Subsidiaries determined
               in accordance with GAAP:                           $
                                                                   -------

          3.   All deferred charges, patents, trade names,
               copyrights, licenses, franchises, goodwill,
               acquisition expenses, unamortized debt discount
               and expense and other intangible items
               determined in accordance with GAAP:                $
                                                                   -------

          4.   Consolidated Tangible Net Worth (Line III.A.1
               plus Line III.A.2 less Line III.A.3 ):             $
                                                                   -------

     B.   50% of Consolidated Net Income for each fiscal
          quarter ending after December 31, 2001
          (no reduction for losses):                              $
                                                                   -------

     C.   Minimum required Consolidated Tangible Net
          Worth (Line III.B plus $85,000,000):                    $
                                                                   -------

     D.   Excess (deficient) for covenant compliance
          (Line III.A.4. less Line III.C):                        $
                                                                   -------

IV.  SECTION 7.14(C) - MODIFIED CASH FLOW COVERAGE.

     A.   Consolidated Net Income for applicable
          measurement period:                                     $
                                                                   -------

     B.   Federal and state taxes measured on income
          of the Borrower and Consolidated Subsidiaries
          for applicable measurement period:                      $
                                                                   -------

     C.   Consolidated Interest Charges for applicable
          measurement period:                                     $
                                                                   -------

     D.   Rent Expense for applicable measurement period:         $
                                                                   -------

     E.   Depreciation and amortization of the
          Borrower and Consolidated Subsidiaries,
          for applicable measurement period                       $
                                                                   -------

     F.   Non-recurring significant charge the addition
          of which has been approved in writing by each
          of the Banks for applicable measurement
          period(5)                                               $
                                                                   -------

     G.   Line IV.A plus Line IV.B plus Line IV.C plus
          Line IV.D plus Line IV.E plus Line IV.F                 $
                                                                   -------

     H.   All payments of principal on Consolidated
          Indebtedness required to be paid during
          applicable measurement period under the
          terms governing such Consolidated Indebtedness          $
                                                                   -------

     I.   Consolidated Interest Charges required to
          be paid during applicable measurement period            $
                                                                   -------

     J.   Rent Expense required to be paid during
          applicable measurement period                           $
                                                                   -------

     K.   Line IV.H plus Line IV.I plus Line IV.J                 $
                                                                   -------

     L    Modified Cash Flow Coverage (Line IV.G /
          Line IV.K):                                            to 1.00
                                                         --------

         Minimum Required:

                                                       MINIMUM MODIFIED CASH
           FOUR CONSECUTIVE FISCAL QUARTERS ENDING          FLOW COVERAGE
          ----------------------------------------     ---------------------
          Through and including June 30, 2001              1.10 to 1.00
          Thereafter                                       1.25 to 1.00



----------

(5) From and including the four consecutive fiscal quarters ending December 31, 2000, through and including the four consecutive fiscal quarters of Borrower ending September 30, 2001, the Borrower may, to the extent the Non-Recurring Charges are included in determining Consolidated Net Income in accordance with GAAP and without duplication, add such Non-Recurring Charges to Consolidated Net Income in calculating the Modified Cash Flow Coverage for such accounting period

                                    EXHIBIT I

            FORM OF OFFICER'S CERTIFICATE AS TO RELEASE OF COLLATERAL


         The undersigned [CARROLL W. SUGGS/LANCE BOSPFLUG/MICHAEL MCCANN] the [CHAIRMAN OF THE BOARD/PRESIDENT/CHIEF FINANCIAL OFFICER] of Petroleum Helicopters, Inc., a Louisiana corporation (the "Company"), on my behalf and on behalf of the Company, hereby certifies as to the matters set forth in the numbered paragraphs below. The capitalized terms used and not defined herein are used with the same meaning assigned thereto in that certain Second Amended and Restated Loan Agreement, dated as of July ___, 2001 among the Company, Banks from time to time party thereto, and Bank of America, N.A., as Agent and issuing bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement").

1. The Company is currently and will be, immediately after giving effect to Amendment No. ____ dated ________, ____, to the Security Agreement relating to the Aviation Unit to be released (the "Amendment"), in full compliance with all of the provisions of the Agreement.

2. The helicopters or fixed-wing aircraft to be released consist of one or more complete Aviation Units.

3. The portion of the Aircraft remaining subject to the Security Interest consists of complete Aviation Units in the operating condition required by Section 6.14 of the Agreement to be maintained by the Company.

4. The Company has satisfied, or promptly hereafter will satisfy, the requirements of the proviso of Section 7.04(c) of the Agreement.

5. There is currently no Default or Event of Default under the Agreement, no such Default or Event of Default is imminent and no such Default or Event of Default will be precipitated or continued by the transactions contemplated herein. The Company is currently, and immediately after giving effect to the Amendment will be, in full compliance with each of the Security Documents.

                  IN TESTIMONY WHEREOF, I hereunto set over my hand and affix the corporate seal of the Company on this ___ day of _____________, ____.



                       ---------------------------------------------------------
                       [CARROLL W. SUGGS/LANCE BOSPFLUG/MICHAEL MCCANN] [CHAIRMAN OF THE BOARD/PRESIDENT/CHIEF FINANCIAL OFFICER]

                                    EXHIBIT J

                        FORM OF ASSIGNMENT AND ACCEPTANCE
                                                                        ,
                                                               --------- -------

         Reference is made to that certain Second Amended and Restated Loan Agreement dated as of July ___, 2001, among Petroleum Helicopters, Inc., a Louisiana corporation ("Borrower"), Banks from time to time party thereto, and Bank of America, N.A., as Agent and Issuing Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The assignor identified on the signature page hereto ("Assignor") and the assignee identified on the signature page hereto ("Assignee") agree as follows:

         1. (a) Subject to paragraph 11 below, effective as of the date written on Schedule 1 hereto (the "Effective Date"), Assignor irrevocably sells and assigns to Assignee without recourse to Assignor, and Assignee hereby irrevocably purchases and assumes from Assignor without recourse to Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to Assignor's rights and obligations under the Agreement.

                  (b) From and after the Effective Date, (i) Assignee shall be a party under the Agreement and will have all the rights and obligations of a Bank for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. Assignor and/or Assignee, as agreed by Assignor and Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Section 10.04(c) of the Agreement.

         2. On the Effective Date, Assignee shall pay to Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by Assignor and Assignee.

         3. Assignor and Assignee agree that all payments of principal, interest, fees and other amounts in respect of the Assigned Interest accruing from and after the Effective Date shall be for the account of Assignee, and all payments of such amounts in respect of the Assigned Interest accruing prior to the Effective Date shall remain for the account of Assignor. Assignor and Assignee hereby agree that if either receives any payment of such amounts which is for the account of the other, it shall hold the same in trust for such party and shall promptly pay the same to such party.

         4. Assignor represents and warrants to Assignee that:

                  (a) Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

                  (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the amount of all Outstanding Obligations relating to the Assigned Interest as of the Effective Date;

                  (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

                  (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of Assignor.

Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower Parties or the performance by any Borrower Party of its obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

         5. Assignee represents and warrants to Assignor and Agent that:

                  (a) it is an Eligible Assignee;

                  (b) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

                  (c) this Assignment and Acceptance constitutes the legal, valid and binding obligation of Assignee;

                  (d) under applicable Laws no tax will be required to be withheld by Agent or Borrower with respect to any payments to be made to Assignee hereunder or under any Loan Document, and prior to or concurrently with Agent's receipt of this Assignment and Acceptance, Assignee has delivered to Agent any tax forms required by Section 10.21 of the Agreement; and

                  (e) Assignee has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. Assignee has independently and without reliance upon Assignor or Agent and based on such information as Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Assignee will, independently and without reliance upon Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

         6. Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto.

         7. Assignee and assignor hereby request that the Agent request from the Borrower such replacement note(s) as are appropriate to reflect the transfer effected hereby.

         8. Assignor and Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

         9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that Assignee shall not assign its rights or obligations hereunder without the prior written consent of Assignor and any purported assignment, absent such consent, shall be void.

         10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Agreement.

         11. The effectiveness of the assignment described herein is subject to:

                  (a) if such consent is required by the Agreement, Assignor and Assignee obtaining the consent of Agent, Issuing Bank and/or Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to Agent, Assignor and Assignee hereby request any such required consent and request that Agent register Assignee as a Bank under the Agreement effective as of the Effective Date.

                  (b) receipt by Agent of (or other arrangements acceptable to Agent with respect to) any applicable assignment fee referred to in Section 10.04(c) of the Agreement and any tax forms required by Section 10.21 of the Agreement.

         By signing below, Agent agrees to register Assignee as a Bank under the Agreement, effective as of the Effective Date with respect to the Assigned Interest and will adjust the registered Pro Rata Share of Assignor under the Agreement to reflect the assignment of the Assigned Interest.

         12. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to Assignee.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.


                                         ASSIGNOR:

                                         ---------------------------------------



                                         By:
                                            ------------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------




                                         ASSIGNEE:



[ ]   Tax forms required by
      Section 10.21 of the Agreement
      included
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


(Signatures continue)

In accordance with and subject to Section 10.04 of the Loan Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:


[BORROWER]


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

BANK OF AMERICA, N.A.,
as Agent

By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------

                     SCHEDULE 1 TO ASSIGNMENT AND ASSIGNMENT


                              THE ASSIGNED INTEREST


EFFECTIVE DATE:
               ------------------



                               TYPE AND AMOUNT OF OUTSTANDING          ASSIGNED PRO RATA
  ASSIGNED COMMITMENT                OBLIGATIONS ASSIGNED                    SHARE
  -------------------          ------------------------------          -----------------

 $                             [type] $                                                   %
  ------------------                   ----------------------          ------------------

                     SCHEDULE 2 TO ASSIGNMENT AND ASSIGNMENT


                             ADMINISTRATIVE DETAILS

        (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account
                            and payment information)

                                  SCHEDULE 5.19

                                LOCATION OF PARTS

I.       PHI

             BASE                             P.O. BOX ADDRESS                            PHYSICAL ADDRESS
-------------------------------- -------------------------------------------- ------------------------------------------
Alexandria, LA                                                                Petroleum Helicopters, Inc.
                                                                              c/o Rapides Regional Hospital
                                                                              211 4th street
                                                                              Alexandria, LA 71301

Baton Rouge, LA                                                               Petroleum Helicopters, Inc.
                                                                              4343 Chuck Yeager Ave.
                                                                              Baton Rouge, LA 70807

Cameron, LA                      Petroleum Helicopters, Inc.                  Petroleum Helicopters, Inc.
                                 Post Office Box 386                          295 Beach Road
                                 Cameron, LA 70631                            Cameron, LA 70631

Fixed Wing Hangar, LA                                                         Petroleum Helicopters, Inc.
                                                                              119 Shepard Drive
                                                                              Lafayette, LA 70508-1073

Fourchon, LA                                                                  Petroleum Helicopters, Inc.
                                                                              318 A.J. Estay Road
                                                                              Port Fourchon, LA 70357

Galveston, TX                                                                 Mailing:
                                                                              Petroleum Helicopters, Inc.
                                                                              Galveston Airport
                                                                              2115 Terminal Drive #19
                                                                              Galveston Airport 77554

                                                                              Physical:
                                                                              2215 Terminal Drive
                                                                              Galveston, TX 77554

Houma, LA                                                                     Petroleum Helicopters, Inc.
                                                                              3650 Taxi Road
                                                                              Houma Air Base
                                                                              Houma, LA 70383

IHTI Grand Isle, LA              IHTI                                         INTI
                                 Post Office Box 760                          Hwy. 1
                                 Grand Isle, LA 70358                         Grand Isle, LA 70358

IHTI Intracoastal, LA                                                         IHTI
                                                                              Hwy. 333
                                                                              9701 Exxon (pvt) Rd.
                                                                              Abbeville, LA 70510

Intracoastal City, LA                                                         Petroleum Helicopters, Inc.
                                                                              24836 La. Hwy. 333
                                                                              Abbeville, LA 70510

Lafayette, LA                                                                 Petroleum Helicopters, Inc.
(Heliport)                                                                    203 Tower Drive (Heliport)
                                                                              Lafayette LA 70508-2149

Lafayette, LA (Plant 1)                                                       Mailing:
                                                                              Petroleum Helicopters, Inc.
                                                                              113 Borman Drive
                                                                              Lafayette, LA 70508-1073

                                                                              Physical:
                                                                              2001 SE Evangeline Thruway
                                                                              Lafayette, LA 70508

Lafayette, LA (Plant 2)                                                       Petroleum Helicopters, Inc.
                                                                              118 Shepard Drive
                                                                              Lafayette, LA 70508-1073

Lafayette, LA                                                                 Petroleum Helicopters, Inc.
(Warehouse)                                                                   114 Chaplin
                                                                              Lafayette, LA 70508-1073

Lake Charles, LA                 Petroleum Helicopters, Inc.                  Petroleum Helicopters
                                 Post Office Box 5908                         500 Airport Boulevard
                                 Lake Charles, LA 70606-5908                  Lake Charles, LA 70605

Morgan City, LA                  Petroleum Helicopters, Inc.                  Petroleum Helicopters, Inc.
                                 Post Office Box 599                          4008 Lake Palourde Rd.
                                 Amelia, LA 70430                             Morgan City, LA 70380

New Orleans (Heliport)           Petroleum Helicopters, Inc.                  Petroleum Helicopters, Inc.
                                 Post Office Box 23502                        5802 River Road
                                 Harahan, LA 70183                            Harahan, LA 70123

Port O'Connor, TX                Petroleum Helicopters, Inc.                  Petroleum Helicopters, Inc.
                                 Post Office Box 369                          Monroe Street
                                 Port O'Connor, TX 77982                      Port O'Connor, TX 77982

Rockport, TX                     Petroleum Helicopters, Inc.                  Petroleum Helicopters, Inc.
                                 Post Office Box 430                          225 John P. Wendell Road
                                 Fulton, TX 78358                             Aransas County Airport
                                                                              Fulton, TX 78358

Sabine, TX                       Petroleum Helicopters, Inc.                  Petroleum Helicopters, Inc.
                                 Post Office Box 1085                         10600 Gulfway Drive
                                 Sabine, TX 77655                             Sabine, TX 77655

Tennessee Gas                                                                 Petroleum Helicopters, Inc.
Pipeline, LA                                                                  El Paso Gas
                                                                              225 Aviation Road
                                                                              Houma, LA

Boothville, LA                                                                Mailing:
                                                                              38963 Highway 23
                                                                              Burns, LA 70041

                                                                              Physical:
                                                                              38963 Highway 23
                                                                              Boothville, LA 70038

II.      AIR EVAC

2630 Sky Harbor Blvd.
Phoenix, AZ 85034